UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CSX Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
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4) Date Filed:

2018 Proxy Statement

About CSX

CSX is a leading supplier of rail-based freight transportation in North America. But there’s more to CSX than you might expect. Learn all about CSX and discover what we’re doing for our customers, environment and communities at www.csx.com.

Principles of Scheduled Railroading

Operating Safely Maintain 100% compliance with safety and operating rules 100% of the time to protect our employees, our customers’ freight, and the communities in which we operate.	Valuing and Developing Employees Act with integrity, make sure employees know what’s expected of them and reward them when they do the right things, and always strive to get better.

Improving Customer Service
Do what we say we are going to do. Proactively communicate when we can’t meet our commitments. Be easy to do business with — make sure every interaction with the customer is a good interaction. Be as valuable to our customers as they are to us — when they win, we win.

	Controlling Costs Invest judiciously to support safety and service levels, while eliminating underperforming assets and excessive administrative costs.	Optimizing Asset Utilization Minimize our physical inventory, keeping just the right amount of assets to get the job done.

2	CSX CORPORATION 2018 PROXY STATEMENT

Letter to Our Shareholders

April 5, 2018

Dear Shareholder:

We cordially invite you to attend the 2018 Annual Meeting of Shareholders of CSX Corporation. The Annual Meeting will be held at 10:00 a.m. (EDT) on Friday, May 18, 2018, at the Prime F. Osborn III Convention Center, 1000 Water St, Jacksonville, FL 32204.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in the attached Proxy Statement. CSX also has made available with this Proxy Statement a copy of our 2017 Annual Report to Shareholders. We encourage you to read our 2017 Annual Report, which includes CSX’s audited financial statements and additional information about CSX’s business.

CSX has elected to provide electronic access to our proxy materials under the Securities and Exchange Commission’s “notice and access” rules. CSX believes that providing Internet access to our proxy materials increases the ability of our shareholders to review important information about the Company, while reducing the environmental impact of our Annual Meeting. For more information regarding electronic access or the Annual Meeting, please see the Questions and Answers section of this Proxy Statement or visit the Annual Meeting of Shareholders section of our Investor Relations website.

Every shareholder vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Please review the instructions for each of your voting options described in this Proxy Statement as well as in the Notice of Internet Availability you received in the mail or via email.

We look forward to seeing you at the Annual Meeting.

Sincerely,

James M. Foote
President and Chief Executive Officer

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Notice of 2018 Annual Meeting of Shareholders

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of CSX Corporation (“CSX” or the “Company”) will be held at 10:00 a.m. (EDT) on Friday, May 18, 2018, at the Prime F. Osborn III Convention Center, 1000 Water St, Jacksonville, FL 32204, for the purpose of considering and acting upon the following matters:

1	To elect the 13 director nominees named in the attached Proxy Statement to the Company’s Board of Directors;
2	To ratify the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2018;
3	To vote on an advisory (non-binding) resolution to approve compensation for the Company’s named executive officers;
4	To approve the 2018 CSX Employee Stock Purchase Plan; and
5	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The persons named as proxies will use their discretion to vote on other matters that may properly come before the Annual Meeting.

The above matters are described in the attached Proxy Statement. You are urged, after reading the attached Proxy Statement, to vote your shares by proxy using one of the following methods: (i) vote via the Internet or by telephone; or (ii) if you requested printed proxy materials, complete, sign, date and return your proxy card or voting instruction form if you hold your shares through a broker, bank or other nominee in the postage-paid envelope provided. This proxy is being solicited on behalf of the Company’s Board of Directors.

Only shareholders of record at the close of business on March 19, 2018, which is the record date for the Annual Meeting, are entitled to vote. The Notice of Internet Availability, the Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Annual Report”) are being mailed or made available to those shareholders on or about April 5, 2018.

By Order of the Board of Directors,

Nathan D. Goldman
Executive Vice President-Chief Legal Officer
and Corporate Secretary

4	CSX CORPORATION 2018 PROXY STATEMENT

4	Notice of 2018 Annual Meeting of Shareholders
6	Proxy Summary
12	Proxy Statement for 2018 Annual Meeting of Shareholders
12	What is the purpose of the Annual Meeting?
12	When and where will the Annual Meeting be held?
12	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
12	How do I get electronic access to the proxy materials?
12	Who is soliciting my vote?
12	Who is entitled to vote?
13	How many votes do I have?
13	How many shares must be present to hold the Annual Meeting?
13	What are the vote requirements for each proposal?
13	How do I vote?
13	Will my shares be voted if I do not provide voting instructions to my broker?
13	What happens if I return my proxy card but do not give voting instructions?
14	Can I change my vote?
14	What happens if other matters are properly presented at the Annual Meeting?
14	How are votes counted?
14	What happens if the Annual Meeting is postponed or adjourned?
14	How do I obtain admission to the Annual Meeting?
14	What is the deadline for consideration of shareholder proposals for the 2019 Annual Meeting of Shareholders?
14	Does the Board consider director nominees recommended by shareholders?
15	Item 1: Election of Directors
23	What are the directors’ qualifications to serve on the CSX Board of Directors?
23	What if a nominee is unable to serve as director?
24	Director Independence
24	Principles of Corporate Governance
25	Board of Directors’ Role in Risk Oversight
25	Board of Directors’ Role in Succession Planning
26	Transactions with Related Persons and Other Matters
27	Compensation Committee Interlocks and Insider Participation
28	Board Leadership and Committee Structure
32	Meetings of the Board and Executive Sessions
32	Director Compensation
33	2017 Directors’ Compensation Table
35	Item 2: Ratification of Independent Registered Public Accounting Firm
36	Fees Paid to Independent Registered Public Accounting Firm
36	Pre-Approval Policies and Procedures
37	Report of the Audit Committee
39	Compensation Discussion and Analysis
39	Executive Overview
43	Executive Compensation Practices
48	Base Salary
48	Short-Term Incentive Compensation
50	Long-Term Incentive Compensation
54	Benefits
55	Severance and Change-of-Control Agreements
58	2017 Summary Compensation Table
60	2017 Grants of Plan-Based Awards Table
62	2017 Outstanding Equity Awards at Fiscal Year End
63	2017 Option Exercises and Stock Vested Table
64	Pension Benefits Table
67	Nonqualified Deferred Compensation Table
68	Potential Payouts Under Change-of-Control Agreements
73	Report of the Compensation Committee
74	CEO Pay Ratio
75	Item 3: Advisory (Non-Binding) Vote to Approve the Compensation of CSX’s Named Executive Officers
76	Item 4: Approval of the CSX Employee Stock Purchase Plan
79	Other Matters
80	Security Ownership of Management and Certain Beneficial Owners
82	Section 16(a) Beneficial Ownership Reporting Compliance
83	Equity Compensation Plan Information
84	“Householding” of Proxy Materials
85	Notice of Electronic Availability of Proxy Materials
86	CSX Corporation 2018 Employee Stock Purchase Plan

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2017 performance, please review the 2017 Annual Report.

How to Cast Your Vote	Visit our Annual Meeting Website	Eligibility to Vote
By internet using a computer until 11:59 p.m. EDT on May 17, 2018 Visit 24/7 www.proxyvote.com
●Review and download easy to read, interactive versions of our Proxy Statement and 2017 Annual Report
●Sign up for future electronic delivery to reduce our impact on the environment

http://shareholder.broadridge.com/CSX
Attend our Annual Meeting of Shareholders
Date and Time: Friday, May 18, 2018 at 10:00 a.m. (EDT)
Place: Prime F. Osborn III Convention Center, 1000 Water St, Jacksonville, FL 32204

You can vote if you were a shareholder of record at the close of business on March 19, 2018, which is the record date for the Annual Meeting.
Voting Matters and Board Recommendation
The Board of Directors unanimously recommends a vote:
●FOR the election of the 13 director nominees named in this Proxy Statement;
●FOR the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2018;
●FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers as disclosed in these materials; and
●FOR the approval of the 2018 CSX Employee Stock Purchase Plan.

By internet using a smartphone or tablet until 11:59 p.m. EDT on May 17, 2018 Scan this QR code 24/7 to vote with your mobile device (may require free software)
By telephone until 11:59 p.m. EDT on May 17, 2018 Dial toll-free 24/7 1-800-690-6903
By mail received on or before May 17, 2018 Sign and date your proxy card or voting instruction form and send by mail

6	CSX CORPORATION 2018 PROXY STATEMENT

Proxy Summary

Board Nominees

	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIPS						OTHER PUBLIC COMPANY BOARDS
NAME			AUDIT	COMPENSATION	EXECUTIVE	FINANCE	GOVERNANCE	PUBLIC AFFAIRS
Donna M. Alvarado	2006		○	○				○	CoreCivic, Inc. Park National Corporation
John B. Breaux	2005				○		○	C	LHC Group, Inc.
Pamela L. Carter	2010				○	C	○		Broadridge Financial Solutions, Inc. Enbridge Inc. Hewlett-Packard Enterprise Company
James M. Foote	2017				C
Steven T. Halverson	2006		○	○
Paul C. Hilal	2017				○	○
Edward J. Kelly, III	2002			○	○		○		XL Group Ltd. MetLife Inc.
John D. McPherson	2008					○		○
David M. Moffett	2015		C		○	○			PayPal Holdings, Inc. Genworth Financial, Inc.
Dennis H. Reilley	2017		○		○	○	C		Marathon Oil Corporation DowDuPont Inc.
Linda H. Riefler	2017		○	○				○	MSCI, Inc.
J. Steven Whisler	2011		○			○			Brunswick Corporation International Paper Co.
John J. Zillmer	2017			C	○		○	○	Ecolab, Inc. Veritiv Corporation Performance Food Group Company

●	Chair
○	Member

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Proxy Summary

Board Snapshot

Skills and Experience

Our director nominees bring broad experience and expertise, and leadership and professional experience in areas relevant to CSX’s business and strategy. The qualifications and experience of our directors as a group include:

Business Operations	12/13	Risk Management	12/13
Corporate Governance	11/13	Marketing/Sales	9/13
Finance/Capital Allocation	11/13	Talent Management	12/13
Financial Expertise/Literacy	13/13	Transportation Industry	5/13
Government / Public Policy	8/13

Independence, Tenure, Age and Gender

Director Independence	Directors’ Average Tenure	Directors’ Average Age	Directors’ Gender
84% independent, including our Chairman	6.6 years	64 years	23% female
Independent: 11	Newer directors (1-5 years): 6	51 to 60: 2	Male: 10
Not Independent: 2	Medium-tenured directors (6-10 years): 3	61 to 70: 9	Female: 3
	Longer-tenured directors (over 10 years): 4	Over 70: 2

8	CSX CORPORATION 2018 PROXY STATEMENT

Proxy Summary

Corporate Governance Highlights

Directors elected annually	Independent Chairman of the Board	All directors in 2017 attended 80% or more of the Board and Committee meetings in 2017	Audit Committee, Compensation Committee and Governance Committee comprised solely of independent directors
Stock ownership guidelines for officers and directors	Bylaws providing proxy access and rights to call special meetings	Majority voting standard for the election of directors and director resignation policy	Executive sessions of non-management directors at all regular meetings	Our strong corporate governance practices demonstrate the Board’s commitment to enabling an effective structure to support the successful execution of CSX’s strategy

Business Highlights for 2017

CSX underwent transformational change in 2017. The late E. Hunter Harrison joined CSX in March 2017 as Chief Executive Officer and quickly began to implement his proven Precision Scheduled Railroad (“PSR”) business model prior to his unfortunate passing in December 2017. Aided by the PSR business model, CSX delivered a Company-record adjusted operating(1) ratio of 66.3% in 2017. In addition, CSX returned approximately $2.7 billion to shareholders in the form of dividends and share repurchases. For more detail on CSX’s performance in 2017, please see the 2017 Annual Report.

(1)

Adjusted operating income and adjusted operating ratio are non-GAAP financial measures that the Company believes provide meaningful information regarding operating results because they exclude certain significant items that are not considered indicative of future trends. Adjusted operating income for 2017 was calculated by taking GAAP operating income ($3,667 million) and adding back certain restructuring changes ($325 million) and subtracting certain tax reform benefits ($142 million). Adjusted operating ratio for 2017 was calculated by taking GAAP operating ratio (67.9%) and subtracting certain restructuring charges (2.8%) and adding back certain tax reform benefits (1.2%). For further details see page 38 of the 2017 Annual Report.

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Proxy Summary

Stock Performance Graph

The cumulative five-year shareholder returns on $100 invested at December 31, 2012, assuming reinvestment of dividends, are illustrated on the accompanying graph. The Company references the Standard & Poor’s 500 Stock Index (“S&P 500”), which is a registered trademark of the McGraw-Hill Companies, Inc., and the Dow Jones U.S. Transportation Average Index (“DJT”), which provide comparisons to a broad-based market index and other companies in the transportation industry.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

Target Compensation Mix for the Named Executive Officers

2018 CEO TARGET COMPENSATION MIX

Information regarding the compensation mix for the Chief Executive Officer (“CEO”) and each of the named executive officers (“Named Executive Officers” or “NEOs”) is set forth in the Summary Compensation Table. The tables indicate that 90% of the CEO’s target compensation and an average of 63% of the other Named Executive Officers’ target compensation is at risk and subject to the achievement of one or more performance goals. Due to Mr. Foote’s hiring date of October 25, 2017 and his appointment as CEO on December 22, 2017 following the death of E. Hunter Harrison, the target compensation mix for the CEO shown in the Summary Compensation Table is based on Mr. Foote’s target compensation for 2018.

2017 NEO TARGET COMPENSATION MIX (EXCLUDING CEO)

10	CSX CORPORATION 2018 PROXY STATEMENT

Proxy Summary

Executive Compensation Highlights

The table below highlights the 2017 compensation for the Named Executive Officers as disclosed in the Summary Compensation Table.

NAME AND TITLE	SALARY	BONUS	STOCK AWARDS	OPTION AWARDS		NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION	TOTAL
James M. Foote CEO and President	$149,919	$400,000	$1,027,812	$1,045,626		—	$8,849	$15,355	$2,647,561
Frank A. Lonegro Executive Vice President and CFO	$500,000	—	$1,950,165	$743,772		$715,500	$869,559	$34,684	$4,813,680
Mark K. Wallace Executive Vice President and Chief Administrative Officer	$450,362	$550,000	$2,316,531	$582,595		$825,000	$108,187	$378,989	$5,211,664
Sarah K. Brandt Senior Vice President and Chief Information Officer	$395,000	—	$731,318	$278,915		$502,440	$1,243,469	$22,890	$3,174,032
Peter J. Shudtz Vice President Federal Regulation	$354,113	$112,667	$292,518	$111,568		$450,432	$1,398,306	$11,450	$2,731,054
E. Hunter Harrison(1) Former President and CEO	$1,885,703	—	—	$115,884,000	(1)	$3,490,368	$600,339	$29,266,876	$151,147,286
Michael J. Ward Former CEO	$557,692	—	$8,775,720	$3,346,976		$954,000	$752,814	$195,743	$14,582,945
Fredrik J. Eliasson Former Executive Vice President – Chief Sales and Marketing Officer	$687,500	—	$2,437,695	$929,716		$1,400,000	$3,493,162	$2,120,907	$11,068,980
Ellen M. Fitzsimmons Former Executive Vice President – Law and Public Affairs, General Counsel and Corporate Secretary	$625,000	—	$1,950,165	$743,772		$1,125,000	$4,015,780	$1,849,755	$10,309,472
(1)	Mr. Harrison’s options were forfeited upon his death on December 16, 2017.

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Proxy Statement for 2018 Annual Meeting of Shareholders

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders above, including the election of the 13 director nominees named in this Proxy Statement, the ratification of the selection of the Independent Registered Public Accounting Firm (the “Independent Auditors”) of CSX for 2018, the consideration of an advisory (non-binding) vote on compensation for our Named Executive Officers and the approval of the 2018 CSX Employee Stock Purchase Program.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at 10:00 a.m. (EDT) on Friday, May 18, 2018 at the Prime Osborn III Convention Center, 1000 Water Street, Jacksonville, Florida 32204. The facility is accessible to persons with disabilities. If you have a disability, we can provide assistance to help you participate in the Annual Meeting upon request. If you would like to obtain directions to attend the Annual Meeting and vote in person, you can write to us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or call us at (904) 359-3256.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our 2017 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How do I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

●	view CSX’s proxy materials for the Annual Meeting on the Internet; and

●	instruct CSX to send future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of the printing and mailing of these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until terminated.

Who is soliciting my vote?

The Board of Directors of CSX (the “Board”) is soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting. The Company will pay the costs of preparing proxy materials and soliciting proxies, including the reimbursement, upon request, of trustees, brokerage firms, banks and other nominee record holders for the reasonable expenses they incur to forward proxy materials to beneficial owners. In addition to using mail, proxies may be solicited in person, by telephone or by electronic communication by officers and employees of the Company acting without special compensation.

Who is entitled to vote?

Only shareholders of record at the close of business on March 19, 2018 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof, unless a new record date is set in connection with any such adjournments or postponements. On March 19, 2018, there were issued and outstanding 878,521,874 shares of CSX common stock, the only outstanding class of voting securities of the Company.

12	CSX CORPORATION 2018 PROXY STATEMENT

Proxy Statement for 2018 Annual Meeting of Shareholders

How many votes do I have?

You will have one vote for every share of CSX common stock you owned at the close of business on the Record Date.

How many shares must be present to hold the Annual Meeting?

The Company’s bylaws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at any meeting of shareholders. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held of record by a broker, bank or other nominee that are voted on any matter are included in determining the number of shares present.

Shares held by a broker, bank or other nominee that are not voted on any matter at the Annual Meeting (“broker non-vote”) will not be included in determining whether a quorum is present.

Your vote is important and we urge you to vote by proxy even if you plan to attend the Annual Meeting.

What are the vote requirements for each proposal?

Election of Directors. In an uncontested election, a director is elected by a majority of votes cast for his or her election by the shares entitled to vote at a meeting at which a quorum is present. In accordance with the Company’s Corporate Governance Guidelines, in an uncontested election, any incumbent director nominated for re-election as a director who is not re-elected in accordance with the Company’s bylaws is required to promptly tender his or her resignation following certification of the shareholder vote. For more information on the procedures in these circumstances, see Principles of Corporate Governance below.

Other Proposals. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Auditors for 2018 (Item 2); proposal to approve, on an advisory (non-binding) basis, of the compensation of the Company’s NEOs (Item 3); and proposal to approve the 2018 CSX Employee Stock Purchase Plan (Item 4) will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions are not considered votes cast on any proposal and will have no effect on the outcome of the vote for Items 1, 2, 3 or 4. “Broker non-votes” are not considered votes cast on Item 1, Item 3 or Item 4, and will have no effect on the outcome of the vote. Brokers will have discretionary voting power regarding Item 2 in the event that beneficial owners, who own their shares in “street name,” do not provide voting instructions regarding Item 2.

How do I vote?

To vote by proxy, you must do one of the following:

Vote by Internet. If you are a shareholder of record, you can vote via the Internet by following the instructions in the Notice. The website address for Internet voting is indicated in the Notice. Internet voting is available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name” (that is, through a bank, broker or other nominee) please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote via the Internet.

Vote by Telephone. If you are a shareholder of record, you can vote your shares by telephone 24 hours a day by calling 1-800-690-6903 on a touch-tone telephone. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

Vote by Mail. If you requested printed proxy materials and choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided if you are a shareholder of record or your voting instruction card if you hold your shares in “street name.” Please promptly mail your proxy card or voting instruction card to ensure that it is received prior to the Annual Meeting.

You can also vote in person at the Annual Meeting. If you want to vote in person at the Annual Meeting and you hold your CSX stock in “street name,” you must obtain a legal proxy from your bank, broker or other nominee and bring that proxy to the Annual Meeting.

Will my shares be voted if I do not provide voting instructions to my broker?

If you hold your shares in “street name” through a bank, broker or other nominee, the bank, broker or other nominee is required to vote those shares in accordance with your instructions. If you do not give instructions to the banker, broker or other nominee, the bank, broker or other nominee will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

The proposal to ratify the appointment of Ernst & Young LLP as CSX’s Independent Auditors for 2018 is considered a discretionary item for which a bank, broker or other nominee will have discretionary voting power if you do not give instructions with respect to this proposal. The proposals to: (i) elect directors; (ii) vote on an advisory (non-binding) resolution on executive compensation; and (iii) vote on the approval of the 2018 CSX Employee Stock Purchase Plan, are non-routine matters for which a bank, broker or other nominee will not have discretionary voting power and for which specific instructions from owners who hold their shares in “street name” are required in order for a broker to vote your shares.

What happens if I return my proxy card but do not give voting instructions?

If you are a shareholder of record and sign, date and return the proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

The Board unanimously recommends a vote:

1.	FOR the election of the 13 director nominees named in this Proxy Statement;
2.	FOR the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Auditors for 2018;
3.	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Named Executive Officers as disclosed in these materials; and
4.	FOR the approval of the 2018 CSX Employee Stock Purchase Plan.

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Proxy Statement for 2018 Annual Meeting of Shareholders

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote or revoke your proxy any time before it is voted by delivering written notice to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, by timely receipt of a later-dated signed proxy card or written revocation, by a later vote via the Internet or by telephone, or by voting in person at the Annual Meeting. If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee if you wish to change your vote.

What happens if other matters are properly presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the enclosed proxy card will have discretion to vote on those matters for you. On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matters to be brought before the Annual Meeting.

How are votes counted?

Votes are counted by an independent inspector of elections appointed by the Company.

What happens if the Annual Meeting is postponed or adjourned?

Unless a new record date has been fixed, your proxy will still be in effect and may be voted at the reconvened meeting. You will still be able to change your vote or revoke your proxy with respect to any item until the polls have closed for voting on such item.

How do I obtain admission to the Annual Meeting?

You will be issued an admission ticket at the shareholder registration desk at the Annual Meeting. If you hold shares in your name, please be prepared to provide proper identification, such as a driver’s license or other government-issued identification. If you hold your shares through a broker, bank or other nominee, you will need proof of ownership, such as a recent account statement or letter from your broker, bank or other nominee, along with proper identification. If you are a duly appointed proxy for a shareholder, you must provide proof of your proxy power and proof of share ownership for the shareholder for whom you are a proxy. In addition, if you are authorized to represent a corporate or institutional shareholder, you must also present proof that you are the authorized representative of such shareholder.

For security reasons, attendees will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, audio tape recorders, video and still cameras, laptops and other portable electronic devices will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

What is the deadline for consideration of shareholder proposals for the 2019 Annual Meeting of Shareholders?

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement. A shareholder who wants to submit a proposal to be included in the proxy statement for the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) must send the proposal to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida, 32202, so that it is received on or before December 7, 2018, unless the date of the 2019 Annual Meeting is changed by more than 30 days from May 18, 2019, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2019 Annual Meeting.

Shareholder Proposals or Director Nominees Not to be Included in Next Year’s Proxy Statement. A shareholder who wants to nominate a director or submit a proposal that will not be in the proxy statement but will be considered at the 2019 Annual Meeting, pursuant to the CSX bylaws, must send it to the principal office of CSX so that it is received not earlier than the close of business on January 18, 2019, nor later than the close of business on February 17, 2019 unless the date of the 2019 Annual Meeting is more than 30 days before or more than 70 days after May 18, 2019, in which case the nomination or proposal must be received not earlier than the 120th day prior to the date of the 2019 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2019 Annual Meeting or the 10th day following the day on which the Company first publicly announces the date of the 2019 Annual Meeting.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access). In 2015, the Company amended its bylaws to allow “proxy access.” Pursuant to the proxy access bylaw, a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years may submit director nominees (up to the greater of two directors or the number of directors representing 20% of the Board) for inclusion in the Company’s proxy statement, subject to the other requirements set forth in the bylaws. To include a director nominee in the Company’s proxy statement for the 2019 Annual Meeting, the proposing shareholder(s) must send notice and the required information to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida, 32202, so that it is received by December 7, 2018.

Does the Board consider director nominees recommended by shareholders?

Yes. The Governance Committee of the Board will review recommendations as to possible nominees received from shareholders and other qualified sources. The Governance Committee will evaluate possible nominees received from shareholders using the same criteria it uses for other director nominees. Shareholder recommendations should be submitted in writing addressed to the Chair of the Governance Committee, CSX Corporation, 500 Water Street, C160, Jacksonville, Florida 32202, and should include a statement about the qualifications and experience of the proposed nominee, as discussed further below. Shareholders who wish to nominate a director nominee should do so in accordance with the nomination provisions of the Company’s bylaws. A shareholder nomination for the 2019 Annual Meeting must be delivered to the Company within the time periods described above and set forth in the Company’s bylaws.

14	CSX CORPORATION 2018 PROXY STATEMENT

Item 1: Election of Directors The Board unanimously recommends a vote FOR the election of the following Director nominees.

Thirteen directors are to be elected to hold office until the 2019 Annual Meeting and their successors are elected and qualified. Each of the nominees, other than Mr. Foote who was elected on December 22, 2017, was elected to the Board at the Company’s 2017 Annual Meeting of Shareholders. Ms. Riefler and Messrs. Hilal, Reilley and Zillmer were recommended by Company shareholder MR Argent Advisor LLC (“Mantle Ridge” and, together with its affiliated funds, the “Mantle Ridge Group”), which as of March 19, 2018 beneficially owned approximately 4.8% of the outstanding shares of CSX common stock and had additional economic exposure to 570,600 shares of CSX common stock under certain cash settled total return swaps. Mr. Hilal is the managing member of Mantle Ridge GP LLC, which is the general partner of Mantle Ridge LP, which is the sole member of Mantle Ridge.

On March 6, 2017, the Company entered into an agreement with the Mantle Ridge Group pursuant to which CSX agreed to nominate Ms. Riefler and Messrs. Hilal, Reilley and Zillmer to the Board at each the 2017 Annual Meeting and 2018 Annual Meeting. This agreement between Mantle Ridge and CSX is described under “Mantle Ridge Agreements” and is referred to in this Proxy Statement as the “MR Agreement.”

Nominees for Board membership are expected to be prominent individuals who demonstrate leadership and possess outstanding integrity, values and judgment. Directors and nominees must be willing to devote the substantial time required to carry out the duties and responsibilities of directors. In addition, each Board member is expected to represent the broad interests of the Company and its shareholders as a group, and not any particular constituency.

The Governance Committee has recommended to the Board, and the Board has approved, the persons named below as director nominees. The Board believes that each of the director nominees adds to the overall diversity of the Board. The director nominees bring a wide range of experience and expertise in management, railroad operations and financial markets. In addition, several of the director nominees are able to provide valuable perspective into the political and regulatory environments, as well as certain key markets. As of the date of this Proxy Statement, the Board has no reason to believe that any of the nominees named will be unable or unwilling to serve. There are no family relationships among any of these nominees or among any of the nominees and any executive officer of the Company. With the exception of the MR Agreement, there is no agreement or understanding between any nominee and any other person to which the nominee was selected.

Information regarding each director nominee follows. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

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Item 1: Election of Directors

BOARD DIVERSITY
CSX strives to cultivate an environment that embraces teamwork and capitalizes on the value of diversity.
The Governance Committee has a long-standing commitment to diversity and is guided by the Company’s diversity philosophy when considering director nominees. The Committee recognizes the importance of maintaining a Board with a broad scope of backgrounds and expertise that will expand the views and experiences available to the Board in its deliberations. Many factors are taken into account when evaluating director nominees, including their ability to assess and evaluate the Company’s strategies in the face of changing economic and regulatory environments that may impact customer and shareholder expectations. In addition, the Committee feels that candidates representing varied age, gender and cultural and ethnic backgrounds add to the overall diversity and viewpoints of the Board. The Governance Committee and the full Board believe that the director nominees listed below embody the breadth of backgrounds and experience necessary for a balanced and effective Board.

Donna M. Alvarado

Independent Director Nominee
Age: 69
Director since: 2006
CSX Committees:
Audit / Compensation / Public Affairs
Skills and Qualifications:
As a result of her experience in the public and private sector, Ms. Alvarado brings to the Board significant workforce planning expertise, which is complemented by her experience with the Ohio Board of Regents.
Other Public Directorships:
●CoreCivic, Inc.
●Park National Corporation

Biographical Information:
Donna M. Alvarado is the founder and current President of Aguila International, a business-consulting firm. Previously, Ms. Alvarado served as President and Chief Executive Officer of a global educational publishing company from 1989-1993. She has served on corporate boards in the manufacturing, banking, transportation and services industries. She has also led state and national workforce policy boards.

Ms. Alvarado previously served as Chairwoman of the Ohio Board of Regents. Following executive and legislative staff appointments at the U.S. Department of Defense and in the U.S. Congress, Ms. Alvarado was appointed by President Ronald Reagan to lead the federal agency ACTION, the nation’s premier agency for civic engagement and volunteerism, a position which she held from 1985-1989.

16	CSX CORPORATION 2018 PROXY STATEMENT

Item 1: Election of Directors

Senator John B. Breaux

Independent Director Nominee
Age: 74
Director since: 2005
CSX Committees:
Executive / Governance / Public Affairs (Chair)
Skills and Qualifications:
Senator Breaux’s extensive public policy and regulatory experience allows him to provide critical input on regulatory and legislative proposals that could have a material effect on railroad operations.
Other Public Directorships:
●LHC Group, Inc.

Biographical Information:
Senator John B. Breaux is a partner in the Breaux-Lott Leadership Group, a private consulting firm in Washington, D.C. owned by Squire Patton Boggs LLP. From 2005 through 2007, Senator Breaux served as Senior Counsel at Patton Boggs LLP. Senator Breaux held numerous leadership positions during his 14 years in the U.S. House of Representatives and 18-year tenure in the U.S. Senate, where he served on the House Public Works and Transportation Committee, the Senate Finance Committee and the Senate Commerce Committee. Senator Breaux also founded the Centrist Coalition of Senate Democrats and Republicans and served as chairman of the Democratic Leadership Council.

Pamela L. Carter

Independent Director Nominee
Age: 68
Director since: 2010
CSX Committees:
Executive / Finance (Chair) / Governance
Skills and Qualifications:
With strong operational experience and extensive service in government, Ms. Carter provides the Board with in-depth knowledge and insight into operations, technology, regulatory, legal and public policy matters.
Other Public Directorships:
●Broadridge Financial Solutions, Inc.
●Enbridge Inc.
●Hewlett-Packard Enterprise Company

Biographical Information:
Pamela L. Carter retired in July 2015 as Vice President of Cummins Inc. and President of Cummins Distribution Business, a division of Cummins Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems. Ms. Carter joined Cummins Inc. in 1997 as Vice President — General Counsel and held various management positions before her appointment in 2008 as President of Cummins Distribution Business, a $5 billion business with a global footprint.

Prior to her career with Cummins, Ms. Carter served in various capacities with the State of Indiana and in the private practice of law. Ms. Carter was the first woman and the first African-American to be elected to the office of Attorney General in Indiana. Ms. Carter also became the first African-American woman to be elected state attorney general in the U.S. She served as Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to Governor Evan Bayh, Executive Assistant for Health Policy & Human Services, and Securities Enforcement Attorney for the Office of the Secretary of State.

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Item 1: Election of Directors

James M. Foote

Management Director Nominee
Chief Executive Officer and President
Age: 64
Director since: 2017
CSX Committees:
Executive (Chair)
Skills and Qualifications:
Mr. Foote has expertise in railroad operations, including the PSR business model, and sales and marketing. He also provides the Board with significant knowledge and understanding of the Company and its business.
Other Public Directorships:
●None

Biographical Information:
James M. Foote, a senior executive with over 40 years of railroad industry experience in finance, operations and sales and marketing, was named Chief Executive Officer and President of CSX in December 2017 following the death of E. Hunter Harrison. Prior to this role, Mr. Foote served as Executive Vice President and Chief Operating Officer from October to December 2017. Before joining CSX, Mr. Foote was president and chief executive officer of Bright Rail Energy, a technology company formed in 2012 to design, develop and sell products that allow railroads to switch locomotives to natural gas power. Before heading Bright Rail, Mr. Foote was executive vice president, sales and marketing with Canadian National Railway Company. Mr. Foote joined Canadian National in 1995 as vice president – investor relations to assist the company’s privatization. He also served as vice president sales and marketing – merchandise at Canadian National.

Steven T. Halverson

Independent Director Nominee
Age: 63
Director since: 2006
CSX Committees:
Audit / Compensation
Skills and Qualifications:
Mr. Halverson’s expertise in the construction industry allows him to provide unique insight and perspective on the U.S. economy and certain CSX markets. In addition, through his roles with key organizations in Florida, Mr. Halverson provides broad leadership capabilities to the Board.
Other Public Directorships:
●None

Biographical Information:
Steven T. Halverson is the Chief Executive Officer of The Haskell Company, one of the largest design and construction firms in the United States. Prior to joining The Haskell Company in 1999, Mr. Halverson served as a Senior Vice President of M.A. Mortenson, a national construction firm. Mr. Halverson also serves as a director for GuideWell Insurance, Blue Cross Blue Shield of Florida, ACIG Insurance Co., the Florida Counsel of 100 (past chair), the Florida Chamber of Commerce (past chair), the Construction Industry Roundtable (past chair) and the Jacksonville Civic Council (past chair). From 2008 until its sale to McKesson Corporation in 2013, Mr. Halverson served on the board of directors of PSS World Medical.

18	CSX CORPORATION 2018 PROXY STATEMENT

Item 1: Election of Directors

Paul C. Hilal

Director Nominee
Age: 51
Director since: 2017
Vice Chairman of the Board
CSX Committees:
Executive / Finance
Skills and Qualifications:
Mr. Hilal draws on his experience as a value investor, as a capital allocator, as an engaged director driving shareholder value and in the railroad industry to provide the Board valuable insight regarding the financial aspects of CSX’s business.
Other Public Directorships:
●None

Biographical Information:
Paul C. Hilal founded and controls Mantle Ridge, and each of its related entities.

Prior to founding Mantle Ridge, Mr. Hilal was a partner and senior investment professional at Pershing Square Capital Management where he worked from 2006 to 2016. From 2012 to 2016, Mr. Hilal served as a director of Canadian Pacific where he was chair of the Management Resources and Compensation Committee and a member of the Finance Committee. Mr. Hilal currently serves on the Board of Overseers of Columbia Business School and served until 2016 on the Board of the Grameen Foundation – an umbrella organization that helps micro-lending and micro-franchise institutions empower the world’s poorest through financial inclusion and entrepreneurship.

Edward J. Kelly, III

Independent Director Nominee
Age: 64
Director since: 2002
Chairman of the Board
CSX Committees:
Compensation / Executive / Governance
Skills and Qualifications:
As an executive with expertise in the banking industry, Mr. Kelly provides extensive financial, regulatory and governance experience to the Board. He offers important perspective on global financial markets.
Other Public Directorships:
●XL Group Ltd.
●MetLife Inc.

Biographical Information:
Edward J. Kelly, III retired as Chairman of the Institutional Clients Group at Citigroup, Inc. in July 2014. He joined Citigroup, Inc. in 2008, and served at various points as Vice Chairman, Chief Financial Officer and Head of Global Banking at Citigroup, among other roles.

Mr. Kelly previously served as Managing Director at The Carlyle Group and Vice Chairman of The PNC Financial Services Group, Inc. following PNC’s acquisition of Mercantile Bankshares Corporation in March 2007. At Mercantile, Mr. Kelly held the offices of Chairman, Chief Executive Officer and President from March 2003 until March 2007, and was Chief Executive Officer and President from March 2001 to March 2003. Before joining Mercantile, Mr. Kelly served as Managing Director and co-head of Investment Banking Client Management at J.P. Morgan Chase and Managing Director and Head of Global Financial Institutions at J.P. Morgan. Previously, Mr. Kelly was General Counsel at J.P. Morgan and a partner at the law firm of Davis Polk & Wardwell LLP, where he specialized in matters related to financial institutions. Early in his career, Mr. Kelly served as a law clerk to Supreme Court Justice William J. Brennan, Jr. and U.S. Court of Appeals Judge Clement F. Haynsworth, Jr.

Mr. Kelly previously served on the boards of directors for The Hartford Financial Services Group, The Hershey Company and Paris RE Holdings.

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Item 1: Election of Directors

John D. McPherson

Independent Director Nominee
Age: 71
Director since: 2008
CSX Committees:
Finance / Public Affairs
Skills and Qualifications:
As a result of his extensive career in the rail industry, Mr. McPherson serves as an expert in railroad operations.
Other Public Directorships:
●None

Biographical Information:
John D. McPherson served as President and Chief Operating Officer of Florida East Coast Railway, a wholly-owned subsidiary of Florida East Coast Industries, Inc., from 1999 until his retirement in 2007. From 1993 to 1998, Mr. McPherson served as Senior Vice President – Operations, and from 1998 to 1999, he served as President and Chief Executive Officer of the Illinois Central Railroad. Prior to joining the Illinois Central Railroad, Mr. McPherson served in various capacities at Santa Fe Railroad for 25 years.

From 2012 to 2015, Mr. McPherson served on the board of directors of Las Vegas Railway Express, a start-up passenger railroad that plans to operate between Los Angeles and Las Vegas. From 1997 to 2007, Mr. McPherson served as a member of the board of directors of TTX Company, a railcar provider and freight car management services joint venture of North American railroads.

David M. Moffett

Independent Director Nominee
Age: 66
Director since: 2015
CSX Committees:
Audit (Chair) / Executive / Finance
Skills and Qualifications:
Mr. Moffett has many years of experience as a chief executive officer or chief financial officer of public financial services companies, as well as significant public policy experience.
Other Public Directorships:
●PayPal Holdings, Inc.
●Genworth Financial, Inc.

Biographical Information:
David M. Moffett served as the Chief Executive Officer and a director of the Federal Home Loan Mortgage Corporation from September 2008 until his retirement in March 2009. He previously served as a Senior Advisor with the Carlyle Group LLC from May 2007 to September 2008, and as the Vice Chairman and Chief Financial Officer of U.S. Bancorp from 2001 to 2007, after its merger with Firstar Corporation where he served as Vice Chairman and Chief Financial Officer from 1998 to 2001. Mr. Moffett also served as Chief Financial Officer of StarBanc Corporation, a predecessor to Firstar Corporation, from 1993 to 1998.

Mr. Moffett currently serves as a director of Genworth Financial, Inc. and as the lead independent director on the board of directors of PayPal Holdings, Inc. He also serves as a trustee on the boards of Columbia Fund Series Trust I and Columbia Funds Variable Insurance Trust, overseeing approximately 52 funds within the Columbia Funds mutual fund complex. In addition, he serves as a trustee for the University of Oklahoma Foundation. Mr. Moffett also has served as a consultant to Bridgewater Associates.

From 2007 to 2015, Mr. Moffett served on the board of directors of eBay, Inc. From 2010 to 2016, Mr. Moffett served on the board of directors of CIT Group Inc.

20	CSX CORPORATION 2018 PROXY STATEMENT

Item 1: Election of Directors

Dennis H. Reilley

Independent Director Nominee
Age: 65
Director since: 2017
CSX Committees:
Audit / Executive / Finance / Governance (Chair)
Skills and Qualifications:
Drawing on his expertise in finance, operations and leadership on the boards of Fortune 500 companies, Mr. Reilley provides the Board valuable insight and exposure to different approaches to governance and other key issues.
Other Public Directorships:
●Marathon Oil Corporation
●DowDuPont, Inc.

Biographical Information:
Dennis H. Reilley is the retired Chairman, President and Chief Executive Officer of Praxair, Inc. Prior to joining Praxair in 2000, Mr. Reilley served as Executive Vice President and Chief Operating Officer of E.I. Dupont de Nemours and Company and its former energy subsidiary, Conoco Inc., from 1999 to 2000. Mr. Reilley has served as non-executive chairman of Marathon Oil Corporation since 2014 and has served as a board member since 2002. He has also served as a director of Dow Chemical Company from 2007 until its merger with E.I. du Pont de Nemours and Company in 2017, and now serves as a director of the combined company, DowDuPont, Inc. Mr. Reilley served as a director of Covidien PLC from 2007 to 2015 (as Chairman from 2007 to 2008 and as Lead Director from 2008 to 2013). Prior to his appointment to the CSX Board, Mr. Reilley was an advisory board member of Trian Advisory Partners, of which he was a founding member. Additionally, Mr. Reilley served as a director of H.J. Heinz Company from 2005 to 2013 and the Entergy Corporation from 1999 to 2005, as well as a former chairman of the American Chemistry Council.

Linda H. Riefler

Independent Director Nominee
Age: 56
Director since: 2017
CSX Committees:
Audit / Compensation / Public Affairs
Skills and Qualifications:
Ms. Riefler draws on her experience at Morgan Stanley to provide the Board perspective on internal growth strategies, risk and external growth strategies, debt and equity financings, and capital market allocations.
Other Public Directorships:
●MSCI, Inc.

Biographical Information:
Linda H. Riefler served as the Chairman of Global Research at Morgan Stanley from 2011 to 2013 and as Global Head of Research since 2008. From 2006 to 2008 she served as the Chief Talent Officer, in which role she served on both the Management Committee for seven years and the Operating Committee of Morgan Stanley. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was elected a managing director in 1998.

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Item 1: Election of Directors

J. Steven Whisler

Independent Director Nominee
Age: 63
Director since: 2011
CSX Committees:
Audit / Finance
Skills and Qualifications:
Through his prior tenure on the Burlington Northern Santa Fe board of directors and as a former executive in the mining industry, Mr. Whisler brings to the Board invaluable safety program experience, railroad knowledge and familiarity with certain key markets.
Other Public Directorships:
●Brunswick Corporation
●International Paper Co.

Biographical Information:
J. Steven Whisler is the retired Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, where he served in many roles from 1981 until his retirement in 2007. During his tenure at Phelps Dodge Corporation, Mr. Whisler was instrumental in the implementation of its “Zero and Beyond” safety program designed to eliminate workplace injuries and its “Quest for Zero” process-improvement program designed to, among other things, eliminate environmental waste while enhancing product quality.

Mr. Whisler also served as a director of US Airways Group, Inc. from 2005 until 2011, and Burlington Northern Santa Fe from 1995 until its acquisition by Berkshire Hathaway in 2010.

John J. Zillmer

Independent Director Nominee
Age: 62
Director since: 2017
CSX Committees:
Compensation (Chair) / Executive / Governance / Public Affairs
Skills and Qualifications:
Mr. Zillmer provides the Board valuable insight on business optimization and improvement, in addition to labor relations, environmental safety, logistics, corporate governance and talent management.
Other Public Directorships:
●Ecolab, Inc.
●Veritiv Corporation
●Performance Food Group Company

Biographical Information:
John J. Zillmer is the former Executive Chairman, President and Chief Executive Officer of Univar Inc., a global chemical distributor and Fortune 500 company, where he also served as a director from 2009 to 2012. Prior to joining Univar, Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries, Inc. from 2005 to 2008, leading an operational transformation which has become an industry benchmark. He currently serves as a director of Ecolab, Inc., Veritiv Corporation and Performance Food Group Company. Since June 2004, Mr. Zillmer has also served as a director of Liberty Capital Partners, a private equity and venture capital firm specializing in start-ups, early stage, growth equity, buyouts and acquisitions. Mr. Zillmer also serves on the North American advisory board of CVC Capital Partners. He previously served on the board of Reynolds American, Inc. from 2007 until its acquisition by British American Tobacco in 2017.

22	CSX CORPORATION 2018 PROXY STATEMENT

Item 1: Election of Directors

What are the directors’ qualifications to serve on the CSX Board of Directors?

The table below highlights the qualifications and experience of each nominee that resulted in the Board’s determination that each nominee is uniquely qualified to serve on the Board.

DIRECTOR QUALIFICATIONS AND EXPERIENCE
BUSINESS OPERATIONS experience gives directors a practical understanding of developing, implementing and assessing the Company’s operating plan and business strategy.	○	○	○	○	○		○	○	○	○	○	○	○
CORPORATE GOVERNANCE experience supports Board and management accountability, transparency and protection of shareholder interests.	○	○	○	○	○	○	○		○	○		○	○
FINANCE / CAPITAL ALLOCATION experience is important in evaluating the Company’s capital structure.			○	○	○	○	○	○	○	○	○	○	○
FINANCIAL EXPERTISE / LITERACY is important because it assists directors with their oversight of financial reporting and internal controls.	○	○	○	○	○	○	○	○	○	○	○	○	○
GOVERNMENT / PUBLIC POLICY experience is important in understanding the regulatory environment in which the Company operates.	○	○	○	○			○	○	○	○
RISK MANAGEMENT experience is critical to the Board’s risk oversight role.	○		○	○	○	○	○	○	○	○	○	○	○
MARKETING / SALES experience is important to understanding the Company’s business strategies in developing new markets.			○	○	○			○	○	○	○	○	○
TALENT MANAGEMENT experience is valuable in helping the Company attract, motivate and retain high performing employees, including succession planning efforts.	○		○	○	○	○	○	○	○	○	○	○	○
TRANSPORTATION INDUSTRY experience is important to understanding the dynamics within the freight transportation sector.		○		○		○		○				○

What if a nominee is unable to serve as director?

If any of the nominees named above is not available to serve as a director at the time of the Annual Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion (but subject to the terms of the MR Agreement), reduces the number of directors. Furthermore, if Ms. Riefler or Messrs. Hilal, Reilley or Zillmer are not available to serve as a director at the time of the Annual Meeting, proxies will be voted for the election of such other person or persons designated by Mantle Ridge pursuant to the MR Agreement, subject to the terms thereof.

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Item 1: Election of Directors

Director Independence

The Board annually evaluates the independence of each of its directors and, acting through its Governance Committee, the performance of each of its directors. In evaluating the independence of each of its directors, the Board considers the Nasdaq Global Select Market (“Nasdaq”) listing standards and reviews transactions or relationships, if any, between each director, director nominee or his or her immediate family and the Company or its subsidiaries. The purpose of this review is to determine whether any such relationships or transactions would interfere with the exercise of independent judgment by the director or director nominee in carrying out his or her responsibilities as a director, and thus, be inconsistent with a determination that the director or director nominee is independent.

In March 2018, after considering Nasdaq listing standards, the Board, upon recommendation from the Governance Committee, determined that the following directors are independent under the Nasdaq listing standards: Donna M. Alvarado, John B. Breaux, Pamela L. Carter, Steven T. Halverson, Edward J. Kelly, III, John D. McPherson, David M. Moffett, Dennis H. Reilley, Linda H. Riefler, J. Steven Whisler and John J. Zillmer.

Principles of Corporate Governance

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to shareholders and to the Company and its shareholders. The Board has adopted Corporate Governance Guidelines that reflect the high standards that employees, investors, customers, suppliers and others can and should expect. Key corporate governance principles observed by the Board and the Company include:

●	separation of the roles of Chairman and Chief Executive Officer;
●	nomination of a slate of directors for election to the Board, a substantial majority of which are independent, as that term is defined in the Nasdaq listing standards;
●	establishment of qualification guidelines for director candidates and review of each director’s performance and continuing qualifications for Board membership;
●	the requirement that the Audit Committee, Compensation Committee and Governance Committee be comprised solely of independent directors;
●	authority for the Governance, Compensation and Audit Committees to retain outside, independent advisors and consultants when appropriate;
●	adoption of a Code of Ethics, which meets applicable rules and regulations and covers all directors, officers and employees of CSX;
●	adoption of a Policy Regarding Shareholder Rights Plans, establishing parameters around the adoption of any future shareholder rights plan, including the expiration of any such plan within one year of adoption if the plan does not receive shareholder approval or ratification;
●	adoption of a Policy Regarding Shareholder Approval of Severance Agreements, requiring shareholder approval of certain future severance agreements with senior executives that provide benefits in an amount exceeding a threshold set forth in the policy;
●	a majority voting standard with a director resignation policy in an uncontested election; and
●	adoption of a proxy access bylaw.

CSX’s Corporate Governance Guidelines and Code of Ethics are available on the Company’s website at http://investors.csx.com under the heading “Corporate Governance.” Shareholders may also request a free copy of any of these documents by writing to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202. Any waivers of or changes to the Code of Ethics that apply to our directors or executive officers will be disclosed on CSX’s website at http://www.csx.com. There were no waivers to the Code of Ethics in 2017.

Shareholders who wish to communicate with the Board, or with a particular director, may forward appropriate correspondence to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202. Pursuant to procedures established by the non-employee directors of the Board, the Office of the Corporate Secretary will forward appropriate correspondence to the Board or a particular director. Appropriate correspondence generally includes any legitimate, non-harassing inquiries or statements. Interested parties who wish to communicate with the Chairman of the Board or non-employee directors may forward correspondence to CSX Corporation, the Chairman of the Board, CSX Board of Directors, 500 Water Street, C160, Jacksonville, Florida 32202.

24	CSX CORPORATION 2018 PROXY STATEMENT

Item 1: Election of Directors

Board of Directors’ Role in Risk Oversight

Pursuant to its charter, the Audit Committee of the Board has primary responsibility for risk oversight. In addition to regular risk presentations to the Audit Committee, management periodically reports to the Board and its other committees on current risks and the Company’s approach to avoiding and mitigating risk exposure.

The Company’s Business Risk Management (“BRM”) program includes activities related to the identification, assessment, mitigation and monitoring of risks. The CSX risk universe is divided into the following broad risk categories:

Compliance — Risks directly impacting CSX’s ability to meet or comply with state, federal or local rules and regulations (e.g., environmental laws and regulations);

Strategic — Risks (and opportunities) directly impacting CSX’s ability to achieve or exceed its stated longer term strategic objectives (e.g., market demand shifts); and

External — Risks arising from events outside CSX and beyond the Company’s direct influence or control (e.g., economic downturn, cyber and other security risks).

The objective of the BRM program is to facilitate timely identification and review of new and existing risks along with overseeing the development and execution of mitigation plans. A well-established risk management structure is leveraged to govern the program.

Risks are prioritized based on their potential impacts on the Company. On an ongoing basis, risks are evaluated to track the status of key mitigation activities along with the trends of key indicators. Ultimately, the BRM program provides an opportunity for business and functional leadership to collaborate on the key Company risks and identify needed mitigation steps to help advance the Company’s objectives.

Board of Directors’ Role in Succession Planning

The Board is responsible for succession planning for the Board, as well as senior management, including the CEO. In addition to succession planning efforts by the Board and the Governance Committee throughout the year, the full Board engages in a comprehensive management succession planning exercise on an annual basis where it analyzes potential succession candidates across all senior management positions. Although the Board focuses on the senior executive team and CEO succession, directors also discuss the pipeline for other key roles in the Company. As part of this exercise, the Board reviews skills, competencies and readiness levels of succession candidates and recommends development plans to ensure that management succession candidates are adequately prepared for planned and unexpected transitions.

As discussed in greater detail below, in March 2017, upon the resignation of Mr. Ward, CSX appointed E. Hunter Harrison as CEO to transform the Company by implementing his proven PSR business model. Following Mr. Harrison’s untimely death in December 2017, CSX appointed James M. Foote, the Company’s Chief Operating Officer, with whom Mr. Harrison had worked closely with at Canadian National Railway, to continue the positive progress of PSR.

In February 2018, in response to a shareholder proposal that was subsequently withdrawn, the Board adopted a policy requiring that the CEO have an annual physical, performed by a medical provider approved by the Board, or by a Committee designated by the Board, with the results to be provided to the Board by the medical provider in such a manner and in such a form as may be determined by the Board.

As part of its succession planning efforts for potential director nominees, the Board considers, among other factors, diversity of backgrounds and experience, the tenure and skill sets of existing directors and expertise in areas of strategic focus.

The Board believes that the 13 director nominees standing for election at the Annual Meeting possess a diverse breadth of experience that will bolster management’s positioning of CSX to respond to volatile macroeconomic conditions and challenges facing CSX and the rail industry.

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Item 1: Election of Directors

Transactions with Related Persons and Other Matters

CSX operates under a Code of Ethics that requires all employees, officers and directors, without exception, to avoid engaging in activities or relationships that conflict, or would be perceived to conflict, with the Company’s interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to CSX than could be obtained from an unrelated person. The Audit Committee is responsible for review and oversight of all transactions with related persons. CSX has not adopted written procedures for reviewing Related Person Transactions, but generally follows the procedures described below.

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which: (i) CSX (including any of its subsidiaries) was, is or will be a participant; (ii) the amount involved exceeds $120,000 in any fiscal year; and (iii) any Related Person had, has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

CSX considers a “Related Person” to be: (i) any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer or a nominee to become a director; (ii) any person who is known to be the beneficial owner of more than 5% of any class of CSX’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

On an annual basis, in response to the Directors and Officers Questionnaire (“Questionnaire”) and a Related Person Transaction survey (“Survey”), each director, director nominee and executive officer submits to the Corporate Secretary a description of any current or proposed Related Person Transactions. Directors and executive officers are expected to notify the Corporate Secretary of any updates to the list of Related Person Transactions during the year. If Related Person Transactions are identified, those transactions are reviewed by the Audit Committee.

The Audit Committee will evaluate Related Person Transactions based on:

●	information provided to the Board during the required annual affirmation of independence;

●	applicable responses to the Questionnaires and Surveys submitted to the Company; and

●	any other applicable information provided by any director or executive officer of the Company, or obtained through internal database queries.

In connection with the review of any Related Person Transaction, the Audit Committee will consider whether the transaction will be a conflict of interest or give the appearance of a conflict of interest. In the case of any Related Person Transaction involving an outside director or nominee for director, the Audit Committee will also consider whether the transaction will compromise the director’s status as an independent director as prescribed in the Nasdaq listing standards.

Mantle Ridge Agreements

As previously reported, on January 18, 2017 and prior to becoming CEO of the Company, E. Hunter Harrison, entered into a consulting agreement with Mantle Ridge (the “MR Consulting Agreement”). Under the MR Consulting Agreement, Mr. Harrison agreed to serve as a consultant to Mantle Ridge for which the agreement entitled him to, among other things and subject to the repayment obligations described below: (i) a $166,667 monthly consulting fee; (ii) an $84 million supplemental payment, payable in two lump-sum installments of $55 million on January 31, 2017 and $29 million before March 15, 2018; and (iii) a tax equalization payment related to his forfeiture of certain equity awards granted by his former employer, Canadian Pacific Railway Limited (collectively, the “Payments”).

The MR Consulting Agreement obligated Mr. Harrison to repay in full, or forfeit if not yet paid, the Payments if: (i) he resigned (other than due to death or disability or was required to do so by his former employer due to a breach of certain restrictive covenants by Mantle Ridge); (ii) he accepted an employment position as requested by Mantle Ridge (in which case the repayment was required within 10 days of receiving an equivalent amount from his new employer); (iii) he materially violated the non-competition covenants to which he was subject under the MR Consulting Agreement; or (iv) he rejected an offer of employment to serve as the CEO of a Class 1 Railroad if such offer met certain specified minimum duration, compensation, severance, benefits and other requirements.

26	CSX CORPORATION 2018 PROXY STATEMENT

Item 1: Election of Directors

On March 6, 2017, the Company entered into the MR Agreement, pursuant to which, among other things: (i) the Board agreed to certain director appointments and the subsequent nomination of the directors so appointed at each of the Company’s 2017 Annual Meeting and the Annual Meeting; (ii) the Board agreed to certain committee leadership and composition and to maintain such committee leadership and composition until at least the conclusion of the Annual Meeting; and (iii) that the roles of Chairman of the Board and CEO would be separated and that Mr. Kelly and Mr. Hilal would be appointed as non-executive Chairman and Vice Chairman of the Board, respectively, each to serve until the conclusion of the Annual Meeting. Furthermore, in order to facilitate Mr. Harrison becoming CEO of the Company, pursuant to an amendment to the MR Consulting Agreement, Mantle Ridge agreed that if the Board approved and effectuated the reimbursement of the various payments and obligations discussed above no later than the 15th day following the 2017 Annual Meeting, then Mr. Harrison would have no obligation to repay the Payments.

The MR Agreement terminates upon conclusion of the Annual Meeting, subject to certain specified obligations that will terminate at a later date. It is more fully described in, and is attached as an exhibit to, the Company’s Current Report on Form 8-K filed on March 7, 2017 with the SEC.

On March 6, 2017, Mr. Harrison was appointed as CEO and a director of the Company. On March 30, 2017, the Company and the Mantle Ridge Group entered into a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement was contemplated by the MR Agreement. Pursuant to the Registration Rights Agreement, the Mantle Ridge Group shareholders may request that the Company file a registration statement to register the sale of shares of CSX common stock that the Mantle Ridge Group shareholders beneficially own, subject to the limitations and conditions provided in the Registration Rights Agreement. The Registration Rights Agreement is more fully described in, and is attached as an exhibit to, the Company’s Current Report on Form 8-K filed on April 3, 2017 with the SEC.

Finally, on June 16, 2017, the Company entered into a letter agreement with Mr. Harrison, pursuant to which the Company: (i) paid and acknowledged the reimbursement payment to Mantle Ridge of $55 million for funds previously paid to Mr. Harrison by Mantle Ridge; (ii) assumed Mantle Ridge’s obligation to pay Mr. Harrison a lump sum cash amount of $29 million in respect of other forfeited compensation from Canadian Pacific Railway Limited prior to March 15, 2018, subject to applicable deductions and withholdings; and (iii) assumed Mantle Ridge’s tax indemnification obligations to Mr. Harrison, which enabled him to remain in the same after-tax position as if he had not forfeited such compensation and benefits earned from Canadian Pacific and had not been reimbursed for them. This letter agreement is more fully described in, and is attached as an exhibit to, the Company’s Current Report on Form 8-K filed on June 16, 2017 with the SEC.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or in 2017 was an executive officer or former executive officer of the Company. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

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Item 1: Election of Directors

Board Leadership and Committee Structure

The Board believes that at this time, and based on the Company’s current circumstances, the positions of Chairman and CEO should be separate, with the Chairman of the Board role being filled by an independent director. The duties of the Chairman include: (i) calling special meetings of the Board; (ii) presiding at all meetings of the Board and shareholders; (iii) in consultation with the Vice Chairman of the Board, determining the agenda, schedule and meeting materials for meetings of the Board; (iv) guiding Board discussions and facilitating discussions between the Board and the Company’s management; (v) interacting with the Company’s analysts, investors, employees and other key constituencies; and (vi) keeping the Vice Chairman informed, and consulting with the Vice Chairman, as to material internal and external discussions the Chairman has, and material developments the Chairman learns, about the Company and the Board.

The Chairman is assisted by a Vice Chairman. The duties of the Vice Chairman include: (i) providing input on the agenda, schedules and meeting materials for meetings of the Board; (ii) assisting in guiding Board discussions and facilitating communication between the Board and the Company’s management; (iii) interacting with the Company’s analysts, investors, employees and other key constituencies; (iv) performing the duties of Chairman in the absence or at the request of the Chairman; and (v) keeping the Chairman informed, and consulting with the Chairman, as to material internal and external discussions the Vice Chairman has, and material developments the Vice Chairman learns, about the Company and the Board.

The Board has six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee, the Governance Committee and the Public Affairs Committee. Each of these committees has a written charter approved by the Board, a copy of which can be found on the Company’s website at http://investors.csx.com under the heading “Corporate Governance.” As of the Record Date, the composition of the committees of the Board was as follows:

DIRECTOR	AUDIT	COMPENSATION	EXECUTIVE	FINANCE	GOVERNANCE	PUBLIC AFFAIRS
Donna M. Alvarado	○	○				○
John B. Breaux			○		○	C
Pamela L. Carter			○	C	○
James M. Foote			C
Steven T. Halverson	○	○
Paul C. Hilal			○	○
Edward J. Kelly, III		○	○		○
John D. McPherson				○		○
David M. Moffett	C		○	○
Dennis H. Reilley	○		○	○	C
Linda H. Riefler	○	○				○
J. Steven Whisler	○			○
John J. Zillmer		C	○		○	○

●	Chair
○	Member

28	CSX CORPORATION 2018 PROXY STATEMENT

Item 1: Election of Directors

Executive Committee

Meetings in 2017: 0

Committee Members:
John B. Breaux
Pamela L. Carter
Paul C. Hilal
Edward J. Kelly, III
David M. Moffett
Dennis H. Reilley
John J. Zillmer

Committee Chair:
James M. Foote

Independent Members: 6

The Executive Committee meets for the purpose of acting on behalf of the full Board between regularly scheduled meetings of the Board when time is of the essence. The Executive Committee has and may exercise all the authority of the Board, except as may be prohibited by Section 13.1-689 of the Virginia Stock Corporation Act, as it may from time to time be amended.

Pursuant to the Executive Committee charter, a notice of a meeting of the Executive Committee is required to be provided to all Board members. The Executive Committee has eight members, consisting of the CEO, Chairman of the Board, Vice Chairman and the chairs of each of the five other standing committees. Mr. Foote joined the Executive Committee in December 2017.

Audit Committee

Meetings in 2017: 8 Committee Members: Donna M. Alvarado Steven T. Halverson Dennis H. Reilley Linda H. Riefler J. Steven Whisler Committee Chair: David M. Moffett Independent Members: 6

The primary functions of the Audit Committee include oversight of: (i) the integrity of the Company’s financial statements and accounting methodology; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Independent Auditors’ qualifications and independence; (iv) the Company’s risk management processes; (v) the performance of the Independent Auditors; and (vi) the Company’s internal audit function.

The Audit Committee recommends the appointment of the Independent Auditors and the Board approves the selection. This appointment is then submitted to shareholders for ratification. The Audit Committee also approves compensation of the Company’s Independent Auditors, reviews the scope and methodology of the Independent Auditors’ proposed audits, reviews the Company’s financial statements and monitors the Company’s internal control over financial reporting by, among other things, discussing certain aspects thereof with the Independent Auditors and management. The Audit Committee is responsible for the approval of all services performed by the Independent Auditors. Finally, the Committee maintains procedures for the receipt and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters.

The Audit Committee has six members, each of whom the Board, upon recommendation of the Governance Committee, has determined to be independent pursuant to the independence standards promulgated by Nasdaq and the SEC.

The Board has determined that all members of the Audit Committee are financially literate and Messrs. Moffett, Reilley and Whisler are audit committee financial experts, as that term is defined by SEC rules and regulations. Please refer to the Report of the Audit Committee below for additional information.

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Item 1: Election of Directors

Compensation Committee

Meetings in 2017: 12 Committee Members: Donna M. Alvarado Steven T. Halverson Edward J. Kelly, III Linda H. Riefler Committee Chair: John J. Zillmer Independent Members: 5

The primary functions of the Compensation Committee are to: (i) establish the Company’s philosophy with respect to executive compensation and benefits; (ii) review the Company’s compensation practices and policies, benefit plans and perquisites applicable to all employees and executives to ensure consistency with the Company’s compensation philosophy; (iii) monitor the Company’s benefit plans, practices, programs and policies maintained for employees and directors for compliance with all applicable laws; (iv) in consultation with the Board, review and approve corporate goals and objectives relevant to compensation and benefits for the CEO, and evaluate the CEO’s performance in light of those goals and objectives, and as directed by the Board, set the level of compensation of the CEO based on such evaluation; (v) review and recommend approval of management compensation and Company compensation plans, including benefits for key employees as determined by the Committee from time to time; (vi) establish performance objectives for certain executives, and certify the attainment of those objectives in connection with the payment of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), as applicable; and (vii) review the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement and, as appropriate, recommend to the Board for approval the inclusion of the CD&A section in the Company’s Annual Report on Form 10-K and Proxy Statement. In addition, the Committee monitors the administration of certain executive and management compensation and benefit programs.

The Compensation Committee has five members each of whom is: (i) an “outside director” within the meaning of regulations promulgated pursuant to Section 162(m); (ii) a “non-employee director” within the meaning of Rule 16b-3 of Securities and Exchange Act of 1934; and (iii) independent pursuant to the independence standards promulgated by Nasdaq.

No member of the Compensation Committee was an officer or employee of CSX during 2017. No member of the Compensation Committee is a former officer of CSX. During 2017, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one of more executive officers who serve on our Board or the Compensation Committee.

Finance Committee

Meetings in 2017: 6 Committee Members: Paul C. Hilal John D. McPherson David M. Moffett Dennis H. Reilley J. Steven Whisler Committee Chair: Pamela L. Carter Independent Members: 5

The Finance Committee provides general oversight and review of financial matters affecting the Company, including the monitoring of corporate debt, cash flow and the assets and liabilities maintained by the Company and its affiliates in conjunction with employee benefit plans, including monitoring the funding and investment policies and performances of the assets. In addition, the Committee reviews and recommends policies and practices related to dividends and share repurchase programs.

30	CSX CORPORATION 2018 PROXY STATEMENT

Item 1: Election of Directors

Governance Committee

Meetings in 2017: 7 Committee Members: John B. Breaux Pamela L. Carter Edward J. Kelly, III John J. Zillmer Committee Chair: Dennis H. Reilley Independent Members: 5

The Governance Committee identifies individuals qualified to become Board members and recommends candidates for election to the Board. In identifying and recommending director nominees, the Governance Committee uses criteria established by the Board with respect to qualifications for nominations to the Board and for continued membership on the Board. Additionally, the Committee reviews and makes recommendations to the Board regarding director independence. In considering potential director candidates, the Committee considers whether the individual has demonstrated leadership ability, integrity, values and judgment. The Governance Committee seeks to maintain a Board with a broad diversity of experience in business matters and the ability to assess and evaluate the role and policies of the Company in the face of changing economic conditions, regulatory environment and customer expectations.

The Governance Committee generally identifies nominees for director through its director succession planning process. The Committee will also consider persons recommended by shareholders of the Company in selecting director nominees. Potential nominees suggested by shareholders will be evaluated by the Committee on the same basis as individuals identified directly by the Committee or from other sources. For more information on the director nominees, see Item 1: Election of Directors.

The Committee develops, recommends and monitors corporate governance principles and conducts regular evaluations of director performance and of the effectiveness of the Board as a working group. In 2017, the Committee used an outside expert to facilitate the Board evaluations through interviews with each member of the Board. In addition, the Committee reviews and recommends changes to Board committee structure and director compensation.

Public Affairs Committee

Meetings in 2017: 4 Committee Members: Donna M. Alvarado John D. McPherson Linda H. Riefler John J. Zillmer Committee Chair: John B. Breaux Independent Members: 5

The Public Affairs Committee reviews significant legal, legislative and regulatory initiatives and rulemaking by federal, state, local and foreign government authorities, as well as other public issues of significance that affect the Company and its shareholders. The Committee also reviews key issues, assumptions, risks and opportunities that relate to the development and implementation of the Company’s operations and safety initiatives. Additionally, the Committee provides oversight of the Company’s compliance with legal requirements and internal policies relating to equal employment, diversity in the workplace, employee safety and environmental protection.

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Item 1: Election of Directors

Meetings of the Board and Executive Sessions

During 2017, there were 25 meetings of the Board. Each of the directors then serving attended at least 80% of the meetings of the Board and the committees on which he or she served. The non-employee directors met alone in executive session at each regular Board meeting. These executive sessions were chaired by the Chairman. In accordance with the CSX Corporate Governance Guidelines, the independent directors (when different than non-employee directors) meet in executive session at least once a year. While the Company does not have a formal policy regarding director attendance at annual shareholder meetings, the Company strongly encourages directors to attend absent an emergency. All but one director then in office attended the 2017 Annual Meeting.

Director Compensation

The Board periodically, but at least once every three years, reviews and sets the compensation for non-employee directors based on the recommendation of the Governance Committee. Director compensation includes both cash and stock-based components. In recommending the amount and form of director compensation, the Committee considers, among other factors, the level of compensation necessary to attract and retain qualified, independent directors.

For 2017, the Board approved an annual retainer of $100,000, which was payable in cash unless the director chose to defer his or her fee in the form of CSX common stock. The Board also approved: (i) a $250,000 retainer for the Chairman; (ii) an additional $20,000 each for the Chairs of the Audit and Compensation Committees; (iii) an additional $15,000 for the Chair of the Governance Committee; (iv) an additional $10,000 each for the chairs of the Finance and Public Affairs Committees; and (v) an additional $5,000 for each member of the Audit Committee. At the February 2017 Board meeting, each non-employee director also received an annual grant of CSX common stock in the amount of $150,000 with the number of shares based on the average closing price of CSX common stock in the months of November 2016, December 2016 and January 2017. Upon joining the Board in March 2017, Ms. Riefler and Messrs. Hilal, Reilley and Zillmer received an annual grant of CSX common stock in the amount of $150,000 with the number of shares based on the average closing price of CSX common stock in the months of December 2016, January 2017 and February 2017, which was then prorated for 10 of 12 months of service.

Each non-employee director was eligible to defer all or a portion of his or her director’s fees in 2017, including cash and stock compensation, under the CSX Directors’ Deferred Compensation Plan (the “Directors’ Plan”). Cash deferrals are credited to an unfunded account and invested in various investment choices or deferred as shares of CSX common stock. The investment choices parallel the investment options offered to employees under CSX’s 401(k) plan. Stock deferrals are automatically held as outstanding shares in a rabbi trust, with dividends credited in the form of shares.

Non-employee directors also are eligible to receive other compensation and benefits as discussed below. The CEO does not receive compensation for his services as a director.

Charitable Gift Plan

Directors elected before 2004 are eligible to participate in the CSX Directors’ Charitable Gift Plan (the “Charitable Plan”). Under the Charitable Plan, if a director serves for five consecutive years, CSX will make contributions totaling $1 million on his or her behalf to charitable institutions designated by the director. Contributions to designated charities are made in installments, with $100,000 payable upon the director’s retirement and the balance payable in installments of $100,000 per year, starting at the time of the director’s death. At year-end 2017, the only active director eligible to participate in the Charitable Plan was Mr. Kelly.

Matching Gift Program and Other Benefits

Non-management directors may participate in the CSX Directors’ Matching Gift Program, which is considered an important part of CSX’s philanthropy and community involvement. CSX will match director contributions to organizations that qualify for support under Company guidelines, up to a maximum annual CSX contribution of $50,000 per non-employee director per year. During 2017, 13 philanthropic organizations in areas served by the Company collectively received $330,000 under the Directors’ Matching Gift Program.

32	CSX CORPORATION 2018 PROXY STATEMENT

Item 1: Election of Directors

2017 Directors’ Compensation Table

The following table summarizes the compensation of each of the non-employee directors in 2017.

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2),(3),(4) ($)	ALL OTHER COMPENSATION(6) ($)	TOTAL ($)
Donna M. Alvarado	$105,000	$193,327	$1,365	$299,692
John B. Breaux	$110,000	$193,327	$31,365	$334,692
Pamela L. Carter	$110,000	$193,327	$1,365	$304,692
Steven T. Halverson	$110,000	$193,327	$51,365	$354,692
Paul C. Hilal	$83,333	$148,872	$1,241	$233,446
Edward J. Kelly, III	$100,000	$443,360	$51,365	$594,725
John D. McPherson	$100,000	$193,327	$1,365	$294,692
David M. Moffett	$120,000	$193,327	$51,365	$364,692
Timothy T. O’Toole	$25,000	$193,327	$1,365	$219,692
David M. Ratcliffe	$52,500	$193,327	$126,365	$372,192
Dennis H. Reilley	$98,750	$148,872	$1,241	$248,863
Linda H. Riefler	$87,500	$148,872	$1,241	$237,613
Donald J. Shepard	$57,500	$193,327	$151,365	$402,192
J. Steven Whisler	$105,000	$193,327	$51,365	$349,692
John J. Zillmer	$101,250	$148,872	$1,241	$251,363
(1)

Fees Earned or Paid in Cash – Includes a cash retainer of $100,000 and any Committee Chair or Audit Committee fees earned in 2017. Messrs. O’Toole, Ratcliffe and Shepard received retainers for the portion of the year for which they served on the Board. The retainer payments for Ms. Riefler and Messrs. Hilal, Reilley, and Zillmer were prorated given they did not begin service on the Board until March 2017. Messrs. Breaux, McPherson, O’Toole, Ratcliffe, Shepard and Whisler elected to defer 100% of their cash retainers and fees in the form of CSX stock into the Directors’ Plan.

(2)

Stock Awards – Amounts disclosed in this column are based on the February 8, 2017 grant date fair value of the annual stock grant to then-existing directors (Messrs. Breaux, Halverson, Kelly, McPherson, Moffett, O’Toole, Ratcliffe, Shepard, and Whisler, and Ms. Alvarado and Carter) calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The number of shares is based on an award of $150,000 divided by the average closing price of CSX common stock in the months of November 2016, December 2016 and January 2017. All such stock awards to directors vested immediately upon grant.

(3)

Stock Awards – Mr. Kelly’s amount also includes a Non-Executive Chairman stock grant based on the March 9, 2017 grant date fair value calculated in accordance with FASB ASC Topic 718. The number of shares is based on an award of $250,000 divided by the closing price of CSX common stock on March 9, 2017. This stock award vested immediately upon grant.

(4)

Stock Awards – Amounts disclosed in this column for Messrs. Hilal, Reilley and Zillmer and Ms. Riefler are based on the March 6, 2017 (the date they joined the Board) grant date fair value of the annual stock grant calculated in accordance with FASB ASC Topic 718. The number of shares is based on an award of $150,000 divided by the average closing price of CSX common stock in the months of December 2016, January 2017 and February 2017, which was then prorated for 10 of 12 months of service. All such stock awards to directors vested immediately upon grant.

(5)	Option Awards – As of December 31, 2017, there were no stock options outstanding for non-employee directors.
(6)

All Other Compensation – Includes excess liability insurance, Company match under the Directors’ Matching Gift Program and Company contributions under the Charitable Plan. The only perquisite to exceed $10,000 for any director was the Company match under the Directors’ Matching Gift Program, which includes matches in the following amounts: $50,000 for each of Messrs. Halverson, Kelly, Moffett, Shepard and Whisler, $30,000 for Mr. Breaux and $25,000 for Mr. Ratcliffe. Additionally, the $100,000 Company contribution installments under the Charitable Plan were made for Messrs. Ratcliffe and Shepard on their retirement from the Board.

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Item 1: Election of Directors

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines to better align the interests of non-employee directors with the interests of shareholders. Within five years of election to the Board, a non-employee director is expected to acquire and hold an amount of CSX common stock equal in value to five times the amount of such non-employee director’s annual cash retainer. If the annual cash retainer increases, the non-employee directors will have five years from the time of the increase to acquire any additional shares needed to satisfy the guidelines. All directors who have served on the Board for five or more years since their election held a sufficient number of shares to satisfy these guidelines. Further information on the Stock Ownership Guidelines is available on CSX’s website at http://investors.csx.com under the heading “Corporate Governance.”

34	CSX CORPORATION 2018 PROXY STATEMENT

Item 2: Ratification of Independent Registered Public Accounting Firm The Board unanimously recommends that the shareholders vote FOR this proposal.

The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Independent Auditors retained to audit the Company’s financial statements. Pursuant to this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the Independent Auditors’ qualifications, performance and independence. When considering the Independent Auditors’ independence, the Audit Committee specifically considers non-audit fees and services. Additionally, the Audit Committee periodically considers whether there should be a rotation of the Independent Auditors. Furthermore, in conjunction with the mandated rotation of the Independent Auditors’ lead engagement partner, the Audit Committee and its chair were directly involved in the selection of the Independent Auditors’ lead engagement partner.

The Audit Committee has selected and appointed Ernst & Young LLP (“EY”) as the Company’s Independent Auditors to audit and report on CSX’s financial statements for the fiscal year ending December 31, 2018. EY or its predecessors have continuously served as the Company’s Independent Auditors since 1981. The Audit Committee and the Board believe that the continued retention of EY as the Company’s Independent Auditors is in the best interests of the Company and its shareholders.

Action by shareholders is not required by law in the appointment of the Independent Auditors. If shareholders do not ratify this appointment, however, the appointment will be reconsidered by the Audit Committee and the Board.

EY has no direct or indirect financial interest in CSX or in any of its subsidiaries, nor has it had any connection with CSX or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of EY will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It also is expected they will be available to respond to appropriate questions.

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Item 2: Ratification of Independent Registered Public Accounting Firm

Fees Paid to Independent Registered Public Accounting Firm

EY served as the Independent Auditors for the Company in 2017. The Audit Committee was responsible for the audit fee negotiations associated with the retention of EY. Fees paid to EY were as follows:

	2017	2016
Audit Fees:
Includes fees associated with the integrated audit, testing internal controls over financial reporting (SOX 404), the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits and other attestation services related to regulatory filings.	$3,063,000	$2,689,000
Audit Related Fees:
Includes audits of employee benefit plans and subsidiary audits.	$159,000	$277,000
Tax Fees:
Includes fees for tax compliance and tax advice and planning.	$136,000	—
All Other Fees:
Includes fees for advisory services for non-audit projects. The Audit Committee has concluded that the services covered under the caption “All Other Fees” are compatible with maintaining EY’s independent status.	$76,000	$77,000

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the approval of all services performed by EY. The Chairman of the Audit Committee has the authority to approve all engagements that will cost less than $250,000 and, in such cases, will report any pre-approvals to the full Audit Committee for ratification at its next scheduled meeting.

All engagements expected to cost $250,000 or more require pre-approval of the full Audit Committee. In addition, it is Company policy that tax and other non-audit services should not equal or exceed base audit fees plus fees for audit-related services. In 2016 and 2017, all services performed by EY were pre-approved.

36	CSX CORPORATION 2018 PROXY STATEMENT

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, for establishing and maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

During 2017, the Audit Committee was comprised solely of independent directors as defined by Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The members of the Audit Committee in 2017, together with appointment dates and meeting attendance, is set forth below:

MEMBERS	COMMITTEE MEMBER SINCE	ATTENDANCE AT FULL MEETINGS DURING 2017
David M. Moffett, Chairman	May 2015	7/8
Donna M. Alvarado	August 2006	8/8
Steven T. Halverson	August 2006	8/8
Dennis H. Reilley	March 2017	6/6
Linda H. Riefler	March 2017	6/6
J. Steven Whisler	May 2011	6/8

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the Company’s independent auditor. The Audit Committee discussed with the Company’s internal auditors and independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditor, and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditor’s capabilities, technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has retained EY as the Company’s independent auditor for 2018. Although the Audit Committee has the authority to appoint the independent auditors, the Audit Committee intends to continue to recommend that the Board ask shareholders to ratify the appointment of the independent auditors at the Annual Meeting.

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Report of the Audit Committee

EY, the Company’s independent registered public accounting firm for 2017, is responsible for expressing an opinion that: (i) the Company’s consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with generally accepted accounting principles in the United States; and (ii) the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2017.

In this context, the Audit Committee has:

(i)	reviewed and discussed with management, the audited financial statements for the year ended December 31, 2017;
(ii)	discussed with EY, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committee,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”);
(iii)

received from EY, the written disclosures regarding auditors’ independence required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed EY’s independence with them; and

(iv)

reviewed and discussed with management and EY, the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s audit of the Company’s internal control over financial reporting.

Based on its review and on the discussions described above, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the 2017 Annual Report.

Members of the Audit Committee

David M. Moffett, Chair
Donna M. Alvarado
Steven T. Halverson
Dennis H. Reilley
Linda H. Riefler
J. Steven Whisler

Jacksonville, Florida

February 6, 2018

38	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the principles of the Company’s executive compensation programs, how those principles are applied and how the Company’s compensation programs are designed to drive employee performance and create sustainable long-term shareholder value. This CD&A focuses on the compensation of the Named Executive Officers (“NEOs”) as of December 31, 2017.

James M. Foote(1)	Frank A. Lonegro	Mark K. Wallace(2)
President and Chief Executive	Executive Vice President and	Executive Vice President
Officer (“CEO”)	Chief Financial Officer (“CFO”)	and Chief Administrative
Officer (“CAO”)

Sarah K. Brandt	Peter J. Shudtz	E. Hunter Harrison(3)
Senior Vice President	Vice President –	Former President and Chief
and Chief Information	Federal Regulation	Executive Officer (former CEO)
Officer (“CIO”)

Michael J. Ward(4)	Fredrik J. Eliasson(5)	Ellen M. Fitzsimmons(6)
Former Chief Executive Officer	Former Executive Vice	Former Executive Vice
(former CEO)	President and Chief Sales and	President – Law and Public
	Marketing Officer (“CSMO”)	Affairs, General Counsel and
Corporate Secretary
(1)

On December 22, 2017, Mr. Foote was appointed as President and CEO following the untimely passing of then President and CEO, Mr. Harrison. Mr. Foote had previously been named Executive Vice President and Chief Operating Officer effective October 25, 2017.

(2)	Mr. Wallace was appointed to his position on March 29, 2017.
(3)	On March 6, 2017, Mr. Harrison was appointed CEO, effective immediately. On April 19, 2017, Mr. Harrison also assumed the role of President. Mr. Harrison passed away on December 16, 2017.
(4)	On March 6, 2017, Mr. Ward retired from his position as Chairman and CEO.
(5)	Mr. Eliasson resigned from his position effective November 15, 2017.
(6)	Ms. Fitzsimmons retired from her position effective November 15, 2017.

Executive Overview

CSX secured the services of railroad executive E. Hunter Harrison in March 2017 to transform the Company by implementing his proven PSR business model. PSR is based on five guiding principles of improving customer service, controlling costs, optimizing asset utilization, operating safely and valuing and developing employees. As the new CEO of CSX, Mr. Harrison immediately commenced the implementation of PSR, which he had developed and refined during his successful leadership of the Canadian Pacific Railway Limited (“Canadian Pacific”), the Canadian National Railway Company and the Illinois Central Railroad. To support the implementation of PSR, Mr. Harrison made a series of changes in the CSX leadership team, which included the recruitment of James M. Foote as Chief Operating Officer, with whom Mr. Harrison had worked closely with at Canadian National Railway. Many elements of the CSX transformation to PSR were well underway when Mr. Harrison passed away unexpectedly on December 16, 2017.

Upon the untimely death of Mr. Harrison, Mr. Foote was promoted to President and CEO in late December 2017. The Board believes Mr. Foote will continue to lead and guide the Company under the PSR operating model creating long-term shareholder value and a sustainable future for CSX. In addition to his experience with PSR, Mr. Foote has successfully led Sales and Marketing organizations and demonstrated his ability to develop talent and motivate employees. In early January 2018, Mr. Foote supplemented his leadership team with the addition of industry veteran Edmond L. Harris as Executive Vice President – Operations. Mr. Harris has extensive operating experience with the PSR operating model.

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Compensation Discussion and Analysis

Background

Mr. Harrison’s compensation package was subject to extensive negotiation between Mr. Harrison and the Company and their respective advisors. Ultimately, the Board concluded that the total compensation package for Mr. Harrison, as disclosed in the Summary Compensation Table: (i) was necessary to secure his proven leadership; (ii) reflects the overwhelming positive market reaction to his potential hiring; (iii) was structured to help align his interest with the interests of the Company’s shareholders and to promote the long-term success of the Company; (iv) was unique to 2017; and (v) was appropriate given the overwhelming support by the Company’s shareholders.

Mantle Ridge L.P., a registered investment advisory firm, approached Mr. Harrison, then the CEO of Canadian Pacific, to discuss the possibility of working together to secure an opportunity for Mr. Harrison to lead the transformation of a major United States freight railroad. While interested, Mr. Harrison noted that his employment agreement and supplemental executive retirement benefits with Canadian Pacific each included a provision that prevented him from working at other railroad companies for a two-year period following his resignation or retirement from Canadian Pacific. Pursuant to negotiations among Canadian Pacific, Mantle Ridge and Mr. Harrison, Canadian Pacific agreed to relax these non-competition provisions if Mr. Harrison forfeited approximately $90 million in vested and about-to-vest compensation and benefits.

As part of these negotiations, in January 2017, Mr. Harrison left Canadian Pacific and, prior to any discussions with CSX, he entered into a consulting agreement with Mantle Ridge (the “MR Consulting Agreement”). Under the MR Consulting Agreement, Mr. Harrison was to be paid a monthly consulting fee and an upfront $55 million cash payment in respect to his forfeited Canadian Pacific equity awards. He was also entitled to a supplemental $29 million payment by March, 2018 in respect to his forfeited Canadian Pacific retirement benefits, and a tax equalization payment in the event that his forfeitures resulted in adverse tax consequences to him. Soon thereafter, Mantle Ridge advised CSX that it had recently become a significant CSX shareholder. Additionally, it advised CSX that Mr. Harrison had terminated his employment with Canadian Pacific, was working with Mantle Ridge on an exclusive basis and would be eager to become CEO of CSX.

The Board engaged in extensive discussions with Mr. Harrison and Mantle Ridge. During these discussions, Mr. Harrison proposed that: (i) he receive an option to buy shares of CSX common stock equal to approximately 1% of the Company’s market capitalization; (ii) CSX agree to pay $55 million to Mantle Ridge as reimbursement for the payment it made to Mr. Harrison and assume Mantle Ridge’s obligation to pay $29 million to Mr. Harrison for the Canadian Pacific retirement benefits he had but forfeited in order to relax his non-competition agreement; and (iii) CSX assume the related tax indemnity provided by Mantle Ridge to Mr. Harrison. Under the MR Consulting Agreement, Mr. Harrison would have had to refuse the leadership role with CSX in order to retain the equity award and retirement benefit reimbursement payments from Mantle Ridge, but he was entitled to take the role and retain the reimbursement payments if CSX agreed to reimburse Mantle Ridge for the $55 million reimbursement payment it had made and assume the payment obligation for the $29 million retirement benefit make-whole arrangement.

These discussions and negotiations resulted in CSX appointing Mr. Harrison as CEO of CSX on March 6, 2017. Upon his hiring, Mr. Harrison was granted options to purchase 9 million shares of CSX common stock at $49.79 per share (the closing price as of his hire date) with a 10-year exercise term, which is described in greater detail below. These options were to vest in equal annual installments over his four-year employment term. Half of the options were to vest based on continued service and half were to vest based on achievement of targets related to adjusted operating ratio and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization). These options were designed to begin to vest only after Mr. Harrison’s first full-year of service with CSX. Upon Mr. Harrison’s death in December 2017, all 9 million stock options were forfeited.

Given the magnitude of the potential reimbursement payments, the Board elected to solicit shareholder guidance at the 2017 Annual Meeting pursuant to an advisory vote on whether the Company should assume these financial obligations. The Board was mindful of the fact that it was ultimately a Board decision as to whether to agree to the requests of Mr. Harrison and Mantle Ridge to retain Mr. Harrison. The Board, however, thought it was appropriate to seek the unbiased opinion of shareholders with varying investment horizons with respect to the investment in leadership through the reimbursement arrangement. As such, the Board did not recommend “for” or “against” the advisory vote as it did not want to influence shareholders’ votes or opinions. At the 2017 Annual Meeting, over 93% of the CSX shares that were voted supported the reimbursement arrangements. Following the 2017 Annual Meeting, the Board made the decision to retain Mr. Harrison by authorizing the reimbursement arrangements and paid the $55 million to Mantle Ridge, which was the amount that Mantle Ridge had already paid to Mr. Harrison and committed to pay the remaining $29 million and assume the tax indemnity under the reimbursement arrangement.

The Company believes these payments to Mr. Harrison and Mantle Ridge were appropriate for the following reasons:

●	Proven and Successful Railroad Leader. Mr. Harrison was a proven railroad executive who had an exemplary track record for producing market-leading operating and financial results, as well as value creation for shareholders. Twice he was honored by the industry as Railroader of the Year for his leadership in the implementation of PSR at North American railroads.

●	Overwhelming Positive Market Reaction to Mr. Harrison Potentially Becoming CSX’s Next CEO. Investors reacted very favorably to the prospect of Mr. Harrison joining CSX as CEO. Between January 18, 2017, when it was publicly announced that Mantle Ridge had acquired shares of CSX and was working with Mr. Harrison, and March 6,

40	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

2017, the day Mr. Harrison was appointed as CEO of CSX, the share price of CSX common stock increased approximately 35%. During this same period, the S&P 500 and the Dow Jones U.S. Transportation Average Index rose only 4.6% and 3.1%, respectively.

MARKET CAPITALIZATION OF CSX COMMON STOCK (2017)

●	Options Structured to Align Mr. Harrison’s Compensation with Shareholders’ Interests and Promote Long-Term Success. The options granted to Mr. Harrison had an exercise price of $49.79 per share, which was the closing price of CSX’s common stock on his date of hire. This exercise price was established after the stock price had already risen from $36.88 to $49.79 on the anticipated hiring of Mr. Harrison by CSX. Therefore, Mr. Harrison’s options would have been “in-the-money” only to the extent the share price of CSX common stock achieved additional sustained increases over time. Thus, he would have been financially rewarded only if all shareholders were similarly rewarded over the long-term due to an increase in the price of CSX common stock. In addition, half of these options were to vest based on the achievement of certain financial performance targets. These financial performance targets were chosen to encourage the sustainable, long-term growth of the Company. The number of performance-based options that were to vest was dependent upon the Company’s performance against these targets and would only be valuable if the share price exceeded the exercise price.
●	Overwhelmingly Positive Support by Shareholders. The Board sought the input of the Company’s shareholders concerning the reimbursement payments sought by Mr. Harrison. At the 2017 Annual Meeting, the Company’s shareholders overwhelmingly supported the reimbursement payments to Mr. Harrison and Mantle Ridge (with over 93% of the votes cast in favor of the reimbursement arrangements). The Board subsequently approved and authorized the reimbursement payments and assumed the related tax indemnification obligations to retain Mr. Harrison as CEO so that he could continue the positive trajectory the Company was on with PSR.

To support the implementation of PSR, Mr. Harrison made a series of changes in the CSX leadership team, which included the recruitment of James M. Foote as Chief Operating Officer, with whom Mr. Harrison had worked closely at Canadian National Railway. Upon the untimely death of Mr. Harrison, Mr. Foote was promoted to President and CEO in late December 2017. The Board believes Mr. Foote will continue to lead and guide the Company under the PSR operating model creating long-term shareholder value and a sustainable future for CSX. In addition to his experience with PSR, Mr. Foote has successfully led Sales and Marketing organizations and demonstrated his ability to develop talent and motivate employees. In early January 2018, Mr. Foote supplemented his leadership team with the addition of industry veteran Edmond L. Harris as Executive Vice President – Operations. Mr. Harris has extensive operating experience with the PSR operating model.

2017 Business Highlights

In 2017, as discussed above, the Company transitioned to a new leadership team and operating strategy focused on the implementation of PSR. As a result of PSR and renewed focus on driving an efficient, customer-focused railroad, the Company was able to generate record productivity and profits while maintaining safety performance. Although the Company experienced service-related issues during this transition, by the end of the year, service performance had recovered and was at or better than 2016 levels. For the fourth quarter of 2017, velocity and dwell, two key operating metrics, were notably improved at 16.2 miles per hour and 10.6 hours, respectively, compared to 14.2 miles per hour and 11.4 hours, respectively, for the fourth quarter of 2016.

Key 2017 business highlights included:

●	Adjusted operating income of $3.85 billion(1) and adjusted operating ratio of 66.3%, which were CSX records;
●	Earnings per share growth of 27%;
●	Productivity gains of $460 million;
●	One-year stock price appreciation of 55%; and
●	Repurchase of approximately 39 million shares of CSX common stock.

(1)

See footnote 1 on page 9 regarding adjusted operating income and adjusted operating ratio – both non-GAAP financial measures that the Company believes provide meaningful information regarding operating results because they exclude certain significant items that are not considered indicative of future trends.

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Compensation Discussion and Analysis

CSX continues to deliver value to shareholders through a balanced approach to deploying cash that includes investments in the business and distributions to shareholders. In 2017, CSX returned approximately $2.7 billion to its shareholders in the form of dividends and share repurchases. In 2017, the Company also invested approximately $2.0 billion to further enhance safety, service, capacity and flexibility of its transportation network. In addition, in February 2018, the Company announced: (i) a 10% increase in its quarterly dividend to $0.22 per share from $0.20 per share; and (ii) an expansion of its then-current share repurchase program to $5.0 billion, which is expected to be completed by the end of the first quarter 2019.

Aligning Executive Compensation Programs with Leading Governance Practices

The Compensation Committee (for purposes of the CD&A, the “Committee”) has established executive compensation programs that incorporate leading governance principles. Highlighted below are certain executive compensation practices designed to drive heightened performance and support strong corporate governance.

CSX EXECUTIVE COMPENSATION PRACTICES INCLUDE:
High percentage of executive compensation that is performance-based
Performance measures that are highly correlated to shareholder value creation
Engagement of an independent compensation committee consultant
Significant share ownership requirements for Vice President-level executives and above and non-employee directors
Change of control agreements requiring a double-trigger (i.e., change of control plus termination) for severance purposes
Clawback provisions in all short and long-term incentive compensation plans
Inclusion of multiple financial measures in short and long-term incentive compensation plans
Annual risk assessment of all compensation programs by an independent consultant

CSX EXECUTIVE COMPENSATION PRACTICES DO NOT INCLUDE / ALLOW:
Dividends or dividend equivalents on unvested performance units
Excise tax gross ups
Re-pricing of underwater options without shareholder approval
Recycling of shares withheld for taxes

Aligning Executive Compensation with Company Performance

The Committee’s performance-based compensation philosophy is designed to attract, retain and motivate executives to deliver superior short-term and long-term financial performance to shareholders. As such, the Committee structures the Company’s executive compensation programs to reward short-term and long-term performance that creates value for shareholders. The executive compensation programs are designed to provide an appropriate allocation between fixed and variable compensation while mitigating unnecessary or inappropriate risk. Total compensation for each NEO is heavily weighted towards performance-based awards with long-term incentive compensation comprising the majority of the target total compensation.

Long-Term Incentive Compensation. A significant portion of CSX’s senior management’s compensation is provided under performance-based long-term incentives (“LTI”). The 2015-2017, 2016-2018 and 2017-2019 long-term incentive plan (“LTIP”) cycles use operating ratio (“OR”) and return on assets (“ROA”) on an equally weighted basis to measure the Company’s performance. OR and ROA have demonstrated a high correlation to shareholder value over time. Since 2009, a portion of the LTI has been provided in the form of restricted stock units (“RSUs”). In 2016, CSX added non-qualified stock options to its long-term incentive portfolio to further support direct alignment with shareholders and to align with incentive compensation practices of the Company’s peer group.

42	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

For the 2015-2017 cycle, CSX achieved a cumulative OR of 68.4% and average ROA of 7.36%, which resulted in a payout of 64% of the target award. The Committee annually reviews the financial measures used for each three-year cycle, and will make changes, as appropriate, as the Company continues to evolve the business to create long-term shareholder value and incent our NEOs to drive business results.

Short-Term Incentive Compensation. In 2017, the Committee approved a redesigned short-term incentive plan to better align leadership and eligible employees to the PSR operating model with an increased focus on operating efficiency with operating income (weighted 60%) and OR (weighted 40%) as financial-based operating performance measures. Based on 2017 adjusted operating income of $3.85 billion and an adjusted OR of 66.3%, the short-term incentive payout for 2017 was 159% of target. Awards may be adjusted upward or downward based on the individual’s performance.

The Committee recognizes there is an overlap between the short-term and long-term plans with respect to OR, but believes that utilizing this measure as the Company implements PSR will inspire a consistent and concerted focus on operating efficiency. Moreover, the Committee does not believe this overlap will create inappropriate risk-taking since the measurement periods are different (one vs. three years), and operational measures and reviews are in place to monitor risk. Consistent with its review of the long-term incentive plans, the Committee annually reviews the measures used for each short-term incentive cycle, and will make changes as appropriate.

CEO Total Compensation in 2017. The Summary Compensation Table contains elements of compensation that were earned for the year, such as base salary and annual incentive compensation, as well as options granted to Mr. Harrison in 2017, but forfeited upon his death prior to the first annual vesting date. The table also contains total compensation for Messrs. Foote and Ward, each of whom served as CEO at some time during 2017. It does not reflect the CEO’s total actual or realized pay for the most recently completed fiscal year. The CEO’s realized pay could be worth more or less than what is shown in the Summary Compensation Table depending on the Company’s overall financial performance, the CEO's individual performance and actual share price.

Executive Compensation Practices

What is CSX’s executive compensation philosophy?

The Committee believes that a strong and engaged executive leadership team is critical to driving Company and employee performance and delivering shareholder value. Accordingly, the Committee has designed executive compensation programs to motivate and reward the executive leadership team and align their compensation with the short-term and long-term performance of the Company. When designing the Company’s executive compensation programs, the Committee considers shareholder input through the annual say-on-pay vote.

The executive compensation programs at CSX are premised on two key principles:

●	Performance-based compensation is essential to enhancing shareholder value; and
●	Total compensation opportunity, including benefits, should be competitive with market practices.

These principles help ensure that the Company’s executives are properly compensated and focused on specific performance factors that measure progress against the Company’s business goals. The compensation principles discussed in the CD&A are applied in all but extraordinary circumstances.

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Compensation Discussion and Analysis

What are the primary objectives of the Company’s executive compensation program?

The primary objectives of the executive compensation programs are to:

●	Attract and retain high-performing talent. Use competitive compensation and benefits programs to attract and retain talented, engaged, high-performing executives with specific skill sets and relevant experience to continue to drive the business forward, create shareholder value and develop and motivate future leaders of CSX.
●	Drive business and financial performance. Inspire leaders to achieve or exceed short- and long-term business goals and objectives that are straight-forward, relevant and applicable to achieving strong business results.
●	Focus on long-term success. Mitigate inappropriate risk and hold leaders accountable for long-term, sustainable business results that provide strong returns for shareholders.
●	Align ownership interests with shareholders. Require that a significant portion of total compensation be performance-based equity to align the long-term interests of executives with those of CSX’s shareholders.

What is the role of the Compensation Committee?

The Committee oversees the development and approval of the Company’s executive compensation philosophy, strategy and design. The Committee strives to incent and reward performance through compensation plans that appropriately incent the right behaviors to drive shareholder value creation while taking into account independent market data and market-competitive practices. In assessing performance of the NEOs to determine incentive compensation payouts, the Committee conducts a detailed review of business goals taking into account enterprise-wide risk assessments.

In establishing individual executive compensation opportunities and approving payouts, the Committee considers analyses and recommendations from its independent compensation consultant, competitive market practices and the CEO’s recommendations for executive vice presidents. The Committee does not rely solely on guidelines, formulas or short-term changes in business performance. Key factors affecting the Committee’s determinations include:

●	The nature, scope and level of the executive’s responsibilities internally relative to other executives and externally based on market comparisons;
●	Performance compared to the specific goals, objectives and measures determined for CSX and for the individual executive at the beginning of the year;
●	Contribution to CSX’s financial results;
●	Effectiveness in leading CSX’s business strategy to implement PSR, improve customer service, productivity, and employee development and engagement; and
●	Contribution to CSX’s corporate responsibility efforts, including the executive’s success in creating a culture of integrity and compliance with applicable laws and CSX’s Code of Ethics.

What is the role of the independent compensation consultant?

Pursuant to its charter, the Committee has sole authority to select, retain and terminate any consultant used to assist the Committee in fulfilling its duties, including the authority to approve or ratify payments and other retention terms to any consultant.

The Committee has retained an independent compensation consultant, Meridian Compensation Partners, LLC (the “Consultant”), to provide objective analysis and to assist in the development and evaluation of the Company’s executive compensation programs. The Consultant reports directly to the Committee Chair and performs no other work for the Company. The Consultant generally attends all meetings where the Committee evaluates the overall effectiveness of the executive compensation programs or where the Committee analyzes or approves executive compensation. The Consultant is paid on an hourly fee basis, with such hourly rates approved by the Committee annually.

The Committee reviews the performance and independence of the Consultant on an annual basis, at which time it decides whether to renew the Consultant’s annual engagement. Each year, the Committee considers all appropriate information relating to the independence of the Consultant and its professionals involved in the work performed for, and advice provided to, the Committee. In 2017, the Committee determined that: (i) the relationships and work of the Consultant and its professionals did not present any conflict of interest; and

44	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

(ii) the Consultant and its professionals are independent for the purpose of providing advice to the Committee with respect to matters relating to the compensation of the executives and directors of the Company.

In 2017, the Consultant’s duties and responsibilities included:

●	Assisting in the development of a peer group of companies for comparison purposes;
●	Analyzing competitive practices, financial information, stock price and other performance data;
●	Reviewing compensation governance practices, including a risk assessment related to the Company’s compensation plans and practices;
●	Assessing compensation plan design in the context of the Company’s business goals and shareholder impact;
●	Reviewing performance targets and assessing performance against targets for the Company’s short- and long-term incentive plans;
●	Providing regular updates to the Committee with respect to current trends and developments in legislative and regulatory activity, compensation program design and governance;
●	Consulting with the Committee Chair to plan and prioritize Committee agenda items; and
●	Providing the Committee with an annual independence letter.

What is the role of the CEO in compensation decisions?

The CEO reviews compensation benchmark data for executive vice presidents. Using this data, the CEO considers information on their performance to drive short- and long-term business performance for shareholder value creation and their scope of responsibility. He makes individual compensation recommendations to the Committee for each executive vice president. These recommendations include: (i) possible salary adjustments; (ii) payout recommendations for short-term incentive compensation based on individual performance during the previous year; and (iii) short-term and long-term incentive awards.

The CEO does not make recommendations with respect to his own compensation, nor is he present when the Committee discusses his compensation.

What is the Company’s process for evaluating risk in connection with its executive compensation programs?

The Committee believes appropriately structured compensation plans should take into consideration enterprise risks and discourage behavior that leads to inappropriate increases in the Company’s overall risk profile. Accordingly, management, the Committee and the Consultant regularly review the Company’s enterprise risks and compensation plan design to consider whether the plans motivate the appropriate behaviors and mitigate unnecessary or excessive risk-taking.

On an annual basis, management and the Consultant prepare a risk assessment that focuses on the structure, key features and risk mitigating factors included in the Company’s executive compensation programs. This risk assessment:

●	Describes the process for establishing the Company’s executive compensation programs;
●	Reviews the risks and mitigating factors present in the Company’s executive compensation programs;
●	Analyzes the relationship between the executive compensation programs and the Company’s enterprise risks identified through the Company’s business risk mitigation process; and
●	When appropriate, provides recommendations for potential enhancements to further mitigate compensation risks.

The risk assessment, which includes a summary of all executive compensation programs and participation, helps the Committee evaluate: (i) the nature of the risks inherent in the Company’s executive compensation programs; and (ii) whether the Company has designed and implemented appropriate risk management processes that foster a culture of risk-awareness. In 2017, this assessment led to a conclusion by management and the Consultant that the executive compensation programs of the Company were appropriately designed while mitigating compensation risk. Additionally, CSX believes that any risks arising from its executive compensation policies and practices are not likely to have a material adverse effect on the Company.

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Compensation Discussion and Analysis

How does the executive compensation program mitigate excessive risk-taking?

The Committee believes the following elements of the Company’s executive compensation programs serve to mitigate excessive risk-taking:

●	Total compensation is appropriately balanced between (i) fixed and variable compensation and (ii) short-term and long-term incentive plans driving business performance and shareholder value creation;
●	Significant weighting towards long-term incentive compensation discourages short-term risk-taking;
●	Multiple long-term incentive compensation vehicles with overlapping vesting periods are used, including performance units, nonqualified stock options and/or RSUs;
●	Rolling multi-year performance periods for the performance units portion of the long-term incentive compensation program discourages short-term risk-taking;
●	Performance measures for short-term and long-term incentive awards apply to all eligible executives and employees alike, regardless of business unit;
●	Performance measures for short-term and long-term incentive awards align with the Company’s operating plan and business goals;
●	Clawback provisions in short-term and long-term incentive plans require repayment of awards in certain circumstances;
●	Financial performance measures have a strong, relevant correlation to long-term shareholder value creation;
●	Multiple financial performance measures in the short-term and long-term incentive plans provide a balanced approach associated with reduced risk;
●	Short-term and long-term incentive awards include maximum payout caps on financial performance measures;
●	The Committee may apply downward discretion to reduce short-term and long-term incentive compensation payouts for executive-level employees, including NEOs;
●	Internal controls over the measurement and calculation of performance measures protect against manipulation by employees; and
●	Share ownership guidelines reinforce alignment of executive and shareholder interests.

The Company’s compensation program is designed to reward consistent performance by heavily weighting the NEOs’ compensation to long-term incentives that reward sustainable financial and operating performance. Moreover, the Committee believes that the Company’s approach to goal setting, establishment of targets with payouts at differing levels of performance, and evaluation of performance results serve to mitigate excessive risk-taking that could negatively impact shareholder value or reward poor performance by executives.

How does CSX evaluate its pay practices?

The Committee annually evaluates competitive compensation data, including information from peer railroads and general industry companies. Data sources include third-party surveys and available proxy disclosures of primarily U.S.-based companies and other major North American railroads. The Company reviews target compensation data for the NEOs, including base salary and short-term and long-term incentives with that of similar positions at peer railroads and general industry companies. For purposes of evaluating targeted compensation amounts for the NEOs, the Committee reviews base salary, short-term and long-term incentive targets and total compensation market data at the 25th, 50th and 75th percentiles of the comparator group. When making compensation decisions, the Committee considers this market data, the scope of the individual’s responsibilities, his or her individual performance in driving business results under the PSR operating model, as well as other factors previously discussed in this CD&A.

As has been done in the past, the Company used a customized comparison peer group for 2017 comprised of 15 primarily U.S.-based companies and North American railroads (the “Comparator Group”) to help guide compensation levels and mix at CSX. The Committee annually assesses and approves the Comparator Group to ensure that it reflects market characteristics comparable to those of the Company, including revenue, assets, net income, market capitalization, number of employees, industry type and business complexity. The Company believes the use of the Comparator Group allows for a refined analysis of various compensation components.

46	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

2017 COMPARATOR GROUP

(1)	Revenue as of fiscal year-end 2017.
(2)	Market Capitalization as of December 31, 2017.

What are the elements of the Company’s compensation program?

The various components of the Company’s compensation program include base salary and short-term and long-term incentive compensation. The Company also provides retirement and other employee benefits, non-qualified deferred compensation plans and limited perquisites.

The Committee makes its decisions concerning the specific compensation elements and total compensation paid or awarded to the Company’s NEOs within the framework described herein and after consultation with the Consultant. The objective is to provide total compensation opportunities that are competitive with those provided by companies in the Comparator Group, with actual payment of incentive compensation dependent upon Company and individual performance. The Committee bases its specific decisions on whether each award or payment provides an appropriate incentive and reward for individual performance that is consistent with the Company’s compensation objectives.

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Compensation Discussion and Analysis

Base Salary

How is base salary determined?

The Committee determines a base salary for each executive based on its assessment of the individual’s experience, scope of responsibilities, individual performance and long-term shareholder value creation. For purposes of recruiting and retention, the Committee also considers, where appropriate salary data for similar positions within the Comparator Group. Base salary may represent a larger or smaller percentage of total compensation if actual Company and individual performance under the incentive plans discussed below falls short of or exceeds performance targets.

Short-Term Incentive Compensation

How is short-term incentive compensation determined?

Short-term incentive compensation is designed to reward executives and management employees for driving performance within a 12-month period. As discussed earlier in the CD&A, the Committee annually reviews the goals and measures used to drive positive business results and align to shareholder value creation with a balance to mitigate inappropriate risk-taking. The Committee then compares the Company’s performance to the preapproved performance goals for the year. In 2017, the Company moved away from a combination of strategic and financial goals, to focus on financial goals with an emphasis on operating efficiency. These performance goals were: (i) operating income—which can result in a payment between 0% and 120% of the NEO’s Target Incentive Opportunity (and weighted 60% of the potential total payout), and (ii) OR which can result in a payment between 0% and 80% of the NEO’s Target Incentive Opportunity (and weighted 40% of the potential target payout). Therefore, the actual payout can range between 0% and 200% of the NEO’s Target Incentive Opportunity. However, a threshold performance level must be achieved on the operating income measure to provide any payout.

NEOs have historically participated in the Senior Executive Incentive Plan (“SEIP”), which is the Company’s vehicle for providing annual incentive opportunities for these executives. Under this plan, the maximum amount payable is equal to the lesser of 0.3% of operating income for the CEO and 0.2% of operating income for each other NEO or $3 million. The Committee may adjust this amount downward in its sole discretion.

As has been done historically and in 2017, the Committee exercised its downward discretion with respect to the NEOs who are covered under Section 162(m) by using the same methodology and performance achievement used under the Company’s Management Incentive Compensation Plan (“MICP”). The MICP is the Company’s annual incentive plan for eligible management employees. The MICP is 100% performance-based and requires attainment of financial goals and is also impacted by individual performance. Applying the methodology used under the MICP, each NEO has an incentive opportunity expressed as a percentage of base salary earned during the year (“Target Incentive Opportunity”). Payments made pursuant to the MICP are made in cash.

In 2017, the Target Incentive Opportunity level for Mr. Harrison was 125%; however, as negotiated in his employment agreement, his guaranteed minimum payout for 2017 was $2.8 million. Mr. Foote was not eligible to participate in the 2017 short-term incentive plan, as he was hired after the date the plan allows for 2017 participation. The Target Incentive Opportunity level for Mr. Ward was 120%. For Messrs. Lonegro, Wallace and Eliasson and Ms. Fitzsimmons, the Target Incentive Opportunity level was 90%. The Target Incentive Opportunity for Ms. Brandt and Mr. Shudtz was 80%. The actual 2017 payouts are adjusted to reflect Company financial and individual performance and are shown and discussed in the Summary Compensation Table.

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Compensation Discussion and Analysis

What was the payout under the 2017 MICP?

The operating income target for 2017 was set at $3.3 billion and the OR target was set at 66.2% based on the Company’s business plan. The Company achieved a 2017 adjusted operating income of $3.85 billion and an adjusted OR of 66.3%. Operating income performance resulted in a 120% payout and OR performance resulted in a 39% payout, which resulted in a total overall payout of 159% of target incentive opportunities. In accordance with the Company’s performance management program, MICP award payouts for each employee were adjusted upward or downward from the 159% based on individual performance with the majority of employees receiving a payout that was equivalent to the Company’s performance for operating income and OR.

2017 MICP ACHIEVEMENT (POTENTIAL PAYOUT) PERCENTAGES

OPERATING INCOME (120% MAXIMUM PAYOUT)
Threshold (10% payout)	Target (60% payout)	Maximum (120% payout)
$2.8 billion	$3.3 billion	$3.6 billion

OPERATING RATIO (80% MAXIMUM PAYOUT)
Threshold (10% payout)	Target (40% payout)	Maximum (80% payout)
68.9%	66.2%	65.0%

How does the 2017 payout compare to prior year payouts?

The table below illustrates the Company’s historical payout under the MICP since 2013.

YEAR	2013	2014	2015	2016	2017
Overall Payout (as a percentage of Target Incentive Opportunity)	130%	116%	60%	143%	159%

What was the 2017 payout for the NEOs?

Similar to how management assesses the performance of all eligible employees, the Committee annually assesses the individual performance of each NEO and determines payout amounts, which are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As in prior years, the payouts for the NEOs were determined using the methodology applied to the MICP and, therefore, were substantially less than the maximum available to eligible participants under the SEIP. Consistent with MICP practices, awards for the NEOs may vary based on individual performance. Mr. Foote did not receive a payout for 2017 as he was hired after the eligible participation date under the plan. Mr. Foote will be an eligible participant in 2018. Mr. Harrison’s estate received a prorated payout for 2017, according to the terms of his employment agreement and as disclosed in the Summary Compensation Table. Based on his performance during 2017, Mr. Wallace received a payout of 200%. Ms. Fitzsimmons and Mr. Eliasson received a 200% payout based on the negotiated terms of their separation agreements. Mr. Ward also received a prorated payout as a result of his retirement. All other NEOs received a payout of 159%.

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Compensation Discussion and Analysis

Has the short-term incentive plan been effective in driving Company performance?

The Committee believes that the short-term incentive opportunities provided to the NEOs help drive the Company’s annual performance. Improvements in operating performance have been driven by the adoption of the PSR operating model, management restructuring and favorable economic environment. The Committee believes that sustained improvements in operating income and OR will continue to play a critical role in the creation of shareholder value and will annually assess the measures associated with the short-term incentive plan to continue to incent the NEOs to drive the Company’s performance and to create shareholder value.

Long-Term Incentive Compensation

Long-term incentive compensation is intended to incent behaviors that support strategic and business-aligned initiatives to drive shareholder value over a multi-year period. This is accomplished by providing equity-based incentives focused on financial performance measures that: (i) have a historically high correlation to shareholder returns; (ii) are within management’s direct control and impact; and (iii) encourage long-term commitment and perspective to driving shareholder value. Long-term incentives are granted under the shareholder-approved 2010 CSX Stock and Incentive Award Plan (the “Stock Plan”).

Each year, a market competitive long-term incentive target grant value is identified for each eligible position level and converted into the appropriate number of performance shares, stock options or RSUs based on the average closing value of CSX common stock for the full three-month period prior to the grant or the Black-Scholes value for that same period, respectively. The grants associated with each three-year cycle are subsequently reviewed and approved by the Committee each year for all eligible participants, including the NEOs.

What forms of long-term incentive compensation are granted to NEOs?

The Stock Plan allows for different equity-based awards and provides flexibility in compensation design to attract, retain and engage high-performing NEOs and eligible participants, including performance units, nonqualified stock options, stock appreciation rights, restricted stock units (“RSUs”) and restricted stock. The Committee determines the mix of equity vehicles annually to drive and incent the appropriate behaviors and align Company and the individual’s performance to shareholder interests and value creation. The mix has historically included performance units, stock options and RSUs to align NEOs with long-term shareholder value creation, achievement of key performance goals and absolute stock price appreciation.

Performance units are granted at the beginning of the performance period in accordance with the Company’s LTIP, as described below. Awards are paid in the form of CSX common stock at the end of the performance period based on attainment of pre-established Company performance goals. Dividend equivalents are not paid on performance units for the outstanding LTIP cycles. Performance units are subject to forfeiture if employment terminates before the end of the performance cycle for any reason other than death, disability, retirement or other limited circumstances, as approved by the Committee. In such instances, participants receive a pro-rata portion of the award based on the number of months completed in the LTIP cycle.

New LTIP cycles are reviewed and approved each year when the Committee grants awards to participants. These grants are made and the performance targets set following the annual Board review of the Company’s business plan for the applicable upcoming three-year period. Each LTIP cycle is designed to emphasize performance while aligning executives’ interests with those of shareholders by linking the payout’s value to share price, while focusing on long-term shareholder value creation, incenting the appropriate behaviors and mitigating excessive risk. The three-year performance cycles run concurrently, so the Company may have up to three active cycles during a given year. The 2015-2017 cycle closed on December 31, 2017. The 2016-2018, 2017-2019 and 2018-2020 cycles remain in progress.

Actual performance unit payouts for each LTIP cycle, if any, do not occur until approved by the Committee in January of the year following the last year in the three-year cycle. These payouts can vary from the target grants in terms of both the number of shares paid out due to financial performance and the market value of CSX common stock at the time of payout compared to the price on the original grant date. Based on actual performance, as discussed below, the performance unit payouts for the NEOs at the end of the performance cycle can range from 0% to 200% of the target grants.

Nonqualified stock options require stock price growth to deliver any value. As a result, they reinforce leadership’s focus on the importance of returns to shareholders. Stock options provide participants with the right, but not the obligation, to buy CSX stock at an agreed-upon price within 10 years from the date of grant. The exercise price of the stock options is established as the closing stock price on the date of grant. The Stock Plan prohibits the repricing of outstanding stock options without the approval of shareholders. Stock options

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Compensation Discussion and Analysis

are subject to forfeiture if employment terminates before the end of the vesting period for any reason other than death, disability, retirement or other limited circumstances, as approved by the Committee. In such instances, participants receive a pro-rata portion of the award based on the number of months completed in the cycle.

RSUs represent an agreement to issue shares of CSX common stock if a participant remains employed by the Company for a defined period of time referred to as the restriction period. RSUs granted in 2017 vest three years after the date of grant. Participants receive cash dividend equivalents on the unvested shares during the restriction period. Unlike performance units, RSUs are not subject to any performance requirements and are time-based. RSUs are subject to forfeiture if employment terminates before the end of the restriction period for any reason other than death, disability, retirement or other limited circumstances. In such instances, the participant receives a pro-rata award based on the number of months completed in the restriction period.

What were the performance measures for the 2015-2017 LTIP cycle?

OR and ROA were the performance measures for the 2015-2017 LTIP cycle. The Committee chose OR due to its historically high correlation to CSX’s stock price, alignment with shareholder value, the need for the Company to continue to focus on operating efficiently and the ability of all participants to understand the impact of their actions in relation to Company performance. For purposes of the 2015-2017 LTIP cycle, OR is defined as operating expense divided by operating revenue adjusted by excluding non-recurring items that are disclosed in the Company’s financial statements.

The Committee chose ROA because it indicates the level of return the Company is generating on its assets and how efficiently Company assets are being used. ROA is tax-adjusted operating income, excluding non-recurring items as disclosed in the Company’s financial statements, divided by net property. The tax-adjusted operating income uses a flat 38% tax rate to eliminate volatility of one-time tax issues. Net property is calculated by subtracting accumulated depreciation from gross property.

OR and ROA were each weighted 50% of the total payout opportunity and were measured independently of the other.

Operating Ratio (OR) =	Operating Expenses	50%
	Operating Revenues

Return on Assets (ROA) =	Tax-Adjusted Operating Income	50%
	Net Property

The threshold, target and maximum payouts for each measure are 10%, 50% and 100%, respectively, generating a total target payout of 100% and a maximum possible payout of 200% for the 2015-2017 LTIP cycle. The 2015-2017 LTIP cycle measured cumulative OR and average ROA over a 12-quarter period from January 2015 to December 2017.

In addition to OR and ROA, the Committee maintained downward discretion on the payouts for the CEO and executive vice presidents who originally received this grant based on relative total shareholder return (“Relative TSR”). If CSX’s 2015-2017 Relative TSR is in the bottom quartile of any of the comparison groups for the 12-quarter period, the Committee had discretion to reduce the payout by up to 30%.

What were the financial goals for the 2015-2017 LTIP cycle?

The LTIP targets for the 2015-2017 LTIP cycle were set to provide an incentive to continue growing long-term shareholder value. Under the 2015-2017 LTIP cycle they were as follows:

CUMULATIVE OPERATING RATIO (100% MAXIMUM PAYOUT)
Threshold (10% payout)	Target (50% payout)	Maximum (100% payout)
73.0%	70.0% to 69%	66.0%

RETURN ON ASSETS (100% MAXIMUM PAYOUT)
Threshold (10% payout)	Target (50% payout)	Maximum (100% payout)
7.11%	8.12% to 8.47%	9.57%

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Compensation Discussion and Analysis

OR performance levels were subject to adjustment based on the price per gallon of highway diesel fuel, as discussed below.

How are the performance levels adjusted for the price of fuel?

At the time the 2015-2017 LTIP cycle was approved by the Committee, a provision was made for the adjustment of the OR performance goals by a pre-determined amount if the cost of highway diesel fuel was outside the range of $3.15 - $3.65 per gallon. This adjustment is included in the plan design for each LTIP cycle due to the significant impact volatile fuel prices have on expenses and OR. Based on the price per gallon of highway diesel fuel during the 2015-2017 cycle, the adjusted threshold, target and maximum payout targets for cumulative OR were reduced by 1% to 72.0%, 69.0% - 68.0% and 65.0%, respectively making these targets more challenging to achieve.

What was the actual payout for the 2015-2017 LTIP cycle?

Based on the cumulative OR of 68.4% and an average ROA of 7.36% for the cycle, the payout for the 2015-2017 LTIP cycle was 64%. The Committee determined that the Company’s Relative TSR performance against the S&P 500, S&P 500 Transportation Industry and peer railroads was not in the bottom quartile of any of the comparison groups for the cycle. Accordingly, no downward discretion was applied. Messrs. Harrison, Foote and Wallace did not receive a payout under this cycle since they were not employed with CSX in 2015, when the cycle and awards were approved and granted by the Committee.

What types of long-term incentive compensation were granted to the NEOs in 2017?

In 2017, the LTIP mix included performance units, nonqualified stock options and RSUs. The LTIP mix was achieved by determining a market competitive LTIP grant value and allocating 50% of the value to performance units, 25% to stock options and 25% to time-based RSUs. This mix provides a strong link to shareholder value creation. In determining the number of performance units and RSUs to be granted, the target award value is divided by the average of CSX’s stock price during the three full months prior to the grant approval date, rather than the stock price on the date of grant. In determining the number of stock options to be granted the target value is divided by the Black-Scholes value of the average of CSX’s stock price during the three full months prior to the grant approval date. Using the three-month average reduces the impact of daily fluctuations in stock price. Mr. Harrison was not a participant of the 2017-2019 LTIP cycle, and thus did not receive any award under the cycle.

Because Mr. Foote did not start with CSX when the 2017-2019 LTIP cycle was approved and granted by the Committee, he received a separate sign-on equity award that will vest three years from his date of hire should the same performance measures of the 2017-2019 LTIP cycle be met on the performance units. This award consisted of performance units, tied to the same financial measures as other NEOs and participants, and nonqualified stock options. No RSUs were granted to Mr. Foote. In addition, the alignment of the award to the 2017 cycle, being performance-based, ensures a strong correlation to long-term shareholder value creation. The Committee also approved a special provision to allow this sign-on award and subsequent awards under the LTIP to fully vest upon Mr. Foote’s retirement from the Company. The Committee believes by granting full vesting and not pro-rata vesting, this provides him additional incentive to ensure the Company is creating long-term shareholder value and that senior leadership continues to develop talent to implement the PSR operating model. The award is disclosed in the applicable tables below.

As part of the negotiations to become CEO, Mr. Harrison was granted 9 million stock options, which represented his long-term incentive compensation for the four-year term of his employment agreement. The options were to vest ratably over 4 years with half of the stock options subject to performance vesting (“Performance Options”) and half subject to service vesting. For the Performance Options, half were subject to adjusted OR performance metrics and the other half subject to adjusted EBITDA performance metrics. Upon Mr. Harrison’s death in December 2017 all 9 million options were forfeited pursuant to the terms of his agreement.

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Compensation Discussion and Analysis

Does the Company have separate employment agreements for the NEOs?

In connection with the leadership changes in 2017, the Company negotiated individual employment agreements with Messrs. Harrison, Wallace and Foote. Mr. Harrison had an individually negotiated employment agreement given the unique circumstances of his hiring as CEO. Mr. Foote had an individually negotiated employment agreement upon his hiring as Executive Vice President – Chief Operating Officer in October 2017. However, the terms of his change-in-control and non-compete provisions were the same as other senior executive officers and he continues to have these same protections. His employment agreement was subsequently canceled upon his promotion to President and CEO in December 2017, except for the provision that states his long-term incentive awards will continue to fully vest after he retires from the Company and certain severance protections, as described in the Severance and Change-of-Control Agreements section. Mr. Wallace negotiated a separate employment agreement upon his recruitment and relocation to the Company’s headquarters. This agreement remains in place. No other NEOs have an individual employment agreement. All individual employment agreements have been filed and can be reviewed on the SEC website.

Does the Company have non-compete agreements and clawback provisions?

Yes. The Company has non-compete agreements and clawback provisions for its compensation plans, as described below.

Non-Compete Agreements:

Vice Presidents and above, including the CEO and executive vice presidents, are required to enter into formal non-compete agreements with the Company as a condition for participation in each LTIP cycle. The non-compete agreements preclude an executive from working for a competitor of the Company. The non-compete conditions extend for a period of 18 months following separation from employment.

Clawbacks:

Short-term Incentive Plan. The short-term incentive plan contains provisions requiring NEOs to repay the Company portions of any payment received if: (i) within the two-year period following the receipt of the payment, the Company is required to restate its financial statements due to accounting irregularities; and (ii) the payment amount received exceeded the otherwise proper payment based on the restated financials.

Long-term Incentive Plan. If the Company is required to restate its financial statements due to accounting irregularities discovered within three years after a payout, the clawback provision in each LTIP cycle requires that amounts in excess of the otherwise proper award be repaid to the Company. Each LTIP also contains provisions that require the repayment to the Company of portions of any award received if, within the two-year period following the receipt of the award, the employee violates certain conditions, including: (i) separation from the Company and working for a competitor in a similar capacity as the participant has functioned during the past five years at the Company; or (ii) engaging in conduct that puts the Company at a competitive disadvantage.

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Compensation Discussion and Analysis

Benefits

What types of Retirement and Health and Group Benefits are provided to the NEOs?

Retirement Programs:

CSX’s retirement programs consist of two components: a defined benefit pension plan and a defined contribution 401(k) plan. The retirement programs described below are provided to the NEOs under the following plans:

●	CSX Pension Plan (the “Pension Plan”);

●	Special Retirement Plan for CSX Corporation and Affiliated Corporations (the “Special Retirement Plan”); and

●	The CSX Corporation 401(k) Plan (“CSXtra Plan”).

Pension Plan

The Pension Plan is qualified under the Code and covers CSX’s non-union employees. In general, pension benefits accrue in two different ways: (i) for employees externally hired or promoted from CSX union positions before January 1, 2003, benefits accrue based on a “final average pay” formula; and (ii) for employees externally hired or promoted from CSX union positions on or after January 1, 2003, benefits accrue based on a “cash balance” formula. Further information on the Pension Plan can be found in the discussion following the Pension Benefits Table.

Special Retirement Plan

The Special Retirement Plan is a nonqualified plan and primarily provides benefits that are otherwise limited under the Pension Plan due to the qualified plan Code provisions. Further information on the Special Retirement Plan can be found in the discussion following the Pension Benefits Table.

CSXtra Plan

All CSX non-union employees may contribute to the CSXtra Plan, a defined contribution 401(k) plan. Participants may contribute on a pre-tax and after-tax basis and receive Company matching contributions. The Company’s matching contribution is equal to 100% on the employee’s first 1% contribution, and 50% on the employee’s additional contributions up to 6% of base salary, for a Company match up to 3.5%. Participants may invest contributions in various investment funds, including but not limited to target date funds, equity, bonds and CSX stock.

Executive Deferred Compensation Plan:

CSX offers a voluntary, nonqualified executive deferred compensation plan (“EDCP”) for the benefit of its executives and other eligible employees. The purpose of the EDCP is to provide participants with the opportunity to:

●	defer compensation in excess of qualified plan limits until retirement or another specified date or event; and

●	defer compensation to allow them to receive the full Company matching contribution of 3.5% of base salary not otherwise available to them under the CSXtra Plan.

The types of compensation eligible for deferral include base salary, short-term incentive compensation and LTIP awards.

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Compensation Discussion and Analysis

Health and Group Benefits:

CSX provides the same health and group benefits to the NEOs as those available to all non-union employees. The Company also provides basic life insurance and accidental death and dismemberment insurance coverage to all management employees, each of which is equal to two times their respective annual salaries, up to $1 million. The Company also provides NEOs, on the same basis as other management employees, salary continuance in the event of short-term or long-term disability, travel accident insurance and vacation based on length of service.

CSX sponsors a post-retirement medical plan for management employees hired or promoted from a union position prior to January 1, 2003. The Company stopped providing post-retirement medical benefits for all management employees, including executive-level employees, hired or promoted from a union position on or after that date.

Does the Company provide perquisites to its NEOs?

The perquisites provided to NEOs in 2017 included: (i) financial planning services of either $9,000 or $12,000 depending on level; (ii) excess liability insurance; and (iii) an annual health and wellbeing examination. These perquisites were valued at approximately $15,000 for each NEO.

When Mr. Harrison became CEO in March 2017, he was required to travel by Company aircraft at all times for security purposes and to ensure efficient use of his time. Similarly, when Mr. Foote became CEO in December 2017, he was required to travel by Company aircraft at all times for the same reasons. Other senior-level executives have access to the Company aircraft and may use it on a limited basis for personal reasons. The amounts related to the NEO’s use of the Company aircraft are disclosed in the Summary Compensation Table.

Severance and Change-of-Control Agreements

Are there any special severance plans or related arrangements provided to the NEOs?

During 2017, executives were covered under the Company’s general severance policy available to all salaried, non-union employees whose positions are eliminated, pursuant to the terms of CSX’s severance plan, which pays benefits based on years of service. The benefits ranged from 1 month of base pay (if 1 to 3 years of CSX service has been attained) to 1 year of base pay (if at least 20 years of CSX service has been attained).

In 2017, due to leadership changes and in an effort to retain the Company’s executives and ensure their focus continued on the Company’s business goals and shareholder interests, the Company adopted separate severance programs for its Vice Presidents (the “Executive Severance Plan”) and for its more senior executives covered by Section 16 of the Securities Exchange Act of 1934 (the “Section 16 Officer Severance Plan”). For the executives covered by these plans, the benefits were available in lieu of benefits under the Company’s general severance policy. The Section 16 Officer Severance Plan provides eligible executives with severance payments and benefits in the event that an individual’s employment with the Company or one of its subsidiaries is terminated on or before February 22, 2019, involuntarily by the Company other than “for cause” or voluntarily by the eligible employee for “good reason.”

The severance payments that could be received by eligible officers covered under Section 16 of the Securities Exchange Act of 1934 (“Section 16 Officers”) include:

●	Lump sum cash payment equal to two times the executive’s then base salary;

●	Lump sum cash payment equal to the executive’s target bonus for the year of separation;

●	Credit for an additional three years of age and two years of service for purposes of calculating the executive’s pension benefit; and

●	Pro-rata vesting of the executive’s unvested equity and MICP awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals.

Mr. Eliasson and Ms. Fitzsimmons received severance benefits under this program and as disclosed in the Summary Compensation Table.

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Compensation Discussion and Analysis

Messrs. Foote, Wallace and Shudtz are NEOs not covered under the Section 16 Officer Severance Plan. In connection with his promotion to President and CEO, Mr. Foote retained certain severance protections that were included in his employment agreement that was effected upon his joining the Company in October 2017. Should he be involuntarily terminated by the Company other than “for cause” or voluntarily terminate his employment for “good reason”, he would receive a lump sum cash payment equal to two times his then base salary plus two times his target annual bonus and pro-rata vesting of his unvested equity and annual awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals.

Mr. Wallace negotiated a separate employment agreement upon his recruitment and relocation to the Company’s headquarters that contains the following severance protections should he be involuntarily terminated by the Company other than “for cause” or voluntarily terminate his employment for “good reason”: a lump sum cash payment equal to two times his then base salary plus two times his target annual bonus, pro-rata vesting of his unvested equity and annual awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals, relocation/tax advisory services and a relocation benefit if he relocated from Jacksonville within one year of termination.

Mr. Shudtz has severance benefit protections under the Executive Severance Plan that are in effect until February 22, 2019, should he be involuntarily terminated by the Company other than “for cause” or voluntarily by the eligible employee for “good reason” as follows:

●	Lump sum cash payment equal to one times the employee’s then base salary;

●	Lump sum cash payment of one times the employee’s target bonus for the year of separation;

●	Credit for an additional three years of age and two years of service for purposes of calculating the employee’s pension benefit; and

●	Pro-rata vesting of the employee’s unvested equity and MICP awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals.

Does the Company provide Change-of-Control Agreements to its NEOs?

Yes. These agreements are designed to ensure management objectivity in the face of a potential transaction. Since payment is subject to a “double-trigger” (i.e., payments are conditioned upon a change-of-control as well as separation from employment), NEOs are financially protected and thereby properly positioned to negotiate in the best interests of shareholders. Mr. Ward agreed to cancel his Change-of-Control Agreement in February 2017, and Mr. Eliasson and Ms. Fitzsimmons agreed to waive their Change-of Control Agreements in November 2017.

A detailed description of the Change-of-Control Agreements is set forth under the section entitled “Post-Termination and Change-of-Control Payments.”

Are there limits on severance amounts paid to the NEOs pursuant to Change-of-Control Agreements?

Yes. The Company’s policy for severance benefits (the “Policy”): (i) requires a “double-trigger” to receive severance; (ii) prohibits Company reimbursement for the payment of excise taxes; (iii) defines “bonus” as the current “target” amount; and (iv) requires a contract term not to exceed three years. The Policy also provides that the payment of severance benefits, without shareholder approval, is limited to 2.99 times base salary plus bonus for Section 16 Officers and 2.00 times base salary plus bonus for other eligible executives. The Policy is available on the Company’s website at http://investors.csx.com under the heading “Corporate Governance.” All of the NEOs’ Change-of-Control Agreements are in compliance with the Policy.

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Compensation Discussion and Analysis

Does the Company have stock ownership guidelines for the NEOs?

Yes. CSX believes that, in order to align the interests of management with those of its shareholders, it is important that NEOs and other senior leaders hold a significant ownership position in CSX common stock relative to their base salary. To achieve this linkage, CSX has established the following formal stock ownership guidelines.

POSITION	MINIMUM VALUE
Chief Executive Officer	6 times base salary
Executive Vice Presidents	4 times base salary
Senior Vice Presidents	3 times base salary
Vice Presidents	1 times base salary

Each of the individuals covered by these guidelines must retain 100% of their net shares issued until the guidelines are achieved and have five years in which to do so.

What are the accounting, tax and dilution considerations of CSX’s compensation programs?

As discussed above, a significant portion of each NEO’s total compensation is performance-based. Section 162(m) of the Code imposes a $1 million limit on the amount that CSX may deduct for compensation paid to the NEOs who are “covered employees” under this section. Before 2018, however, performance-based compensation paid under a plan that was approved by shareholders was excluded from the $1 million limit if, among other requirements, the compensation was payable only if pre-established, objective performance goals were achieved and the Committee that established and certified attainment of the goals consisted only of outside directors. The Tax Cuts and Jobs Act (P.L. 115-97, Dec. 22, 2017) changes section 162(m) by repealing this exception for performance-based compensation for payments made in years after 2017 so that even performance-based compensation will not be deductible if paid to NEOs who are covered employees, unless a prescribed grandfather exception applies.

While the tax effect of any compensation arrangement is a factor to be considered, the effect is evaluated by the Committee in light of CSX’s overall compensation philosophy and objectives. CSX’s compensation program for NEOs has primarily objective elements with individual performance factored in for the short-term incentive plan. Generally, the Committee wishes to maximize CSX’s federal income tax deductions for compensation expense. Therefore, until the recent tax law change, the Company endeavored to structure the short-term and long-term performance based incentive elements to meet the requirements for deductibility under Section 162(m) while retaining the ability to apply permissible negative discretion in determining the ultimate award payouts. Nonetheless, the Committee does not believe that compensation decisions should be unduly constrained by how much compensation is deductible for federal tax purposes and use this as one element of their review and approval of compensation-related items. Accordingly, the Committee is not limited to paying compensation under plans that are qualified under Section 162(m) and the Committee’s ability to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m).

The Committee seeks to balance the tax, earnings and dilutive impact of the compensation plans with the need to attract, retain and motivate highly-qualified executives.

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Compensation Discussion and Analysis

2017 Summary Compensation Table

The Summary Compensation Table presents the amount and type of compensation for the NEOs in 2017.

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS(1)	STOCK AWARDS(2)	OPTION AWARDS(3)		NON-EQUITY INCENTIVE PLAN COMPENSATION(4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(5)	ALL OTHER COMPENSATION(6)	TOTAL
James M. Foote(7)	2017	$149,919	$400,000	$1,027,812	$1,045,626		—	$8,849	$15,355	$2,647,561
President and Chief Executive Officer
Frank A. Lonegro	2017	$500,000	—	$1,950,165	$743,772		$715,500	$869,559	$35,684	$4,813,680
Executive Vice President and Chief Financial Officer	2016	$500,000	—	$1,520,986	$386,150		$643,500	$484,797	$31,825	$3,567,258
	2015	$365,518	—	$706,112	—		$173,072	$27,056	$18,064	$1,289,822
Mark K. Wallace	2017	$450,362	$550,000	$2,316,531	$582,595		$825,000	$108,187	$378,989	$5,211,664
Executive Vice President and Chief Administrative Officer
Sarah K. Brandt	2017	$395,000	—	$731,318	$278,915		$502,440	$1,243,469	$22,890	$3,174,032
Senior Vice President and Chief Information Officer	2016	—	—	—	—		—	—	—	—
	2015	—	—	—	—		—	—	—	—
Peter J. Shudtz	2017	$354,113	$112,667	$292,518	$111,568		$450,432	$1,398,306	$11,450	$2,731,054
Vice President — Federal Regulation	2016
	2015
E. Hunter Harrison	2017	$1,885,703	—	—	$115,884,000	(3)	$3,490,368	$600,339	$29,286,876	$151,147,286
Former President and Chief Executive Officer
Michael J. Ward	2017	$557,692	—	$8,775,720	$3,346,976		$954,000	$752,814	$195,743	$14,582,945
Former Chief Executive Officer	2016	$1,200,000	—	$6,317,982	$2,316,907		$2,059,200	$1,563,377	$122,638	$13,580,104
	2015	$1,200,000	—	$7,064,833	—		$864,000	—	$80,728	$9,209,561
Fredrik J. Eliasson(7)	2017	$687,500	—	$2,437,695	$929,716		$1,400,000	$3,493,162	$2,120,907	$11,068,980
Former Executive Vice President and Chief Sales and	2016	$600,000	—	$1,872,005	$514,867		$772,200	$901,672	$35,567	$4,696,311
Marketing Officer	2015	$565,720	—	$2,018,535	—		$305,489	$199,435	$27,174	$3,116,353
Ellen M. Fitzsimmons(7)	2017	$625,000	—	$1,950,165	$743,772		$1,125,000	$4,015,780	$1,849,755	$10,309,472
Former Executive Vice President – Law and Public Affairs,	2016	$616,965	—	$1,052,985	$386,150		$705,807	$659,817	$37,315	$3,459,039
General Counsel and Corporate Secretary	2015	$550,000	—	$1,513,900	—		$264,000	$103,737	$34,952	$2,466,589
(1)

Bonus – The amounts included in this column represent the cash sign-on bonuses for Messrs. Foote and Wallace. Should either leave prior to their one-year anniversary date, they will be required to repay these amounts. For Mr. Shudtz, this amount represents a cash retention bonus.

(2)

Stock Awards – Amounts disclosed in this column are related to LTIP performance units, RSUs and restricted stock granted in 2015, 2016 and 2017, and reflect the aggregate grant date fair value of such stock awards computed in accordance with FASB ASC Topic 718. For performance units, the grant date fair value is based on the probable outcome of performance conditions at the time of grant. For more information and assumptions used in valuing these awards, see Note 4, Stock Plans and Share-Based Compensation in the Notes to the Consolidated Financial Statements in the 2017 Annual Report, which was filed with the SEC on February 7, 2018. If the highest level of performance under each LTIP cycle is achieved, the maximum grant date fair value of the performance

58	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

units (which does not include stock options, RSUs or restricted stock) for each NEO by year of grant would be: 2017: Mr. Foote’s sign-on equity grant (as described in the CD&A) - $2,055,624, Mr. Lonegro - $2,600,188, Mr. Wallace - $2,259,984, Ms. Brandt - $975,058, Mr. Shudtz - $390,024, Mr. Ward - $11,700,992, Mr. Eliasson - $3,250,260 and Ms. Fitzsimmons - $2,600,188; 2016: Mr. Lonegro - $1,403,980, Mr. Ward - $8,423,976, Mr. Eliasson - $1,872,006 and Ms. Fitzsimmons - $1,403,980; 2015: Mr. Lonegro - $302,758, Mr. Ward - $10,597,268, Mr. Eliasson - $3,027,802 and Ms. Fitzsimmons - $2,270,832. It should be noted Messrs. Ward and Eliasson and Ms. Fitzsimmons subsequently forfeited part of their awards due to their retirements and/or resignation.

(3)

Option Awards – The values included in this column represent the grant date fair value of stock options granted to each NEO computed in accordance with FASB ASC Topic 718. For more information and assumptions used in valuing these awards, see Note 4, Stock Plans and Share-Based Compensation in the Notes to the Consolidated Financial Statements in the 2017 Annual Report, which was filed with the SEC on February 7, 2018. Mr. Harrison’s amount represents the grant date fair value of the 9 million stock options granted as part of the compensation package designed to encourage Mr. Harrison to join CSX. Due to his death, all 9 million stock options were forfeited per the terms of his negotiated employment agreement.

(4)

Non-Equity Incentive Plan Compensation – The 2017 annual incentive compensation was paid in February 2018 based on a 159% payout of the 2017 MICP. Based upon his 2017 performance, Mr. Wallace received a 200% payout. The amounts for Mr. Eliasson and Ms. Fitzsimmons are calculated using 200%, per their negotiated severance agreements. Mr. Harrison’s award was a prorated award, per his negotiated employment agreement.

(5)

Change in Pension Value and Nonqualified Deferred Compensation Earnings – The values in this column reflect changes in the actuarial present value of pension benefits. The changes in values result from increases in each individual’s years of service, final average compensation calculation and age, revised mortality assumptions, as well as from a decrease in the pension discount rate from 4.08% to 3.56%. In addition, Mr. Eliasson’s and Ms. Fitzsimmons’ amounts also reflect an extra three years added to their age and an extra two years of service per their negotiated severance agreements and as previously discussed in the Severance and Change of Control Agreements section of the CD&A. CSX measured its pension values as of December 31, 2017.

(6)

All Other Compensation – The values in this column include amounts for personal usage of Company aircraft, financial planning services, health and wellness examination at Mayo Clinic, annual health savings account contribution associated with participation in the medical plan, excess liability insurance, severance, relocation, temporary and/or corporate housing, and the Company’s match under the 401(k) and nonqualified deferred compensation plans. For Mr. Foote, this column includes, along with the items discussed above, $12,301 for temporary housing. Mr. Wallace’s amount includes $293,642 for reimbursed relocation expenses that includes a tax gross-up of $49,239, which is provided to all other CSX management employees who receive relocation benefits and $47,318 for personal aircraft usage and $25,757 for temporary housing, both of which were associated with his relocation from Calgary, Canada to Jacksonville, Florida. For Mr. Harrison, this includes the $29 million shareholder approved reimbursement, $233,041 for Company-mandated aircraft usage, $27,466 for security and $14,012 for personal use of corporate housing. Mr. Ward’s amount includes a $100,000 matching charitable contribution and $62,787 for Company-mandated aircraft usage. As part of the “Section 16 Officer Severance Plan” Mr. Eliasson and Ms. Fitzsimmons received severance amounts of $2,100,000 and $1,812,500, respectively as previously described in the CD&A.

The aircraft usage amount was calculated using the direct hourly operating cost of $2,264 and $3,501, depending upon the type of aircraft used, per flight hour for 2017, plus taxes. The aggregate incremental cost to the Company for use of the Company aircraft for personal travel is calculated by multiplying the hourly variable cost rate (including fuel, oil, airport and hangar fees, crew expenses, maintenance, catering and taxes) for the aircraft by the hours the executive used the aircraft. For these purposes, hours occupied by any “deadhead” aircraft legs are included in the total hours the aircraft was used by the executive.

(7)

On October 25, 2017, Mr. Foote joined CSX as Chief Operating Officer and was subsequently appointed President and Chief Executive Officer on December 22, 2017. On November 15, 2017, Mr. Eliasson resigned as Executive Vice President and Chief Sales and Marketing Officer, and Ms. Fitzsimmons retired as Executive Vice President – Law and Public Affairs, General Counsel and Corporate Secretary.

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Compensation Discussion and Analysis

2017 Grants of Plan-Based Awards Table

In 2017, the NEOs received the plan-based awards as shown in the table below.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE AWARDS (# UNITS)(2)			ALL OTHER	ALL OTHER	EXERCISE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (UNITS)	TARGET (UNITS)	MAXIMUM (UNITS)	STOCK AWARDS (UNITS)(3)	OPTION AWARDS (#)(4)	AWARDS ($)	AND OPTION AWARDS(5)
James M. Foote	October 25, 2017				1,942	19,422	38,844				$1,027,812
	October 25, 2017								76,040	$52.92	$1,045,626
		$0	$0	$0
Frank A. Lonegro	February 22, 2017				2,687	26,867	53,734				$1,300,094
	February 22, 2017							13,434			$650,071
	February 22, 2017								59,312	$48.39	$743,772
		$45,000	$450,000	$3,000,000
Mark K. Wallace	March 29, 2017				2,390	23,900	47,800				$1,129,992
	March 29, 2017							11,950			$564,996
	March 29, 2017							13,146			$621,543
	March 29, 2017								47,966	$47.28	$582,595
		$41,250	$412,500	$3,000,000
Sarah K. Brandt	February 22, 2017				1,008	10,075	20,150				$487,529
	February 22, 2017							5,038			$243,789
	February 22, 2017								22,242	$48.39	$278,915
		$31,600	$316,000	$3,000,000
Peter J. Shudtz	February 22, 2017				403	4,030	8,060				$195,012
	February 22, 2017							2,015			$97,506
	February 22, 2017								8,897	$48.39	$111,568
		$28,329	$283,290	$3,000,000
E. Hunter Harrison	March 6, 2017								9,000,000	$49.79	$115,884,000	(5)
		$2,800,000	$2,800,000	$5,600,000
Michael J. Ward	February 22, 2017				12,090	120,903	241,806				$5,850,496
	February 22, 2017							60,451			$2,925,224
	February 22, 2017								266,904	$48.39	$3,346,976
		$60,000	$600,000	$3,000,000

60	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

NAME	GRANT DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE AWARDS (# UNITS)(2)			ALL OTHER STOCK AWARDS (UNITS)(3)	ALL OTHER OPTION AWARDS (#)(4)	EXERCISE PRICE OF OPTION AWARDS ($)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(5)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (UNITS)	TARGET (UNITS)	MAXIMUM (UNITS)
Fredrik J. Eliasson	February 22, 2017				3,358	33,584	67,168				$1,625,130
	February 22, 2017							16,792			$812,565
	February 22, 2017								74,140	$48.39	$929,716
		$68,250	$682,500	$3,000,000
Ellen M. Fitzsimmons	February 22, 2017				2,687	26,867	53,734				$1,300,094
	February 22, 2017							13,434			$650,071
	February 22, 2017								59,312	$48.39	$743,772
		$55,729	$557,292	$3,000,000
(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards – The amounts in these columns reflect what the payments could have been for 2017 under the SEIP as typically administered by the Committee using the Target Incentive Opportunities and Company performance measures under the MICP. The values reflect a threshold payout of 10%, a target payout of 100% and a maximum payout that cannot exceed the lesser of 0.3% of Operating Income for the CEO and 0.2% of Operating Income for each covered NEO or $3 million under the shareholder approved SEIP, or 200% for each NEO not covered. Mr. Harrison’s employment agreement provided a minimum payout for 2017 of $2.8 million and, as such, was not covered under the SEIP in 2017.
(2)	Estimated Future Payouts Under Equity Incentive Plan Programs – The values in these columns reflect the potential payout in shares under the 2017-2019 LTIP cycle and Mr. Foote’s sign-on equity award based on pre-established financial performance goals. The Company’s performance will determine a payout of shares that can range from 0% to 200% of the LTIP grants. The values reflect payouts of 10% at threshold, 100% at target, and 200% at maximum. The 10% threshold assumes that only one financial performance measure were to reach threshold performance level. If both financial performance measures were to reach threshold performance level, the resulting payout would be 20%.
(3)	All Other Stock Awards – The value in this column reflects the number of RSUs and restricted stock awards granted in 2017.
(4)	All Other Option Awards – The value provided for Mr. Foote represents the number of nonqualified stock options granted October 25, 2017, when he joined CSX as Executive Vice President and Chief Operating Officer, which vest and become exercisable on October 25, 2020. Mr. Foote’s options were granted with an exercise price equal to the closing price on the date of grant of $52.92 and as approved by the Committee. The amount shown for Mr. Wallace represents the number of nonqualified stock options granted on March 29, 2017, which vest and become exercisable on March 29, 2020. Mr. Wallace’s options were granted with an exercise price equal to the closing price on the date of grant of $47.28, and as approved by the Committee. For Mr. Harrison, the value in this column represents the number of nonqualified stock options granted on March 6, 2017 as part of his employment agreement with an exercise price equal to the closing stock price on the date of grant of $49.79. The options would have vested ratably over four years should performance and time-based measures be obtained, but were forfeited due to his death. For all other NEOs, the amount in this column represents the number of nonqualified stock options granted on February 22, 2017, which vest and become exercisable on February 22, 2020. These options were granted with an exercise price equal to the closing stock price on the date of grant of $48.39.
(5)	Grant Date Fair Value of Stock and Option Awards – The values in this column reflect the grant date fair value of performance units (based on the probable outcome of the performance conditions, which is the target number); RSUs, restricted stock and stock options granted in 2017, calculated in accordance with FASB ASC Topic 718. Upon Mr. Harrison’s death in December 2017, all 9 million stock options were forfeited.

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Compensation Discussion and Analysis

2017 Outstanding Equity Awards at Fiscal Year End

The table below presents information pertaining to all outstanding equity awards held by the NEOs as of December 31, 2017. Stock awards are comprised of outstanding performance units, stock options, RSUs and restricted stock.

	OPTIONS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING EXERCISABLE OPTIONS (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISABLE OPTIONS (#)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(4) ($)
James M. Foote		76,040	$52.92	10/25/27	—	—	38,844	$2,136,808
Frank A. Lonegro		59,312	$48.39	02/22/27	48,799	$2,683,333	111,918	$6,156,609
Frank A. Lonegro		82,599	$24.13	02/10/26				—
Mark K. Wallace		47,966	$47.28	03/29/27	18,523	$1,018,950	47,800	$2,629,478
Sarah K. Brandt		22,242	$48.39	02/22/27	8,381	$461,039	27,908	$1,535,219
Sarah K. Brandt		11,013	$24.13	02/10/26	—	—	—	—
Sarah K. Brandt		38,241	$24.99	12/08/25	—	—	—	—
Peter J. Shudtz		8,897	$48.39	02/22/27	7,030	$386,720	19,696	$1,083,477
Peter J. Shudtz		16,520	$24.13	02/10/26	—	—		—
Peter J. Shudtz		38,241	$24.99	12/08/25	—	—		—
E. Hunter Harrison(5)		—	—	—	—	—	—	—
Michael J. Ward(6)		118,624	$48.39	02/22/27	94,749	$5,212,142	395,412	$21,751,614
Michael J. Ward(6)		385,463	$24.13	02/10/26			—
Fredrik J. Eliasson		26,773	$48.39	02/22/27	78,268	$4,305,523	82,150	$4,519,072
Fredrik J. Eliasson		76,481	$24.13	02/10/26			—
Ellen M. Fitzsimmons		21,418	$48.39	02/22/27	38,511	$2,118,490	62,918	$3,461,119
Ellen M. Fitzsimmons		57,360	$24.13	02/10/26	—	—	—	—
(1)	Number of Shares or Units That Have Not Vested—The units reflected in this column represent RSUs granted in February 2015, 2016 and 2017 that will vest in 2018, 2019 and 2020, respectively, assuming continued employment. This column also includes 19,395 shares of restricted stock awarded to Mr. Lonegro in February 2016 that will vest in February 2021. Per Mr. Eliasson’s severance agreement, this column includes 20,282 prorated shares of restricted stock that will vest in May 2018 as well as another 7,758 prorated shares that will vest in February 2021, awarded in May 2013 and February 2016, respectively.
(2)	Market Value of Shares or Units of Stock That Have Not Vested—The market values are based on the Company’s closing stock price as of December 29, 2017, the last trading day of 2017, of $55.01.
(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested—In accordance with the SEC requirements for this table, the number of shares shown in the column above represents the sum of the performance units that would be payable under the 2016-2018 and 2017-2019 LTIP cycles if the Company’s cumulative performance through 2017 was applied to each plan’s performance measures. The Company’s 2017 performance would have resulted in a 178% payout for the 2016-2018 cycle and 200% for the 2017-2019 cycle, even though these cycles are not yet complete. Because this performance would have exceeded the target performance goals, the SEC requires that projected payouts be shown at the next higher performance measure; therefore, the number of performance units shown is equal to the maximum payout for both the 2016-2018 cycle (200%) and the 2017-2019 cycle (200%).

62	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested—The market values are based on the Company’s closing stock price as of December 29, 2017, the last trading day of 2017, of $55.01.
(5)	Per Mr. Harrison’s negotiated employment agreement, all stock options were forfeited upon his death.
(6)	Per Mr. Ward’s separation agreement, he will be prorated out of all outstanding equity awards as of May 31, 2018; the amounts shown in the table above represent the number of equity awards he retained.

2017 Option Exercises and Stock Vested Table

The table below presents the value of performance units, stock options, RSUs and restricted stock that vested in 2017.

	OPTION AWARDS		STOCK AWARDS
NAME	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	SHARES ACQUIRED ON VESTING(1)	VALUE REALIZED ON VESTING(2)
James M. Foote	—	—	—	—
Frank A. Lonegro	—	—	4,477	$249,035
Mark K. Wallace	—	—	6,573	$370,323
Sarah K. Brandt	—	—	4,031	$225,620
Peter J. Shudtz	—	—	6,715	$373,526
E. Hunter Harrison	—	—	—	—
Michael J. Ward	—	—	156,677	$8,715,245
Fredrik J. Eliasson	—	—	44,765	$2,490,080
Ellen M. Fitzsimmons	—	—	33,574	$1,867,572
(1)	Shares Acquired on Vesting – Shares acquired through stock awards include: (i) performance units that were paid out pursuant to the 2015-2017 LTIP cycle; (ii) RSUs that vested in May 2017; and (iii) restricted stock units that vested for Mr. Wallace.
(2)	Value Realized on Vesting – The values in this column reflect: (i) the number of performance units paid out pursuant to the 2015-2017 LTIP cycle multiplied by $57.69, the closing stock price on January 17, 2018; and (ii) the aggregate number of restricted stock and RSUs that vested in 2017 multiplied by the closing price of CSX common stock on the applicable vesting date.

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Compensation Discussion and Analysis

Pension Benefits Table

As reflected by the Pension Benefits Table, and as described below, CSX maintains defined benefit plans (qualified and nonqualified) under which the NEOs are eligible for benefits.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE	PRESENT VALUE OF ACCUMULATED BENEFITS	PAYMENTS DURING LAST FY
James M. Foote	Qualified CSX Pension Plan	0.250	$3,562
	Nonqualified Special Retirement Plan	0.250	$5,287
Frank A. Lonegro	Qualified CSX Pension Plan	17.583	$703,067
	Nonqualified Special Retirement Plan	17.583	$1,683,347
Mark K. Wallace	Qualified CSX Pension Plan	0.833	$18,683
	Nonqualified Special Retirement Plan	0.833	$89,504
Sarah K. Brandt	Qualified CSX Pension Plan	32.500	$1,382,319
	Nonqualified Special Retirement Plan	32.500	$2,092,680
Peter J. Shudtz(1)	Qualified CSX Pension Plan	41.167	$2,427,630
	Nonqualified Special Retirement Plan	44.000	$4,563,178
E. Hunter Harrison	Qualified CSX Pension Plan	0.833	$24,167
	Nonqualified Special Retirement Plan	0.833	$576,172
Michael J. Ward(1)(2)	Qualified CSX Pension Plan	40.000	$2,069,368	$75,339
	Nonqualified Special Retirement Plan	44.000	$21,829,658	$21,829,658
Fredrik J. Eliasson	Qualified CSX Pension Plan	22.583	$1,279,138
	Nonqualified Special Retirement Plan	22.583	$5,345,292
Ellen M. Fitzsimmons	Qualified CSX Pension Plan	26.333	$1,966,608
	Nonqualified Special Retirement Plan	26.333	$7,425,093

(1)	Nonqualified Special Retirement Plan—Messrs. Shudtz and Ward have 44 years of credited service under the Special Retirement Plan; this includes additional years of service credited in accordance with the Special Retirement Plan (see section entitled “Special Retirement Plan of CSX and Affiliated Corporations—Additional Service Credit”); their actual years of service are 41.167 and 40.00 years, respectively. The present value of this accumulated benefit under the Special Retirement Plan that is attributable to their credited years of service above their actual years of service is $1,040,462 and $2,999,233, respectively. Mr. Ward stopped receiving accruals of extra years of service in 2006.
(2)	Under the terms of the Special Retirement Plan, nonqualified pension benefits can be paid in the same form as under the Pension Plan, except that Mr. Ward was permitted and elected to receive his Special Retirement Plan pension benefits in the form of a lump sum. No other NEOs have this option available.

64	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

Qualified CSX Pension Plan

Final Average Pay Formula

For management employees hired or promoted from a union position prior to January 1, 2003, the final average pay formula provides for a benefit in the form of a life annuity starting at age 65. The compensation used under this formula includes the highest aggregate base salary and short-term incentive payments for the employee’s highest consecutive 60-month period. The benefit is equal to 1.5% of the employee’s final average pay multiplied by their years of CSX service. This amount is then reduced by 40% of the employee’s Social Security benefits or 60% of the employee’s Railroad Retirement benefits, or both, as applicable. Messrs. Lonegro, Shudtz, Ward and Eliasson and Ms. Brandt and Ms. Fitzsimmons were hired before January 1, 2003, and as such, are eligible for benefits based on the final average pay formula.

The resulting benefit is subject to a cap imposed under Code Section 415 (the “415 Limit”). The 415 Limit for 2017 was $215,000 (for a life annuity at age 65) and is subject to adjustment for future cost of living changes. Further, under the Code, the maximum amount of pay that may be taken into account for any year is limited. This limit (the “Compensation Limit”) is $270,000 for 2017 and is also subject to adjustment for future cost of living changes.

●	Transfer Benefits—The Pension Plan provides an enhancement to the pension benefits of those participants who transfer from a position covered by Railroad Retirement to a position covered by Social Security before January 1, 2015. This enhancement is to make up for any retirement benefit lost due to discontinuance of Railroad Retirement service. This provision is applicable to Messrs. Lonegro, Shudtz, Ward and Eliasson. This is not applicable to Mmes. Fitzsimmons and Brandt as they have been covered under Railroad Retirement benefits for their entire length of service.
●	Vesting—Benefits under this formula vest upon the earlier of the completion of five years of service or attainment of age 65. The aforementioned NEOs covered under this formula are all vested.
●	Early Retirement—Normal retirement age is 65. However, employees with 10 years of service may retire as early as age 55, but with a reduction from full benefits to reflect early commencement of the benefit prior to age 65. If an active participant reaches age 55 with 10 years of service, the reduction for early retirement is 1/360th of the pension benefit for each month the benefit commences prior to age 60 (rather than age 65).
●	Form of Payment of Benefits—Benefits under this formula are payable in various annuity forms at retirement. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in the 2017 Annual Report.

Cash Balance Formula for Employees Hired on or After January 1, 2003

Non-union employees who become eligible to participate in the Pension Plan on or after January 1, 2003 earn pension benefits under the cash balance formula. These benefits are expressed in the form of a hypothetical account balance. For each month of service, the participant’s account is credited with a percentage of the participant’s pay for that month. The percentage of pay credited is determined based on the participant’s age and years of service. Messrs. Foote and Wallace are covered under the Cash Balance Pay Formula as described below. Mr. Harrison was also covered under this formula prior to his death.

The hypothetical account earns interest credits on a monthly basis based on the annual 10-year Treasury bond rate and the participant’s account balance as of the end of the prior month. The average annual interest crediting rate used for 2017 was 3.66%. Pay for purposes of the cash balance formula is defined in the same way as for the final average pay formula. The 415 Limit and Compensation Limit also apply in determining benefits under the cash balance formula.

●	Vesting—Benefits under this formula vest upon the earlier of the completion of three years of service or attainment of age 65.
●	Form of Payment of Benefits—Benefits under this formula may be paid upon termination of employment or retirement as a lump sum or in various annuity forms. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in the 2017 Annual Report.

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Compensation Discussion and Analysis

Special Retirement Plan of CSX and Affiliated Corporations

The Special Retirement Plan is a nonqualified plan that covers CSX employees, including the NEOs, whose compensation exceeds the Compensation Limit. The purpose of the Special Retirement Plan is to assist CSX in attracting and retaining key executives by allowing the Company to offer competitive pension benefits on the basis described below.

Benefits

The Special Retirement Plan formula replicates the qualified plan formula but provides for the payment of benefits that would otherwise not be provided under the Pension Plan due to the 415 Limit and the Compensation Limit, both described above.

Additional Service Credit

The Special Retirement Plan previously provided additional service credit to executives where it was necessary to do so in order to provide competitive retirement benefits. Messrs. Shudtz and Ward were covered by the Special Retirement Plan’s additional service crediting provisions since September 2, 1995. Pursuant to the Special Retirement Plan’s applicable service crediting rules, an eligible executive was credited with one additional year of service for each actual year of service worked beginning no earlier than age 45 and continuing until age 65. Total service cannot exceed a maximum of 44 years, unless actual service exceeds 44 years. Messrs. Shudtz and Ward attained the maximum level of creditable service under this provision. The additional two-for-one service credits were awarded in the mid-1990’s under a plan provision that is no longer available to new participants.

Executive-Specific Benefits

The Special Retirement Plan allows for the payment of individually negotiated nonqualified pension benefits. Mr. Ward was the only NEO that has such benefits. Mr. Ward’s benefit ensures that any shortfall that may arise under the transfer benefit (from Railroad Retirement to Social Security) will be paid under the Special Retirement Plan.

Form of Payment of Benefits; Certain Forfeiture Provisions

Under the terms of the Special Retirement Plan, nonqualified pension benefits can be paid in the same form as under the Pension Plan, except that Mr. Ward was permitted and elected to receive his Special Retirement Plan pension benefits in the form of a lump sum. Pension benefits under the Special Retirement Plan are subject to: (i) suspension and possible forfeiture if a retired executive competes with the Company or engages in acts detrimental to the Company; or (ii) forfeiture if an executive is terminated for engaging in acts detrimental to the Company.

The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the Pension Benefits Table for the Special Retirement Plan are described in the 2017 Annual Report.

66	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

Nonqualified Deferred Compensation Table

The Nonqualified Deferred Compensation Table presents a summary of 2017 contributions made under the Executive Deferred Compensation Plan (“EDCP”), as well as 2017 earnings, distributions and year-end balances. Two types of deferrals are represented below: cash and CSX stock deferrals. Cash deferrals include deferred portions of an NEO’s base salary and short-term incentive payments. CSX stock deferrals include deferred portions of compensation payable in the form of CSX common stock.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR(1) ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR(2) ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR(3) ($)	AGGREGATE DISTRIBUTIONS IN LAST FISCAL YEAR(4) ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)
James M. Foote	—	—	—	—	—
Frank A. Lonegro	$243,375	$8,064	$204,362	—	$918,732
Mark K. Wallace	—	—	—	—	—
Sarah K. Brandt	$6,850	$3,996	$205,909	—	$811,911
Peter J. Shudtz	—	—	$6,492	—	$57,804
E. Hunter Harrison	—	—	—	—	—
Michael J. Ward	$27,925	$16,290	$8,256,023	$403,899	$23,211,335
Fredrik J. Eliasson	$24,351	$3,857	$1,622	$30,216	$59,014
Ellen M. Fitzsimmons	$21,325	$12,440	$69,379	—	$364,906
(1)	Executive Contributions Last Fiscal Year - Executive contributions in 2017 under the EDCP are also reported in the Salary column of the Summary Compensation Table.
(2)	Registrant Contributions Last Fiscal Year - Company contributions in 2017 are also reported in the All Other Compensation column of the Summary Compensation Table.
(3)

Aggregate Earnings Last Fiscal Year - Earnings on cash deferrals include the total gains and losses credited in 2017 based on the hypothetical investment of those amounts in the manner described below. Earnings on CSX stock deferrals reflect the difference between the closing stock price on the last trading day of 2016 and 2017, plus any dividends credited in 2017.

Eligible Deferrals

Under the EDCP, participants are entitled to voluntarily elect to defer up to: (i) 75% of base pay; (ii) 100% of awards payable in cash under CSX’s short-term incentive plans; and (iii) 100% of performance units payable under the Company’s LTIP in the form of stock. Participants also are entitled to receive matching contributions that would have been received under CSX’s 401(k) plan assuming that: (i) certain Code limits did not apply; and (ii) contributions made under the EDCP were instead made under CSX’s 401(k) plan.

Investment of Deferred Amounts

In accordance with a participant’s individual elections, deferred amounts, other than stock awards, are treated as if they were invested among the investment funds available under the qualified 401(k) plan. Participants may elect to change the investment of deferred amounts, other than deferred stock awards.

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Compensation Discussion and Analysis

Timing and Form of Payments

EDCP participants may elect to receive payment of their deferred amounts, including earnings, upon separation from service, the attainment of a specified date or upon a change-of-control. Participants may elect to receive payment in the form of a lump sum or in semi-annual installments over a number of years but not to exceed 20 years.

A participant may apply for accelerated payment of deferred amounts in the event of certain hardships and unforeseeable emergencies. A participant also may elect to receive accelerated distribution of amounts deferred before January 1, 2005 (and earnings thereon) other than for hardship or an unforeseeable emergency, but the participant is required to forfeit a percentage of the amount to be distributed. Under the EDCP, cash deferrals are distributed in the form of cash and deferred stock awards are paid in the form of CSX common stock.

Potential Payouts Under Change-of-Control Agreements

The following table presents the severance benefits to which each of the NEOs would be entitled as of December 31, 2017 under his or her Change-of-Control Agreement upon the hypothetical termination of employment following a change-of-control: (i) by CSX other than for “cause” or “disability”; (ii) by the NEO for “good reason”; or (iii) upon a “constructive termination.” A change-of-control would not result in retirement benefit increases or excise tax gross ups. Further, the pro-rata bonus payment would be based on target bonus instead of the highest annual bonus. Messrs. Harrison, Ward and Eliasson and Ms. Fitzsimmons are not included in the table above due to Mr. Harrison’s passing prior to year-end, and the remaining NEOs agreeing to cancel/waive their Change-in-Control Agreements prior to year-end.

NAME	SEVERANCE(1)	PRO-RATA BONUS PAYMENT(2)	EQUITY(3)	WELFARE BENEFIT VALUES(4)	OUTPLACEMENT(5)	AGGREGATE PAYMENTS
James M. Foote	$8,173,000	—	$1,227,328	$32,652	$20,000	$9,452,980
Frank A. Lonegro	$2,882,167	$715,500	$8,936,643	$92,448	$20,000	$12,646,757
Mark K. Wallace	$3,170,383	$825,000	$2,704,466	$92,448	$20,000	$6,812,298
Sarah K. Brandt	$2,186,133	$502,440	$3,095,669	$91,397	$20,000	$5,895,639
Peter J. Shudtz	$1,323,591	$450,432	$2,993,043	$46,895	$20,000	$4,833,961
(1)	Severance—Severance payment equal to 2.99 times (2.00 times for Mr. Shudtz) the sum of the NEO's annual base salary at the time of the termination and the “target bonus”.
(2)

Pro-rata Bonus Payment—The “annual bonus” based upon the Executive’s Target Incentive Opportunity and the plan’s achievement percentage pro-rated for the number of days in the calendar year prior to a hypothetical termination of employment as of December 31, 2017.

(3)

Equity—Full LTIP performance unit payout based on 100% attainment of target levels under the 2015-2017, 2016-2018 and 2017-2019 LTIP cycles; full vesting of outstanding RSUs and restricted stock awards; as well as the value of outstanding stock options, each based upon closing stock price on December 29, 2017, the last trading day of 2017, of $55.01.

(4)

Welfare Benefit Values—Estimated values associated with the continuation of medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance for three (two for Mr. Shudtz) years post-termination following a change-of-control.

(5)	Outplacement—Executive is provided with outplacement services not to exceed $20,000.

68	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

How is change-of-control defined?

Under the agreements described below, a “change-of-control” generally includes any of the following:

●

The acquisition of beneficial ownership of 20% or more of CSX’s outstanding common stock or the combined voting power of CSX’s outstanding voting stock by an individual or group as defined under applicable SEC rules;

●

If individuals, who as of the date of the Change-of-Control Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (as defined under applicable SEC rules);

●

A business combination (such as a merger, consolidation or disposition of substantially all of the assets of CSX or its principal subsidiary), excluding business combinations that will not result in a change in the equity and voting interests held in CSX, or a change in the composition of the Board over a specified percentage; or

●	The liquidation or dissolution of CSX or its principal subsidiary.

Each Change-of-Control Agreement provides for salary and certain benefits to be continued at no less than specified levels generally for a period of up to three years after a change-of-control (the “Employment Period”), and for certain payments and other benefits to be paid or provided by CSX upon an executive’s termination of employment within the Employment Period. No payments have been made to any NEO pursuant to the Change-of-Control Agreements.

If a change-of-control occurs, what benefits are provided during the Employment Period where no termination has occurred?

During the Employment Period, CSX is required to:

●

Pay the executive an annual base salary that is at least equal to the highest base salary payable to the executive in the 12-month period immediately preceding the Employment Period (although certain reductions in salary that are also applicable to similarly situated peer executives may be permitted);

●

Provide the executive with an opportunity to earn an annual incentive at a minimum, target and maximum level that is not less favorable than the executive’s opportunity to earn such annual incentives prior to the Employment Period (although certain reductions also applicable to similarly situated peer executives may be permitted); and

●

Ensure the executive is eligible to participate in incentive, retirement, health and group benefits and other retirement–related benefit plans and to benefit from paid vacation and other policies of CSX and its affiliates, on a basis not less favorable than the benefits generally available to the executive before the Employment Period (or the benefits generally available to peer executives at any time after the beginning of the Employment Period, whichever is more favorable).

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Compensation Discussion and Analysis

If a change-of-control occurs, what benefits are provided if the NEO is terminated?

Under the Change-of-Control Agreements, CSX will provide severance payments and other benefits to NEOs upon their termination of employment during the Employment Period. The amount of benefits depends on the reason for termination as discussed below.

Termination Without “Cause,” Resignation for “Good Reason” or “Constructive Termination.” CSX will pay to the NEO the severance benefits described below if, during the Employment Period, CSX terminates the NEO’s employment without “cause”, the NEO resigns for “good reason” or upon a “constructive termination.” An NEO whose employment is terminated without “cause” in anticipation of a change-of-control is also entitled to the following benefits.

Cash Severance Payment—A lump sum cash payment equal to the sum of the following:

●

Executive’s accrued pay (unpaid salary and unused vacation) and pro-rated bonus determined using the “annual bonus” based upon the Executive’s Target Incentive Opportunity and the plan’s achievement percentage pro-rated for the number of days in the calendar year prior to a hypothetical termination of employment; and

●

2.99 times the sum of the NEO’s annual base salary and the NEO’s “target bonus” (the Company provides the best-net-benefit meaning that to the extent an NEO would have a higher net benefit if he or she avoided excise taxes due to an excess parachute payment, the Change-of-Control Agreement provides for an automatic downward adjustment to prevent an excess parachute payment). Mr. Shudtz is eligible for a benefit multiplier of 2.00 times since he was not a Section 16 Officer of the Company as of December 31, 2017.

Medical and Other Group Benefits—The equivalent of continued medical and life insurance and other health and group benefits coverage for three years after termination of employment at a level at least as favorable as the benefits provided to the NEO during the Employment Period (or the benefits then generally available to peer executives, whichever is more favorable). Mr. Shudtz is eligible to receive the equivalent of continued benefits for two years after termination.

Outplacement—Outplacement services at a cost to CSX not to exceed $20,000.

Termination for Other Reasons—If the executive’s employment is terminated due to the executive’s death or disability, or voluntarily by the executive, CSX will make a lump sum cash payment equal to the executive’s accrued pay (which includes unpaid base salary and unused vacation). If the executive’s employment is terminated by CSX for “cause,” CSX will pay the executive a lump-sum cash payment of any unpaid portion of his or her annual base salary through the date of termination.

Definitions:

“Cause” generally refers to: (i) the willful and continued failure of the NEO to perform his or her duties to CSX; or (ii) the willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to CSX.

“Constructive termination” applies in the case of a business combination subject to the approval of the Surface Transportation Board, and refers to the occurrence of any of the following during the portion of the Employment Period prior to that agency’s final decision:

●	the substantial diminution of the NEO’s duties or responsibilities;
●

a reduction in compensation payable during the Employment Period (other than a reduction in incentive opportunities, benefits and perquisites where the NEO’s peer executives suffer a comparable reduction);

●	CSX’s requiring the NEO to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before; or
●	any purported termination by CSX of the NEO’s employment other than for “cause.”

“Disability” generally refers to the NEO’s absence from duties for 180 consecutive business days as a result of total and permanent mental or physical illness.

“Good reason” generally refers to the occurrence of any of the following:

●	the assignment to the NEO of duties inconsistent with, or a diminution of his or her position, authority, duties or responsibilities;
●	any failure of CSX to comply with its compensation obligations during the Employment Period;
●	CSX’s requiring the NEO to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before;
●	any purported termination by CSX of the NEO’s employment other than as permitted by the Change-of-Control Agreements; or
●	any failure of CSX to require a successor to assume the Change-of-Control Agreement.

70	CSX CORPORATION 2018 PROXY STATEMENT

Compensation Discussion and Analysis

Is there a confidentiality clause in the Change-of-Control Agreements?

Yes. Each of the Change-of-Control Agreements requires the NEO to keep confidential any proprietary information or data relating to CSX and its affiliates. After termination of employment, an NEO may not disclose confidential information without prior express written permission from CSX.

Are there any other “change-of-control” rights available to the NEOs other than those contained in the executives’ Change-of-Control Agreements?

Yes. Pursuant to the terms of the Stock Plan, in the event of a change-of-control combined with involuntary employment termination, equity awards are impacted as follows:

●	Performance grants vest at target levels;
●	RSUs and unvested stock options are payable immediately in cash; and
●	Restricted stock immediately vests.

What is the impact of a change-of-control on deferred compensation (EDCP) and retirement plan benefits?

In accordance with the terms of the EDCP, distribution of the entire account balance shall be made to participants upon a change-of-control unless the individual participant elects otherwise. As discussed in the narrative accompanying the Pension Benefits Table, the Special Retirement Plan also contains certain change-of-control provisions.

Does the Company provide tax gross-ups for excess parachute payments?

No. The Company does not provide gross-up payments for excess parachute excise taxes.

Are there other severance protections in place for NEOs?

Yes, the Section 16 Officer Severance Plan. The potential benefits under this plan (and the one that Mr. Shudtz participates under), which are in effect until February 22, 2019, are as previously described. The NEOs are not entitled to receive benefits under the Section 16 Officer Severance Plan (or the one that Mr. Shudtz participates under) or the general severance plan if they receive benefits under their change-of-control agreements. In addition, Messrs. Foote and Wallace have severance protections as provided in their respective employment agreements.

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Compensation Discussion and Analysis

Post-Employment Compensation - Termination without Cause by the Company or by the Executive for Good Reason

The following table presents the severance benefits to which each of the NEO’s would be entitled as of December 31, 2017, under the applicable severance arrangement assuming the NEO was terminated “without cause” by the Company or by the executive for “good reason.” Messrs. Harrison, Ward and Eliasson and Ms. Fitzsimmons are not included in the table as: (i) Mr. Harrison passed away prior to year-end; (ii) Mr. Ward retired prior to year-end; (iii) Mr. Eliasson resigned prior to year-end; and (iv) Ms. Fitzsimmons retired prior to year-end. Mr. Eliasson and Ms. Fitzsimmons received their severance benefits, as reported in the Summary Compensation Table.

NAME	SEVERANCE(1)	STOCK AWARDS(2)	OPTION AWARDS(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3)	PENSION ENHANCEMENT(4)	OTHER COMPENSATION(5)	TOTAL COMPENSATION PAYABLE
James M. Foote	$2,400,000	$59,356	$58,924	-	-	-	$2,618,280
Frank A. Lonegro	$1,450,000	$2,687,844	$2,022,245	$715,500	$379,162	$52,304	$7,307,055
Mark K. Wallace	$2,090,000	$811,287	$370,777	$599,452	-	$175,000	$4,046,516
Sarah K. Brandt	$1,120,000	$479,797	$1,161,725	$502,440	$794,110	$52,304	$4,110,376
Peter J. Shudtz	$646,823	$423,412	$1,182,017	$450,432	-	$45,428	$2,748,112
(1)

Per their employment agreements, Messrs. Foote and Wallace would receive two times their annual salary plus two times their target annual bonus; however, since Mr. Foote's employment began after the cutoff to participate in the 2017 annual bonus, his annual bonus amount is zero. Under the Section 16 Officer Severance Plan, Mr. Lonegro and Ms. Brandt would receive two times their annual salary plus one times their target annual bonus. In accordance with the Executive Severance Plan, Mr. Shudtz would receive one times his annual salary plus one times his target annual bonus.

(2)

This includes a prorated amount of all outstanding equity awards as of December 29, 2017; however, all equity would be settled according to each grant's original vesting schedule. All performance unit calculations in the table assume a target performance; however, actual vesting would be based on company performance. All equity awards have been valued using the closing stock price on December 29, 2017 (the last trading day of 2017) of $55.01. The Option Awards have been calculated using the difference between the respective grant's exercise price and the closing stock price on December 29, 2017, multiplied by the prorated number of Options held by each NEO. The prorated Options would remain outstanding until the end of their originally scheduled term.

(3)

These amounts represent what each NEO would receive as a prorated 2017 annual bonus award, adjusted for company performance. As noted above, since Mr. Foote's employment began after the cutoff to participate in the 2017 annual bonus his amount is zero.

(4)

Per the Section 16 Officer Severance Plan and the Executive Severance Plan, these amounts represent what Messrs. Lonegro and Shudtz and Ms. Brandt would receive as a pension enhancement credit equivalent to an additional three years of age and two years of service. Messrs. Foote and Wallace did not have this benefit included in their respective employment agreements. Mr. Shudtz would not receive a pension enhancement credit since he is over age 65 (so the additional age does not affect his pension), and he has constructive service that is limited to 44 years (so the additional service does not affect his pension).

(5)

In accordance with the Section 16 Officer Severance Plan and the Executive Severance Plan, Messrs. Lonegro and Shudtz and Ms. Brandt would receive outplacement and financial planning services not to exceed $20,000 and $12,000, respectively. In addition, each would also have the option to continue their medical and dental benefits if they elected to receive their severance as monthly installments over a period of one year. Per Mr. Wallace's employment agreement, he would receive relocation/tax advisory services estimated at $75,000 plus a relocation benefit estimated at $100,000. Per Mr. Foote's employment agreement, no other compensation would be due.

72	CSX CORPORATION 2018 PROXY STATEMENT

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and on the discussion described above, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

John J. Zillmer, Chair
Donna M. Alvarado
Steven T. Halverson
Edward J. Kelly, III
Linda H. Riefler

March 16, 2018

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, the Company is providing the following information about the ratio of the annual total compensation of CSX’s median employees and the annual total compensation of Mr. Foote as of December 31, 2017. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2017, the last completed fiscal year:

●	The total annual compensation of the Company’s median employee, other than the CEO, was $98,697.
●	The total annual compensation of the CEO was $2,647,933.
●	Based on this information, the ratio for 2017 of the total annual compensation of Mr. Foote to the total annual compensation of the median employee was 27 to 1.

To identify the median employees, as well as to determine the annual total compensation of Mr. Foote, the following analysis occurred:

1.

As of December 31, 2017, the Company’s employee population consisted of approximately 24,215 (as reported in Item 1, Business, in the 2017 Annual Report filed with the SEC on February 7, 2018). The Company used December 31, 2017 as the date to determine the “median employee” because this date provides the most accurate representation of the Company’s workforce through the full fiscal year.

2.

The median employee was identified by using 2017 Medicare Wages for all individuals, excluding Mr. Foote, that were reflected in the Company’s payroll records as reported to the Internal Revenue Service on Forms W-2 for 2017.

3.

All employees who were full-time, part-time, or seasonal including management and union, as well as furloughed employees who received any wages within the calendar year were included in the analysis. Employees from the Company’s consolidated subsidiaries were also included.

4.	Annualized compensation was determined for any employees who were employed at year-end but did not work for the Company the entire fiscal year.
5.

The use of Medicare Wages is a consistently applied measure because it includes all forms of taxable compensation, which is most representative of the Company’s employee base since there are union and management workforces. All non-U.S. employees who reside in Canada (49) and Mexico (5) represent less than 1% of the Company’s overall employee population and were thus excluded. No cost-of-living adjustments were made in identifying the median employee.

6.

Once the median employee was identified, the Company determined the sum of all elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which resulted in annual total compensation of $98,697. The difference between such employee’s base salary, wages, and overtime pay ($79,919) and the employee’s total annual compensation was the value of the health care benefits for the employee and eligible dependents, which was $18,778.

7.

The annual total compensation for Mr. Foote includes the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement which was determined in accordance with Item 402(c)(2)(x) of Regulation S-K, plus the added value of his dental benefits. This resulted in total annual compensation of $2,647,933 for Mr. Foote.

74	CSX CORPORATION 2018 PROXY STATEMENT

Item 3: Advisory (Non-Binding) Vote to Approve the Compensation of CSX’s Named Executive Officers The Board unanimously recommends that shareholders vote FOR this proposal.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), CSX is providing shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of the Company's NEOs, which is described in the CD&A section, the accompanying compensation tables and the related narrative disclosures in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of CSX Corporation (the ”Company“) approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Proxy Statement.”

As described in the CD&A, the Company’s executive compensation program is designed to align executive pay with the Company’s financial performance and the creation of sustainable long-term shareholder value. The compensation program is structured to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short- and long-term strategic goals. In order to align executive pay with the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, long-term equity incentive awards. The Company makes compensation payout decisions based on an assessment of the Company’s performance, as well as the performance of each executive against goals that promote CSX’s success by focusing on shareholders, customers, employees and the communities in which we operate.

Shareholders are urged to read the CD&A, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall pay-for-performance compensation philosophy.

While this advisory vote is required by law, it will neither be binding on the Company, the Compensation Committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duties on, the Board. The Board and the Compensation Committee will consider the outcome of the vote when developing future executive compensation programs. The Company currently intends to hold the next advisory (non-binding) vote to approve NEO compensation at its 2019 Annual Meeting, unless the Board modifies its policy on the frequency of the advisory (non-binding) vote to approve the compensation of the Company’s NEOs.

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Item 4: Vote to Approve the 2018 CSX Employee Stock Purchase Plan The Board is recommending shareholders vote FOR this proposal.

Our shareholders are being asked to approve the CSX Corporation 2018 Employee Stock Purchase Plan (the “ESPP”). The Compensation Committee unanimously adopted the ESPP on February 6, 2018, subject to the approval of our shareholders. The purpose of the ESPP is to assist the Company and its Participating Subsidiaries (defined below) to recruit and retain employees by enabling such persons to participate in the future success of the Company through the purchase of shares of CSX common stock under the ESPP. The ESPP is also intended to encourage employees to align their interests with the interests of the Company and our shareholders.

The following sections summarize the material terms of the ESPP. These sections are qualified in their entirety by the full text of the ESPP, which is included as Appendix A to this Proxy Statement.

Description of the ESPP:

Purchase Rights

The ESPP provides eligible employees the right to purchase shares of CSX common stock in accordance with the terms of the ESPP. Purchase rights are granted with respect to each offering during the term of the ESPP. Each offering begins on its grant date and ends on its expiration date.

The initial grant date under the ESPP will be September 1, 2018, and the initial expiration date will be December 31, 2018. Beginning in 2019, the ESPP provides that there will be two offering periods in each calendar year during the term of the ESPP. The first offering period in the calendar year will have a grant date of January 2 and an expiration date of June 30. The second offering period in the calendar year will have a grant date of July 1 and an expiration date of December 31. The grant dates and expiration dates are subject to adjustments so that they occur on business days.

Administration

The ESPP will be administered by the Compensation Committee or a designee assigned by the Compensation Committee to administer the Plan (the “Committee”). The Committee has the authority to construe and interpret the ESPP and may adopt such rules and regulations for the administration of the ESPP as the Committee deems appropriate.

Eligibility

All employees who have been employed by the Company at least 30 days prior to the beginning of the enrollment period and on an applicable grant date are eligible to participate in the ESPP. Employees of a subsidiary designated by the Committee as eligible to participate in the ESPP (a “Participating Subsidiary”) who have been employed at least 30 days prior to the beginning of the enrollment period and on an applicable grant date are also eligible to participate in the ESPP. However, an employee who owns, or is deemed to own under applicable attribution rules, at least five percent of the total voting power of the Company or any subsidiary is not eligible to participate in the ESPP.

76	CSX CORPORATION 2018 PROXY STATEMENT

Item 4: Vote to Approve the 2018 CSX Employee Stock Purchase Plan

Stock Subject to the ESPP

The Board has reserved a total of 4,000,000 shares of CSX common stock for issuance under the ESPP. If any shares of CSX common stock subject to purchase rights are not purchased in an offering, then the unpurchased shares shall again be available for issuance under subsequent offerings. The number and kind of shares authorized for issuance under the ESPP, the number and kind of shares subject to an outstanding offering and the purchase price for an outstanding offering can be adjusted by the Committee in the event of an extraordinary cash dividend or any change in CSX’s outstanding common stock by reason of a stock dividend, spin-off, split-up, stock split, reclassification, merger, consolidation or similar events that affect CSX common stock.

Enrollment

An eligible employee may elect to participate in the ESPP with respect to an offering in accordance with the procedures prescribed by the Committee. The election to participate must be made during the applicable enrollment period. The initial enrollment period will begin on July 20, 2018 and end on August 10, 2018. Thereafter the enrollment periods typically will be during the month of November (for each January 2 grant date) and May (for each July 1 grant date). Elections to participate must be made in accordance with the Company’s Insider Trading Policy, and will remain in effect for successive offering periods unless an employee amends or terminates his or her election.

The election to participate in the ESPP will include the employee’s instruction as to the amounts to be deducted from the employee’s compensation and accumulated for the purchase of shares of CSX common stock under that offering. An eligible employee may direct that from 1% to 10% (in whole percentages) will be deducted from the employee’s compensation for ESPP purposes. The ESPP defines the term “compensation” as the base compensation (which includes regular salary wages, and salary continuance during a short-term disability paid to an employee by the Company or a Participating Subsidiary, prior to withholding and prior to employee elective contributions to a plan described in Sections 125 or 401(k) of the Code, during the applicable pay period). Compensation also includes any differential wage payments made by the Company or a Participating Subsidiary to an employee during active military duty in the uniformed services. Compensation does not include commissions, bonus, award, or incentive payments, including sales incentive compensation or any other remuneration paid to the employee, such as relocation expenses, tax gross ups, tuition reimbursement, the imputed value of life insurance, or any income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or a Participating Subsidiary. An employee may reduce the percentage of his or her contributions one time during each offering but the election must be made in accordance with the Company’s Insider Trading Policy and at least one month prior to the end of the offering.

Withdrawal

An employee who is participating in an offering may withdraw from the offering at any time prior to the expiration date by delivering a notice of withdrawal in the form and manner prescribed by the Committee and in accordance with the Company’s Insider Trading Policy. A participating employee also is considered to have withdrawn from an offering if such employee reduces his or her election to 0% at least one month prior to the end of an offering. Upon a withdrawal, no further contributions will be deducted from the employee’s compensation for that offering, the accumulated contributions for that offering will be distributed to the employee, without interest, and his or her purchase rights for that offering will be terminated.

A termination of an employee’s employment for any reason will result in the termination of the employee’s rights under the ESPP. In that event, the accumulated contributions for that offering will be distributed to the employee (or the employee’s estate, if applicable) and the employee’s purchase rights for that offering will be terminated.

Purchase of Shares

Unless an employee withdraws from an offering no later than one month before the expiration date or has terminated employment prior to the expiration date, shares of CSX common stock will be purchased automatically on the expiration date of the offering and deposited to the employee’s designated brokerage account. Subject to the limit described below, the number of shares that will be purchased for each participating employee will equal the number of shares of CSX common stock determined by dividing the employee’s accumulated contributions by the purchase price for the offering.

The purchase price per share in each offering will equal the lesser of: (i) 85% of the fair market value of a share of CSX common stock on the grant date; and (ii) 85% of the fair market value of a share of CSX common stock on the expiration date. The “fair market value” of a share of CSX common stock on any date is the closing price of a share on the preceding day, as reported by the principal exchange on which the CSX common stock is traded.

The ESPP limits the number of shares of CSX common stock that an employee may purchase in a calendar year under the ESPP. The limit is based on the fair market value of a share of CSX common stock on the grant date for the applicable offering. The maximum number of shares of CSX common stock that an employee may purchase in a calendar year is that number of shares of CSX common stock that has a fair market value (as of the applicable grant date) equal to $25,000.

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Item 4: Vote to Approve the 2018 CSX Employee Stock Purchase Plan

Change in Control

In the event of a change in control (as defined in the CSX Stock and Incentive Award Plan), the Committee may direct that an expiration date will be deemed to have occurred immediately before the change in control (in which case shares of CSX common stock will be purchased). Alternatively, the Committee may direct that the current offering will be terminated without an expiration date or purchase (in which case the accumulated contributions will be distributed to the employees).

Duration, Amendment and Termination

The ESPP will terminate automatically and no purchase rights may be granted under the ESPP after June 30, 2028. The final grant date under the ESPP will be on January 2, 2028.

However, the Board may amend, suspend or terminate the ESPP, any purchase rights or any offering at any time, except that no change may be made to the ESPP without the approval of our shareholders if shareholder approval of the change is necessary to comply with any tax or regulatory requirement.

Certain Federal Income Tax Consequences

Under Section 423 of the Internal Revenue Code, employees will not realize taxable income upon either the grant of a purchase right or the purchase of shares of CSX common stock on the expiration date. Income will be recognized upon the employee’s disposition of the shares of CSX common stock acquired under the ESPP. The federal income tax consequences depend on whether the disposition occurs after the applicable holding period.

The holding period is satisfied if there is no disposition of the shares of CSX common stock before the second anniversary of the applicable grant date or within one year after the applicable expiration date. In that event the employee will recognize compensation taxable as ordinary income in an amount equal to the lesser of: (i) the excess of the fair market value of the shares of CSX common stock on the grant date over the purchase price for the shares of CSX common stock under the ESPP; and (ii) the excess of the fair market value of the shares on the date of disposition over the purchase price for the shares under the ESPP. The employee’s basis in the shares is equal to the sum of the purchase price paid for the shares and any ordinary income recognized by the employee upon the disposition. Any additional gain or loss recognized by the employee upon the disposition of the shares will be taxable as long-term capital gain or loss. The employer (the Company or a Participating Subsidiary) is not allowed a deduction for the compensation recognized by the employee.

If the applicable holding period is not satisfied, the excess of the fair market value of the shares on the disposition date over the purchase price for the shares under the ESPP will be recognized as compensation taxable as ordinary income at the time of disposition and that amount generally is deductible by the employer (the Company or a Participating Subsidiary). The employee’s basis in the shares is equal to the sum of the purchase price paid for the shares and any ordinary income recognized by the employee upon the disposition. Any other gain or loss recognized by the employee will be taxed as short- or long-term capital gain or loss, depending on the period that the employee held the shares after the expiration date.

The ESPP is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

New Plan Benefits

Benefits under the ESPP depend on employees’ elections to participate, the contributions that they elect to make under the ESPP and the fair market value of CSX common stock on various future dates. Therefore, it is not possible to determine future benefits that will be received under the ESPP. Nor is it possible to determine the benefits that would have been received if the ESPP had been in effect in 2017.

78	CSX CORPORATION 2018 PROXY STATEMENT

Other Matters

Neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, or any adjournment thereof, the persons appointed in the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

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Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of March 19, 2018, the beneficial ownership of CSX common stock by each director, director nominee and NEO, and the directors and executive officers of the Company as a group. The business address of each of the Company’s directors and executive officers is CSX Corporation, 500 Water Street, Jacksonville, Florida 32202.

NAME OF BENEFICIAL OWNER(1)	AMOUNT OF BENEFICIAL OWNERSHIP(2)	PERCENT OF CLASS(3)
Donna M. Alvarado	120,569	*
John B. Breaux	201,848	*
Pamela L. Carter	43,731	*
James M. Foote	402	*
Steven T. Halverson	125,264	*
Paul C. Hilal(4)(5)	42,765,207	4.81%
Edward J. Kelly, III	227,004	*
John D. McPherson	111,993	*
David M. Moffett	12,652	*
Dennis H. Reilley	72,464	*
Linda H. Riefler	11,354	*
J. Steven Whisler	44,627	*
John J. Zillmer	161,231	*
Frank A. Lonegro	73,941	*
Mark K. Wallace	4,709	*
Sarah K. Brandt	34,520	*
Peter J. Shudtz	64,307	*
All current executive officers and directors as a group (a total of 20)	44,151,632	5.03%
(1)

Except as otherwise noted, the persons listed have sole voting power as to all shares reported, including shares held in trust under certain deferred compensation plans, and also have investment power except with respect to certain shares held in trust under deferred compensation plans, investment of which is governed by the terms of the trust.

(2)	There were no options outstanding for any executive officer or director that were exercisable within 60 days of March 19, 2018.

80	CSX CORPORATION 2018 PROXY STATEMENT

Security Ownership of Management and Certain Beneficial Owners

(3)	Based on 878,521,874 shares outstanding on March 19, 2018. An asterisk (*) indicates that ownership is less than 1% of class.
(4)

By virtue of ultimately controlling the managing member of Mantle Ridge GP LLC, the general partner of Mantle Ridge, which is in turn the sole member of both MR S and P Index Annual Reports LLC and MR Argent Advisor LLC, the investment adviser to, and holder of 100% of the nonvoting interests in, the MR Funds (defined below), Mr. Hilal may be deemed to have the shared power to vote or direct the vote of the shares held by the MR Funds, Mantle Ridge LP and MR Argent Advisor LLC. “MR Funds” means MR Argent Offshore AB Ltd., MR Argent Offshore BB Ltd., MR Argent Offshore CB 01 Ltd., MR Argent Offshore CB 02 Ltd., MR Argent Offshore CB 03 Ltd., MR Argent Offshore CB 04 Ltd., MR Argent Offshore CB 05 Ltd. and MR Argent Offshore CB 07 Ltd.

(5)

15,008,629 shares of CSX common stock beneficially owned by Mr. Hilal have been pledged as collateral under a secured credit facility entered into by certain of the MR Funds with a third-party lender. Mantle Ridge had pledged these shares prior to Mr. Hilal becoming a director. Pursuant to the Settlement Agreement, Mantle Ridge is excluded from this anti-pledging provision of the Company’s insider trading policy.

The following table sets forth information regarding the beneficial ownership of CSX common stock as of March 19, 2018 for each person known to us to be the beneficial owner of more than 5% of the outstanding shares of CSX common stock.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	51,135,754	5.7%
Capital Research Global Investors(2) 333 South Hope Street Los Angeles, CA 90071	90,923,431	10.1%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	67,757,114	7.58%

(1)	As disclosed in its Schedule 13G filed on January 29, 2018.
(2)	As disclosed in its Schedule 13G/A filed on February 14, 2018.
(3)	As disclosed in its Schedule 13G filed on February 8, 2018.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and any certain persons owning more than 10% of CSX common stock, to file certain reports of ownership and changes in ownership with the SEC. Based solely on its review of the copies of Forms 3, 4 and 5, the Company believes that all reports required to be filed under Section 16(a) were made on a timely basis with respect to transactions that occurred during fiscal 2017, with the exception of untimely Forms 4, due to an administrative oversight, filed by Sarah K. Brandt, Cressie D. Brown, Fredrik J. Eliasson, Ellen M. Fitzsimmons, Clarence W. Gooden, Frank A. Lonegro, Cynthia M. Sanborn, Carolyn T. Sizemore and Michael J. Ward on March 7, 2017 and by Paul C. Hilal on March 27, 2017.

82	CSX CORPORATION 2018 PROXY STATEMENT

Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of December 31, 2017.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (IN THOUSANDS)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (IN THOUSANDS)(1)
Equity compensation plans approved by security holders	4,163	$ 29.52	27,617
Equity compensation plans not approved by security holders	—	—	—
Total	4,163	$ 29.52	27,617

(1)

The number of shares remaining available for future issuance under plans approved by shareholders includes 27,617,370 shares available for grant in the form of stock options, performance grants, restricted stock, RSUs, stock appreciation rights and stock awards pursuant to the 2010 CSX Stock and Incentive Award Plan, as amended.

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“Householding” of Proxy Materials

The SEC’s rules permit companies and intermediaries (e.g., brokers, banks and other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

As in prior years, a number of brokers with account holders who are CSX shareholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to CSX shareholders, a single copy of the proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders who participate in “householding” continue to receive separate proxy cards, voting instructions or notice of internet availability, as applicable, which will allow each individual to vote independently.

If you are a registered shareholder currently participating in householding and wish to receive a separate copy of the proxy materials, or if you would like to opt out of householding for future deliveries of your annual proxy materials, please contact us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or by telephone at (904) 359-3256. If a separate copy of this Proxy Statement and the 2017 Annual Report is requested for the Annual Meeting, it will be mailed promptly following receipt of the request.

A street name shareholder who received a copy of the proxy materials at a shared address may request a separate copy of the Proxy Statement and the 2017 Annual Report by contacting us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or by telephone at (904) 359-3256.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request. If you would like to opt out of householding for future deliveries of your annual proxy materials, please contact your broker, bank or other nominee.

84	CSX CORPORATION 2018 PROXY STATEMENT

Notice of Electronic Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be held on May 18, 2018. This Proxy Statement and the 2017 Annual Report are available at www.proxyvote.com.

As permitted by rules adopted by the SEC, we are making our proxy materials available to our shareholders electronically via the Internet. We have mailed many of our shareholders a Notice containing instructions on how to access this Proxy Statement and the 2017 Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2017 Annual Report. The Notice also instructs you on how you may submit your voting instructions over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Annual Report on Form 10-K

The 2017 Annual Report (without exhibits) is available on www.csx.com. The 2017 Annual Report (with exhibits) is also available on the website maintained by the SEC (www.sec.gov). The information on or accessible through our website is not part of this Proxy Statement. You may submit a request for a printed version of the 2017 Annual Report in one of the following manners:

●	Send your request by mail to CSX Corporation, Shareholder Relations, 500 Water Street, Jacksonville, Florida 32202; or
●	Call CSX Shareholder Relations at (904) 359-3256.

April 5, 2018

By Order of the Board of Directors

Nathan D. Goldman

Executive Vice President-Chief Legal Officer and Corporate Secretary

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CSX Corporation
2018 Employee Stock Purchase Plan

1.

Purpose of the Plan. The Plan is intended to assist the Company and its Participating Subsidiaries in recruiting and retaining individuals by enabling such persons to participate in the future success of the Company through the purchase of Common Stock under the Plan. The Plan is also intended to encourage such persons to voluntarily align their interests with the interests of the Company and its shareholders. The Plan is intended to satisfy the requirements of Section 423 of the Code and the Plan shall be interpreted and administered consistent with that intent.

2.

Definitions.

“Board” means the Company’s Board of Directors.

“Business Day” means a day on which the national exchange or trading system on which the Common Stock is traded is available and open for trading.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Change-in-Control” means a Change in Control as defined in the CSX Stock and Incentive Award Plan as in effect from time to time and any successor plan.

“Committee” means the Compensation Committee of the Board or such other designee assigned by the Compensation Committee to administer the Plan.

“Common Stock” means the common stock, $1.00 par value, of the Company.

“Company” means CSX Corporation, a Virginia corporation.

“Compensation” means the base compensation (which includes regular salary, wages, and salary continuance during a short-term disability paid to an Employee by the Company or Participating Subsidiary, prior to withholding and prior to employee elective contributions to a plan described in Sections 125 or 401(k) of the Code, during the applicable pay period). Compensation also includes any differential wage payments made by the Company or Participating Subsidiary to an Employee during active military duty in the uniformed services. Compensation does not include commissions, bonus, award, or incentive payments, including sales incentive compensation, or any other remuneration paid to the Employee, such as relocation expenses, tax gross ups, tuition reimbursement, the imputed value of life insurance, or any income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or Participating Subsidiary.

“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Employer, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to an Employer policy adopted from time to time, or (iv) transfers between locations of the Employer or between Employers.

“Designee” means one or more officers or employees of the Company, or a Participating Subsidiary, to whom the Committee has delegated authority to administer the Plan subject to the terms and limitations imposed by the Committee.

“Employee” means any person, including an officer, who is an employee of an Employer for tax purposes and who has been so employed for at least 30 days prior to the beginning of the Enrollment Period (or such shorter period as the Company, in its sole discretion, may determine).

“Employer” means the Company or Participating Subsidiary that employs an Employee.

“Enrollment Period” means the period in which an eligible Employee may, in accordance with procedures prescribed by the Committee, elect to participate in an Offering. The initial Enrollment Period shall begin on July 20, 2018 and end on August 10, 2018. Thereafter the Enrollment Period shall typically occur during the month of November (for each January 2 Grant Date) and the month of May (for each July 1 Grant Date).

86	CSX CORPORATION 2018 PROXY STATEMENT

CSX Corporation 2018 Employee Stock Purchase Plan

“Expiration Date” means the last day of an Offering. The initial Expiration Date is December 31, 2018 for the Offering Period with a Grant Date of September 1, 2018. Thereafter the Expiration Date shall be each June 30 (for each Offering Period with a Grant Date of January 2) and each December 31 (for each Offering Period with a Grant Date of July 1). If the Expiration Date falls on a day that is not a Business Day, then the Expiration Date shall be the next preceding day which is a Business Day. The Committee shall have the power to change the duration of an Offering (including the commencement dates thereof) with respect to future offerings if such change is announced at least five business days prior to the scheduled beginning of the first Offering to be affected thereafter.

“Fair Market Value” shall mean as of any date, the preceding day’s closing price of a share of Common Stock as reported by the principal exchange on which the Common Stock is traded, or, if no shares of Common Stock were traded on such exchange on such date, on the next preceding date on which the Common Stock was so traded.

“Grant Date” means the first day of an Offering. The initial Grant Date shall be September 1, 2018. Thereafter the Grant Date shall be each January 2 and each July 1. If the Grant Date falls on a day that is not a Business Day, then the Grant Date shall be the next following day which is a Business Day.

“Offering” means the grant of Purchase Rights under the Plan.

“Offering Period” means a period of six (6) months, or such other period (not to exceed twelve (12) months) as determined by the Committee or the Designee with respect to an Offering, during which funds may be accumulated in a participant’s account by means of payroll deductions for the purpose of exercising an option under the Offering.

“Participating Subsidiary” means a Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in one or more Offerings under the Plan; provided however that a Subsidiary may be designated as a Participating Subsidiary only if the grant of Purchase Rights to the Employees of such Subsidiary would not cause the Company to incur material adverse accounting charges.

“Plan” means the CSX Corporation 2018 Employee Stock Purchase Plan, as amended from time to time.

“Policy” means the CSX Insider Trading Policy.

“Purchase Rights” means rights to purchase shares of Common Stock under the Plan on the terms or conditions set forth herein and as determined by the Committee as provided hereunder.

“Subsidiary” means an entity, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company, either directly or indirectly, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary will be made in accordance with Section 424(f) of the Code.

3.

Administration of the Plan. The Committee shall administer the Plan. The Committee may delegate to one or more Designees authority to administer the Plan subject to any terms and limitations imposed by the Committee. The Committee, or the Designee, shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. Decisions of the Committee or the Designee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and its employees.

4.

Participation in the Plan. The individuals who shall be eligible to receive grants of Purchase Rights under an Offering shall be all Employees of the Company or of any Participating Subsidiary who are so employed by the Company or Participating Subsidiary during the applicable Enrollment Period and on the Grant Date of such Offering. The preceding sentence to the contrary notwithstanding, no individual shall be eligible to effect a purchase under an Offering if immediately thereafter and after giving effect thereto, the aggregate value or voting power of all shares of stock of the Company and any Subsidiary then owned by such individual, either directly or indirectly, within the meaning of the applicable sections of the Code and including all shares of stock with respect to which such individual holds options, would equal or exceed in the aggregate 5% of the total value or combined voting power of all classes of stock of the Company or any Subsidiary.

5.	Stock.
(a)

The stock subject to an Offering shall be authorized but unissued shares of Common Stock. Subject to adjustment in accordance with the provisions of Section 11(g) hereof, the total number of shares of Common Stock which may be the subject of Offerings under the Plan shall not exceed in the aggregate 4 million shares.

(b)	In the event that any shares of Common Stock, which are the subject of an Offering, are not purchased, such unpurchased shares of Common Stock shall again be available for subsequent Offerings.
6.	Number of Shares That an Employee May Purchase.
(a)

The number of shares of Common Stock that a participating Employee may purchase in an Offering shall be determined by dividing such Employee’s contributions credited to such Employee’s Plan account as of the applicable Expiration Date by the purchase price determined under Section 11(b); provided, however, that such purchase shall be subject to the limitations set forth in Sections 6(b) and 6(c).

(b)

The maximum number of shares of Common Stock that an eligible Employee may purchase in an Offering is that number of shares of Common Stock that has a Fair Market Value on the Grant Date of the Offering equal to $25,000.

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CSX Corporation 2018 Employee Stock Purchase Plan

(c)

Notwithstanding the foregoing provisions of the Plan, no eligible Employee may purchase under Offerings in any single calendar year a number of shares of Common Stock which, together with all other shares in the Company and Subsidiaries which the Employee may be entitled to purchase in such year pursuant to Offerings and under any other employee stock purchase plan, as defined in Section 423 of the Code, has an aggregate Fair Market Value (measured in each case as of the applicable Grant Date) in excess of $25,000. For the avoidance of doubt (i) if during the Offering that begins on January 2 an Employee purchases shares of Common Stock with a Fair Market Value (as of the January 2 Grant Date) that equals $25,000, then the Employee shall not be eligible to participate in the Offering that begins on the following July 1 and (ii) the number of shares of Common Stock an Employee may purchase in the Offering that begins on July 1 is equal to the number of shares of Common Stock with a Fair Market Value (as of the July 1 Grant Date) equal to $25,000 reduced by the Fair Market Value (as of the preceding January 2 Grant Date) of the shares of Common Stock purchased in the preceding Offering.

7.	Participation.
(a)

An eligible Employee may become a participant in the Plan for an Offering by completing an enrollment form or other required documents prescribed by the Committee or the Designee and submitting them in the form and manner designated by the Committee or the Designee on or before the last day of the applicable Enrollment Period and in accordance with the Policy.

(b)

Unless otherwise determined by the Company, payroll deductions in respect of an Offering shall commence with the first payroll check date coincident with or subsequent to the Grant Date of such Offering and shall end with the payroll check date that is coincident with or immediately preceding the Expiration Date, unless such deductions are sooner terminated, as provided in Section 10. An Employee’s payroll deductions shall be credited to a Plan account which shall be established for bookkeeping purposes only. Payroll deductions credited to an Employee’s Plan account shall be deposited or held with the general funds of the Company unless applicable law requires that such amounts be segregated from the Company’s general funds or held by an independent third party. Amounts credited to an Employee’s Plan account shall not be credited with interest or other notional earnings.

8.	Method of Payment of Contributions.
(a)

A participating Employee shall elect to have payroll deductions made on each payday during the Offering in whole percentages from one percent (1%) to, and not exceeding, ten percent (10%) of such participating Employee’s Compensation during the Offering. An Employee may reduce the rate of his or her payroll deductions one time during the Offering Period. The reduction in payroll deductions shall be effected in accordance with the procedures prescribed by the Committee or the Designee and in accordance with the Policy. Unless otherwise determined by the Committee or the Designee, the direction to reduce the rate of payroll deductions shall become effective after the direction is received by the Committee or the Designee, provided it is received no later than one month before the end of the Offering Period. All payroll deductions made by a participating Employee shall be credited to his or her account under the Plan. If the election is reduced to zero percent (0%), the participating Employee is considered withdrawn from the Plan and money will be refunded pursuant to Section 10(a), as long as reduction is made at least one month prior to the Expiration Date. A participating Employee may not make any additional payments into such account.

(b)	A participating Employee may discontinue his or her participation in the Plan as provided in Section 10.
(c)

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6 hereof, the Company may cause a participant’s payroll deductions to be decreased in respect of an Offering year to zero percent (0%).

9.

Exercise of Purchase Rights. Unless a participating Employee withdraws from an Offering or terminates his or her Continuous Status as an Employee as provided in Section 10 prior to the Expiration Date of an Offering, his or her right to purchase shares of Common Stock in the Offering will be exercised and shares will be deposited to participating Employees’ individual Plan designated brokerage accounts as soon as administratively practicable after each Offering Period’s Expiration Date. The number of shares of Common Stock purchased using each Expiration Date as the effective purchase date shall equal that number of shares that is the quotient of the amount credited to the Employee’s account under the Plan on the Expiration Date and the purchase price determined under Section 11(b). Whole and fractional shares shall be purchased, unless the Committee or the Designee determines that the purchase of fractional shares is administratively impracticable; any payroll deductions accumulated in a participant’s account and not applied to the purchase of shares shall be retained in the participant’s account and applied in the next Offering Period, subject to withdrawal by the participant pursuant to Section 10.

10.	Voluntary Withdrawals; Termination of Employment.
(a)

A participating Employee may withdraw all but not less than all of the contributions credited to his or her account under the Plan by delivering a notice of withdrawal in the form and manner prescribed by the Committee or the Designee and in accordance with the Policy, provided such notice is received no later than one month before the Expiration Date. All of the participating Employee’s contributions credited to his or her account will be paid to him or her not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then current Offering will be automatically terminated, and no further contributions by such Employee for the purchase of Common Stock will be permitted or made during such Offering.

88	CSX CORPORATION 2018 PROXY STATEMENT

CSX Corporation 2018 Employee Stock Purchase Plan

(b)

Upon termination of a participating Employee’s Continuous Status as an Employee prior to the Expiration Date of an Offering for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the Employee’s estate, not later than sixty (60) days after the termination of the Employee’s Continuous Status as an Employee, and his or her Purchase Right will be automatically terminated.

(c)

A participating Employee’s voluntary withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

(d)

If an Employee participated in an Offering but elects not to participate or is not eligible to participate in the next following Offering, then any contributions credited to his or her Plan account that were not used to purchase shares as of the preceding Offering Period’s Expiration Date will be returned to him or her not later than sixty (60) days after the Grant Date of such next following Offering.

11.	Terms and Conditions of Offerings.
(a)	General:

The Offerings shall be in such form as the Committee or the Designee shall from time to time approve, and shall contain such terms and conditions as the Committee or the Designee shall prescribe not inconsistent with the Plan.

(b)	Purchase Price:

The purchase price per share of shares covered by Purchase Rights will be 85% of the lower of (i) the Fair Market Value of a share of Common Stock on the Grant Date and (ii) the Fair Market Value of a share of Common Stock on the Expiration Date.

(c)	Term of Offerings:
Each Offering shall commence on the Grant Date and terminate, subject to earlier termination by the Committee or the Designee, on the Expiration Date.
(d)	Evergreen Elections:

A participant’s payroll deduction authorization shall remain in effect for successive Offering Periods unless the authorization is terminated as stated in Section 10, or the Participant submits a new payroll deduction authorization during a subsequent Enrollment Period or reduces the rate of payroll deductions to zero as stated in Section 8.

(e)	Employee’s Purchase Directions:

Each Offering shall provide that the participating Employee shall purchase shares of Common Stock as soon as administratively practicable after the Expiration Date of each Offering as provided in Section 9.

(f)	Change-in-Control:

Upon a Change-in-Control, the Committee or the Designee may direct that (a) an Expiration Date shall be deemed to have occurred immediately prior to such Change-in-Control and, unless an Employee shall have withdrawn from the Offering as provided in Section 10, all then outstanding Purchase Rights shall be deemed to have been exercised on such Expiration Date as provided in Section 9 or (b) the current Offering Period shall be terminated without the exercise of any Purchase Rights, in which event the amount credited to each Employee’s Plan accounts shall be returned to him or her not later than sixty (60) days after the Change-in-Control.

(g)	Adjustments:

In the event that the Committee or the Designee shall determine that any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affects the Common Stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee or the Designee shall, in its sole discretion, and in such manner as the Committee or the Designee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be made the subject of Offerings under the Plan, (2) the number and kind of shares subject to outstanding Offerings and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding Purchase Rights.

(h)	Assignability:
No rights hereunder shall be assignable or transferable.
(i)	Employee’s Agreement:

If, at the time of the purchase of shares of Common Stock covered by Purchase Rights under an Offering, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Employee purchasing such shares shall agree that such Employee will purchase such shares for investment and not with any present intention to resell the same, the Employee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for shares purchased pursuant to the Plan or otherwise evidenced on the records with respect to shares purchased pursuant to the Plan, including records relating to uncertificated shares.

WWW.CSX.COM	89

CSX Corporation 2018 Employee Stock Purchase Plan

(j)	Rights as a Shareholder; No Employment Rights:

An Employee who has been granted Purchase Rights hereunder shall have no rights as a shareholder of the Company with respect to shares of Common Stock covered by such Purchase Rights until the date of the issuance of the shares to the Employee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. For purposes of the Plan, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of shares of Common Stock, subject to the rules generally applicable to such system.

Neither the Plan nor an Employee’s participation in the Plan or an Offering shall confer upon the Employee any right to continued employment with any Employer. Neither the Plan nor an Employee’s participation in the Plan or an Offering shall limit the right of an Employer to terminate the employment of the Employee.

(k)	Interest:
No interest shall accrue on payroll deductions made under or pursuant to the Plan or any Offering hereunder.
12.	Term of Plan. The Plan will terminate automatically and no purchase rights may be granted under the Plan after June 30, 2028. The final Grant Date under the Plan will be on January 2, 2028.
13.	Amendments. The Plan is wholly discretionary in nature. As such, the Board may, in its sole discretion, from time to time alter, amend, suspend, or discontinue the Plan or alter or amend any and all Purchase Rights or terminate any Offering; provided, however, that no such action of the Board may, without the approval of the shareholders, make any amendment for which shareholder approval is necessary to comply with any tax or regulatory requirement with which the Board has determined it is necessary or advisable to have the Company comply. Subject to the limitations in this Section 13 relating to shareholder approval, the Committee or the Designee may, in its sole discretion, make such amendment or modification to the Plan or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of, the Plan under the laws, rules or regulations of the U.S. or any foreign jurisdiction, the laws of which may be applicable to the Plan or participants in the Plan.
14.	Application of Funds. The proceeds received by the Company from the sale of the Common Stock pursuant to an Offering will be used for general corporate purposes.
15.	Governing Law. The Plan and all Offerings shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia without regard to the choice of law rules thereunder.
16.	Additional Restrictions of Rule 16b-3. The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Securities Exchange Act of 1934 shall comply with the applicable provisions of Rule 16b-3 thereunder. The Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by such Rule 16b-3 to qualify for the maximum exemption from such Section 16 with respect to Plan transactions.

90	CSX CORPORATION 2018 PROXY STATEMENT

Learn more about corporate social responsibility at CSX. csx.com/responsibility

CSX CORPORATION
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717
SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/csx or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2018. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E38926-P05176	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CSX CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

1. Election of Directors

Nominees:		For	Against	Abstain

1a.	Donna M. Alvarado	☐	☐	☐

1b.	John B. Breaux	☐	☐	☐

1c.	Pamela L. Carter	☐	☐	☐

1d.	James M. Foote	☐	☐	☐

1e.	Steven T. Halverson	☐	☐	☐

1f.	Paul C. Hilal	☐	☐	☐

1g.	Edward J. Kelly, III	☐	☐	☐

1h.	John D. McPherson	☐	☐	☐

1i.	David M. Moffett	☐	☐	☐

1j.	Dennis H. Reilley	☐	☐	☐

1k.	Linda H. Riefler

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

			For	Against	Abstain

	1l.	J. Steven Whisler	☐	☐	☐

	1m.	John J. Zillmer	☐	☐	☐

2.	The ratification of the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2018;		☐	☐	☐

3.	Advisory (non-binding) resolution to approve compensation for the Company's named executive officers;		☐	☐	☐

4.	The approval of the 2018 CSX Employee Stock Purchase Plan.		☐	☐	☐

In appreciation for submitting your vote for the CSX Annual Meeting and to further our commitment to environmental stewardship, a tree will be planted on your behalf in a protected park or wildlife refuge.

Thank You!

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/csx.

E38927-P05176

CSX CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders
to be held on May 18, 2018

The undersigned hereby appoints NATHAN D. GOLDMAN and MARK D. AUSTIN, and each of them, as proxies, each with full power of substitution, to act and vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 18, 2018, at 10:00 a.m. (EDT), at the Prime F. Osborn III Convention Center, 1000 Water Street, Jacksonville, FL 32204, and at all adjournments or postponements thereof, and authorizes them to represent and to vote all stock of the undersigned on the proposals listed on the reverse side of this card as directed and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement.

The proxy will be voted as directed. If no direction is made, the proxy will be voted: "FOR" Proposals 1, 2, 3 and 4. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy via the Internet or by telephone, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 P.M. Eastern Time on Thursday, May 17, 2018.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side